                            SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement  [ ] Confidential, for Use of the Commission
                                     Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                              MKS INSTRUMENTS, INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         [ ] No fee required.
         [X] Fee computed on table below per Exchange Act Rules 14a-6(i) and
0-11.
         1)     Title of each class of securities to which transaction applies:
                     Common Stock
--------------------------------------------------------------------------------
         2)     Aggregate number of securities to which transaction applies:
                     12,000,000
--------------------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                     $23.41
--------------------------------------------------------------------------------
         4)     Proposed maximum aggregate value of transaction:
                     $280,920,000
--------------------------------------------------------------------------------
         5)     Total fee paid:
                     $56,184
--------------------------------------------------------------------------------
         [ ]     Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
         [ ]     Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1)     Amount Previously Paid:
--------------------------------------------------------------------------------
         2)     Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
         3)     Filing Party:
--------------------------------------------------------------------------------
         4)     Date Filed:
--------------------------------------------------------------------------------

                                                               December __, 2001

Dear Stockholders of MKS Instruments, Inc.:

     I am writing to you today about MKS Instruments, Inc.'s proposed acquisition of the ENI business of Emerson Electric Co.

     In connection with the acquisition, MKS will issue to Emerson an aggregate of 12,000,000 shares of MKS common stock. Upon completion of the acquisition, we expect that Emerson and its subsidiaries will own approximately 24% of the outstanding common stock of MKS. Additionally, Emerson will enter into a shareholder agreement which regulates its purchase and sale of MKS common stock and provides for the appointment of James G. Berges, President of Emerson, to the MKS Board of Directors. MKS common stock is traded on the Nasdaq National
Market under the trading symbol "MKSI" and closed at a price of $     per share
on December   , 2001.

     We cannot complete the acquisition unless the stockholders of MKS approve the issuance of MKS common stock to Emerson in connection with the acquisition. THE BOARD OF DIRECTORS OF MKS HAS UNANIMOUSLY APPROVED THE ACQUISITION AND RECOMMENDS THAT YOU APPROVE THE ISSUANCE OF MKS COMMON STOCK IN CONNECTION WITH THE ACQUISITION. Please refer to the opinion of MKS' financial advisor Merrill Lynch, which is attached as Annex B hereto.

     The accompanying proxy statement provides detailed information about MKS, Emerson, the ENI business and the acquisition. Please give all of this information your careful attention.

     Your vote is very important regardless of the number of shares you own. To vote your shares, you may use the enclosed proxy card or attend the special meeting. To approve the proposal submitted to you, you must vote "FOR" the proposal by following the instructions stated on the enclosed proxy card.

                                          Sincerely,

                                          JOHN R. BERTUCCI
                                          Chairman and Chief Executive Officer

                             MKS INSTRUMENTS, INC.
                               SIX SHATTUCK ROAD
                          ANDOVER, MASSACHUSETTS 01810
                                 (978) 975-2350

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON [MONDAY, JANUARY 7, 2002]

     We will hold a special meeting of the stockholders of MKS at 10:00 a.m., local time, on [Monday, January 7, 2002,] at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109.

     At the meeting, you will consider and vote on a proposal to approve the issuance of MKS common stock to Emerson Electric Co. or its subsidiaries in connection with the acquisition of the ENI business of Emerson. Under the terms of the agreement and plan of merger between MKS and Emerson dated October 30, 2001, which we also refer to as the acquisition agreement, MKS will, subject to MKS stockholder approval, issue an aggregate of 12,000,000 shares of MKS common stock.

     We will transact no other business at the special meeting, except business which may be properly brought before the special meeting or any adjournment or postponement of the special meeting.

     Only the holders of record of shares of MKS common stock at the close of business on Wednesday, November 14, 2001, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting.

     The enclosed proxy statement describes the agreement and plan of merger and the actions to be taken in connection with the acquisition. The holders of a majority of the outstanding shares of MKS common stock entitled to vote must be present or represented by proxy at the special meeting in order to constitute a quorum for the transaction of business. It is important that your shares are represented at the special meeting regardless of the number of shares you hold. Whether or not you are able to attend the special meeting in person, please sign and return promptly the enclosed proxy card in the enclosed, postage-prepaid envelope. You may vote in person at the special meeting, even if you have returned a proxy card. You may revoke your proxy in the manner described in the enclosed proxy statement at any time before it is voted at the special meeting.

                                          By Order of the Board of Directors

                                          RICHARD S. CHUTE,
                                          Clerk

Andover, Massachusetts
December __, 2001

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ACQUISITION.................     3
SUMMARY.....................................................     5
     The Companies..........................................     5
     The Acquisition........................................     5
     Stockholder Approval Required by MKS...................     5
     MKS Board Recommendation to Stockholders...............     6
     Conditions to the Acquisition..........................     6
     No Solicitation by MKS.................................     6
     Termination of the Acquisition Agreement...............     7
     Termination Fees and Expenses..........................     7
     Accounting Treatment...................................     7
     Opinion of MKS' Financial Advisor......................     8
     Material United States Federal Income Tax
      Considerations........................................     8
     MKS Price Information..................................     8
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  STATEMENTS................................................     9
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF MKS......    10
SELECTED HISTORICAL COMBINED FINANCIAL DATA OF THE ENI
  BUSINESS..................................................    12
SELECTED UNAUDITED PRO FORMA CONSOLIDATED
  COMBINED FINANCIAL INFORMATION............................    13
UNAUDITED COMPARATIVE PER SHARE DATA........................    14
MARKET PRICE INFORMATION....................................    15
     MKS Market Price Information...........................    15
     Dividends..............................................    15
THE MKS SPECIAL MEETING.....................................    16
     Date, Time and Place of Meeting........................    16
     What Will Be Voted Upon................................    16
     Record Date and Outstanding Shares.....................    16
     Vote Required to Approve the Issuance..................    16
     Quorum; Abstentions and Broker Non-Votes...............    16
     Voting and Revocation of Proxies.......................    17
     Solicitation of Proxies and Expenses...................    17
     Board Recommendation...................................    17
MKS' PRINCIPAL SHAREHOLDERS.................................    18
THE ACQUISITION.............................................    19
     MKS' Reasons for the Acquisition.......................    19
     Recommendations of MKS' Board of Directors.............    20
     Opinion of MKS' Financial Advisor......................    20
     Interests of Executive Officers and Directors of MKS in
      the Acquisition.......................................    28
     Accounting Treatment of the Acquisition................    28
     Regulatory Approvals...................................    29
     Material United States Federal Income Tax
      Considerations........................................    29
THE ACQUISITION AGREEMENT...................................    30
     General................................................    30
     Consideration..........................................    30

     Representations and Warranties........................................................................         31
     Covenants.............................................................................................         32
     Conditions to Obligations to Effect the Acquisition...................................................         35
     Post-Closing Covenants................................................................................         37
     Indemnification.......................................................................................         38
     Tax Indemnification...................................................................................         39
     Termination; Breakup Fees.............................................................................         40
     Amendment and Waiver..................................................................................         41
RELATED AGREEMENTS.........................................................................................         41
     Voting Agreement......................................................................................         41
     Shareholder Agreement.................................................................................         41
     Employment Agreements.................................................................................         43
     Services Agreements...................................................................................         43
THE ENI BUSINESS...........................................................................................         44
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE ENI
  BUSINESS.................................................................................................         45
     Comparison of Nine Months Ended June 2001 and June 2000...............................................         45
     Comparison of Fiscal Year Ended September 2000 and September 1999.....................................         46
     Comparison of Fiscal Year Ended September 1999 and September 1998.....................................         48
UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS.............................................         49
WHERE YOU CAN FIND MORE INFORMATION........................................................................         55
INDEX TO COMBINED FINANCIAL STATEMENTS OF ENI..............................................................        F-1
ANNEXES
     Annex A: Agreement and Plan of Merger.................................................................        A-1
          Exhibit A: Shareholder Agreement.................................................................       A-58
     Annex B: Fairness Opinion of Merrill Lynch, Pierce, Fenner & Smith....................................        B-1

                  QUESTIONS AND ANSWERS ABOUT THE ACQUISITION

Q:  WHAT WILL EMERSON RECEIVE IN THE ACQUISITION?

A: If the acquisition is completed, Emerson and its subsidiaries will receive an aggregate of 12,000,000 shares of MKS common stock.

Q:  WHEN DO YOU EXPECT TO COMPLETE THE ACQUISITION OF THE ENI BUSINESS?

A: We expect to complete the acquisition by the end of January, 2002, but neither MKS nor Emerson can predict the exact timing of the closing.

Q:  WHO MUST APPROVE THE ACQUISITION?

A: In addition to the approvals of the board of directors of MKS and Emerson, which have already been obtained, MKS stockholders must approve the issuance of MKS common stock in connection with the acquisition.

Q: WHAT VOTE OF MKS STOCKHOLDERS IS REQUIRED TO APPROVE THE ISSUANCE OF MKS COMMON STOCK IN THE ACQUISITION?

A: The affirmative vote of the holders of at least a majority of the shares of MKS common stock present or represented by proxy at the MKS special meeting is required to approve the issuance of MKS common stock in connection with the acquisition. John R. Bertucci, MKS' chairman and chief executive officer, together with members of Mr. Bertucci's family and trusts for the benefit of Mr. and Mrs. Bertucci and their immediate family, who beneficially own 39.54% of all outstanding shares of MKS common stock as of November 14, 2001, the record date of the special meeting, have agreed to vote in favor of the issuance of the MKS common stock in connection with the acquisition.

Q:  DOES THE BOARD OF DIRECTORS OF MKS RECOMMEND APPROVAL OF THE PROPOSAL?

A: Yes. For a more complete description of the recommendation of the MKS board of directors, see the section entitled "The Acquisition -- MKS' Reasons for the Acquisition; Recommendations of MKS' Board of Directors" beginning on page 19.

Q:  WHAT DO I NEED TO DO NOW?

A: MKS urges you to carefully read this proxy statement, including its annexes; and to consider how the acquisition will affect you as a stockholder. You also may want to review the documents referenced under "Where You Can Find More Information" on page 55.

Q:  HOW DO I VOTE?

A: You may indicate how you want to vote on your proxy card. You may also attend the MKS stockholder meeting and vote in person instead of submitting a proxy card, even if you have previously submitted a proxy card. If you fail to indicate your vote on your proxy, your proxy will be counted as a vote in favor of the issuance of MKS common stock in connection with the acquisition, unless your shares are held in a brokerage account.

Q: IF MY SHARES ARE HELD IN A BROKERAGE ACCOUNT, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker cannot vote your shares on the proposal relating to the issuance of MKS shares in connection with the acquisition without instructions from you on how to vote. Therefore, it is important that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q:  MAY I CHANGE MY VOTE AFTER I HAVE MAILED IN MY SIGNED PROXY CARD?

A: Yes. You may change your vote at any time before the vote takes place at the stockholder meeting. To change your vote, you may either submit a later dated proxy card or send a written notice stating that you would like to revoke your proxy to MKS Instruments, Inc., at Six Shattuck Road, Andover, MA 01810, Attention: Ronald C. Weigner, Vice President and Chief Financial Officer of MKS. In addition, you may attend the MKS stockholder meeting and vote in person. However, if you elect to vote in person at the stockholder meeting and your shares are held by a broker, bank or other nominee, you must bring to the stockholder meeting a legal proxy from the broker, bank or other nominee authorizing you to vote your shares.

Q:  WHERE AND WHEN IS THE MKS STOCKHOLDER MEETING?

A: The special meeting of MKS stockholders will be held at 10:00 a.m., local time, on [Monday, January 7, 2002,] at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109.

Q:  WHOM MAY I CONTACT WITH ANY ADDITIONAL QUESTIONS?

A: You may call Ronald C. Weigner, Vice President and Chief Financial Officer of MKS, at (978) 975-2350.

                                    SUMMARY

     This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the acquisition fully and for a more complete description of the legal terms of the acquisition, you should read carefully this entire document, including all annexes, and the documents to which we have referred you. See "Where You Can Find More Information" on page 55. We have included page references parenthetically to direct you to a more complete description of the topics in this summary.

                                 THE COMPANIES

MKS INSTRUMENTS, INC.

     MKS Instruments, Inc., commonly known as MKS, is a leading worldwide developer, manufacturer and supplier of instruments, components and subsystems used to measure, control, and analyze gases in semiconductor manufacturing and similar industrial manufacturing processes and a leading developer, manufacturer and supplier of reactive gas generation and power delivery products. MKS sold products to more than 4,000 customers in 2000. In addition to semiconductors, MKS' products are used in processes to manufacture a diverse range of products, such as optical filters, fiber optic cables, flat panel displays, otherwise known as FPDs, magnetic and optical storage media, medical equipment, architectural glass, solar panels and gas lasers.

ENI BUSINESS

     The ENI business designs, manufactures, sells and supports high precision, high power electrical conversion and control systems in the United States, Europe and Asia. These systems are primarily used in thin film processing equipment in the global semiconductor, data storage, FPD, and industrial coatings markets. These products are integrated into the manufacturing tools of these industries to produce finished goods which include semiconductor integrated circuits, computer hard disks, FPDs, compact discs and digital video discs. The ENI business' products and systems refine, modify and control the raw electrical power generated by a utility and convert it into reliable solid state power that can be readily used by production tools for advanced thin film processing applications. See "The ENI Business" on page 44.

                                THE ACQUISITION
                                   (PAGE 19)

     In this transaction, MKS will acquire (through the acquisition of capital stock and certain assets) the assets, properties and business of the ENI business. The acquisition will have three components which will all occur simultaneously. First, a subsidiary of MKS, Navigator Acquisition Corp., will be merged with and into ENI Technology, Inc. ENI Technology, Inc. will survive the merger as a wholly-owned subsidiary of MKS. Second, subsidiaries of MKS will acquire certain of the assets and assume certain of the liabilities of ENI Japan Ltd. and Astec Germany GmbH. Third, a subsidiary of MKS will purchase all of the outstanding capital stock of ENI Hong Kong which, prior to the closing of the acquisition, will be the parent of ENI Taiwan and ENI China. As a result of these transactions, Emerson, or its subsidiaries, shall receive 12,000,000 shares of MKS common stock, which we collectively refer to herein as the "acquisition consideration." The agreement and plan of merger governing the acquisition is attached to this proxy statement as Annex A. We encourage you to read the acquisition agreement.

                      STOCKHOLDER APPROVAL REQUIRED BY MKS
                                   (PAGE 16)

     The affirmative vote of the holders of at least a majority of the shares of MKS common stock present or represented by proxy at the MKS special meeting of stockholders is required to approve the issuance of MKS common stock in connection with the acquisition. John R. Bertucci, MKS' chairman and chief executive officer, together with members of Mr. Bertucci's family and trusts for the benefit of Mr. and Mrs. Bertucci and their immediate family, who beneficially own 39.54% of all outstanding shares of MKS common stock as of the record date, have agreed to vote in favor of the issuance of the MKS common stock in connection with the acquisition.

                   MKS BOARD RECOMMENDATIONS TO STOCKHOLDERS
                                   (PAGE 17)

     The MKS board of directors has voted unanimously to approve the acquisition and issuance of MKS common stock in connection with the acquisition. THE MKS BOARD OF DIRECTORS BELIEVES THE ISSUANCE OF MKS COMMON STOCK IN CONNECTION WITH THE ACQUISITION IS ADVISABLE AND IN THE MKS STOCKHOLDERS' BEST INTERESTS AND RECOMMENDS THAT MKS STOCKHOLDERS VOTE FOR THIS PROPOSAL.

                         CONDITIONS TO THE ACQUISITION
                                   (PAGE 35)

     The completion of the acquisition depends on the satisfaction of a number of conditions, including:

     - MKS stockholders approving the issuance of the shares of MKS common stock in connection with the acquisition;

     - the MKS and Emerson representations and warranties set forth in the acquisition agreement must be true and correct as of the date of the acquisition agreement and closing, or other date where applicable, other than such failures to be true and correct that could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the MKS or the ENI business, which ever is applicable;

     - the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Act and applicable foreign anti-trust laws;

     - the absence of any applicable law or regulation, and any judgment, injunction, order or decree prohibiting the consummation of the acquisition;

     - no material adverse effect on the business, financial condition or results of operation of either the ENI business or MKS shall have occurred since October 1, 2001;

     - the receipt by MKS of all consents and the completion of all transfers of intellectual property rights specifically referred to in the acquisition agreement;

     - Emerson shall have completed the reorganization of the ENI business; and

     - the satisfaction of other customary conditions specified in the acquisition agreement.

     The party entitled to assert any condition to the completion of the acquisition may waive that condition.

                             NO SOLICITATION BY MKS
                                   (PAGE 34)

     MKS has agreed that neither it nor any of its subsidiaries will solicit, initiate, encourage or take any other action to facilitate the making of any acquisition proposal, enter into, continue or otherwise participate in any discussions or negotiations regarding an acquisition proposal, or furnish information or cooperate with any person with respect to an acquisition proposal.

                    TERMINATION OF THE ACQUISITION AGREEMENT
                                   (PAGE 40)

     MKS and Emerson can mutually agree to terminate the acquisition agreement without completing the acquisition, and either MKS or Emerson can terminate the acquisition agreement if any of the following occur:

     - Both MKS and Emerson may terminate the acquisition agreement:

       - by mutual written consent;

       - by giving written notice to the other party if the closing has not occurred on or before June 30, 2002 by reason of the failure of any condition precedent to the terminating party's closing of the acquisition, unless the failure results primarily from a breach by the terminating party of any representation, warranty or covenant contained in the acquisition agreement; or

       - by giving written notice to the other party at any time after MKS' stockholders have voted on, and failed to approve, the issuance of the MKS common stock in connection with the acquisition.

     - MKS may terminate the acquisition agreement if:

       - Emerson is in breach of any representation, warranty or covenant contained in the acquisition agreement, which breach causes Emerson to be unable to "bring down" the representations, warranties and covenants at closing, and such breach is not remedied within 20 days of delivery of written notice of the breach; or

       - prior to the stockholder vote to approve issuance of MKS common stock in connection with the acquisition, the MKS board of directors withdraws its recommendation to approve issuance of MKS common stock, as permitted by the acquisition agreement.

     - Emerson may terminate the acquisition agreement if:

       - MKS is in breach of any representation, warranty or covenant contained in the acquisition agreement, which breach causes MKS to be unable to "bring down" the representations, warranties and covenants at closing, and such breach is not remedied within 20 days of delivery of written notice of the breach;

       - MKS' board of directors withdraws or modifies, or proposes to withdraw or modify in a manner adverse to Emerson, its recommendation to approve the issuance of the MKS common stock in connection with the acquisition; or

       - MKS breaches the "non-solicit" covenant in the acquisition agreement and an acquisition proposal is announced by a party other than Emerson, or any of its affiliates or representatives.

                         TERMINATION FEES AND EXPENSES
                                   (PAGE 40)

     MKS and Emerson, generally, will bear their own expenses related to the acquisition. However, under some circumstances set forth in the acquisition agreement, MKS may be required to pay Emerson a termination fee of $7,000,000 and reimburse Emerson up to a maximum of $500,000 for out of pocket expenses related to the acquisition.

                              ACCOUNTING TREATMENT
                                   (PAGE 28)

     In accordance with recently issued Statement of Financial Accounting Standards No. 141, "Business Combinations," and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," MKS will use the purchase method of accounting for a business combination to account for the acquisition, as well as the new accounting and reporting regulations for goodwill and other intangibles. Under these methods of accounting, the assets and liabilities of the ENI business, including all intangible assets, will be recorded at their respective fair values. All intangible assets will be amortized over their estimated useful lives with the exception of goodwill and any other intangibles with indefinite lives. The financial position, results of operations and cash flows of the ENI business will be included in MKS' financial statements prospectively as of the completion of the acquisition.

                       OPINION OF MKS' FINANCIAL ADVISOR
                                   (PAGE 20)

     Merrill Lynch, Pierce, Fenner & Smith Incorporated provided a fairness opinion to the board of directors of MKS on October 30, 2001 that, as of the date of such opinion, the aggregate consideration payable under the acquisition agreement was fair, from a financial point of view, to the holders of shares of MKS' common stock. The full text of the opinion, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Annex B and is incorporated in this proxy statement by reference. The opinion of Merrill Lynch does not constitute a recommendation as to how any stockholder should vote with respect to the issuance of MKS common stock in connection with the acquisition. Holders of shares of MKS common stock are urged to, and should, read the opinion carefully and in its entirety.

     The board of directors of MKS retained Merrill Lynch to assist it in its evaluation of the proposed acquisition. MKS has agreed to reimburse Merrill Lynch for all reasonable fees and disbursements of its counsel and all of its reasonable travel and other out-of-pocket expenses arising in connection with its engagement, and to indemnify Merrill Lynch and its affiliates to the full extent permitted by law against liabilities relating to or arising out of its engagement, except for liabilities found to have resulted from the bad faith, willful misconduct or gross negligence of Merrill Lynch.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
                                   (PAGE 29)

     There will be no United States federal income tax consequences to the holders of MKS common stock as a result of the completion of the acquisition.

                             MKS PRICE INFORMATION
                                   (PAGE 15)

     Shares of MKS common stock are quoted on the Nasdaq National Market under
the symbol "MKSI." On December   , 2001, the most recent practicable date prior
to the printing of this proxy statement, MKS common stock closed at $     per
share.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     MKS believes this proxy statement and the documents that it incorporates by reference herein contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management of MKS, based on information currently available to MKS' management. When we use words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should," "likely" or similar expressions, we are making forward-looking statements. Forward-looking statements include the information concerning possible or assumed future results of operations of MKS and benefits of the acquisition of the ENI business set forth under:

     - "Summary,"

     - "Selected Unaudited Pro Forma Combined Consolidated Financial
       Information,"

     - "The Acquisition -- MKS' Reasons for the Acquisition,"

     - "The Acquisition -- Recommendations of MKS' Board of Directors," and

     - "Management's Discussion and Analysis of Financial Condition and Results of Operations of the ENI Business."

     Forward-looking statements also include the information concerning possible or assumed future results of operations of MKS under "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in MKS' Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, that we incorporate by reference into this proxy statement.

     Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and stockholder values of MKS may differ materially from those expressed in the forward-looking statements. Many of the important factors that will determine these results and values are beyond our ability to control or predict. These factors include the following:

     - the risk that if the acquisition's anticipated benefits do not meet the expectations of financial or industry analysts, the market price of MKS common stock may decline;

     - the risk that the failure to complete the acquisition may result in MKS paying termination fees to Emerson and cause MKS to nevertheless incur legal, financial advisory and accounting fees, all of which may dilute the value of MKS' stock and decrease its market price;

     - the risk that the acquisition may cause the ENI business to lose key personnel which could materially affect its business and require the ENI business to incur substantial costs to recruit replacements for lost personnel; and

     - the risk that customers of MKS and the ENI business may terminate their relationship with MKS or the ENI business as a result of concerns over products and services to be provided following the acquisition.

     You are cautioned not to put undue reliance on any forward-looking statements. For those statements, MKS claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Except as otherwise required by law, MKS is under no duty to update any of these forward-looking statements after the date of this proxy statement.

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF MKS

     The following table presents selected historical consolidated financial data of MKS. On January 26, 2001, MKS merged with Applied Science and Technology, Inc., referred to in this proxy statement as ASTeX, in a transaction accounted for as a pooling-of-interests. Since the fiscal years of MKS and ASTeX differed, the periods combined for purposes of the following selected historical financial data are as follows, giving effect to the merger as if it had occurred at the beginning of each period presented:

                MKS                                               ASTEX
                ---                                               -----
Fiscal year ended December 31, 1996                  Fiscal year ended June 29, 1996
Fiscal year ended December 31, 1997                  Fiscal year ended June 28, 1997
Fiscal year ended December 31, 1998                  Fiscal year ended June 27, 1998
Fiscal year ended December 31, 1999                  Fiscal year ended June 26, 1999
Fiscal year ended December 31, 2000                  Fiscal year ended July 1, 2000
Nine months ended September 30, 2000                 Nine months ended March 25, 2000

     The selected balance sheet data as of December 31, 1999 and 2000 and the selected statement of income data for the fiscal years ended December 31, 1998, 1999 and 2000 have been derived from MKS financial statements incorporated by reference into this proxy statement and which have been audited by PricewaterhouseCoopers LLP, independent accountants. The PricewaterhouseCoopers LLP report is based in part on the report of other independent accountants. The selected balance sheet data as of December 31, 1998 and the selected statement of income data for the fiscal year ended December 31, 1997 have been derived from MKS financial statements, which are not included in or incorporated by reference into this proxy statement, and have been audited by PricewaterhouseCoopers LLP, independent accountants. The PricewaterhouseCoopers LLP report is based in part on the report of other independent accountants. The selected balance sheet data as of December 31, 1996 and 1997 and the selected statement of income data for the fiscal year ended December 31, 1996 have been derived from unaudited financial statements which are not included in or incorporated by reference into this proxy statement. The selected statement of income data for the nine-month periods ended September 30, 2000 and 2001 and the selected balance sheet data as of September 30, 2001 are unaudited. In the opinion of MKS' management, all necessary adjustments for a fair statement (consisting of only normal recurring adjustments) have been included in the unaudited interim results when read in conjunction with the audited financial statements and the notes thereto incorporated by reference into this proxy statement.

     When you read this selected historical consolidated financial data, it is important that you read the historical consolidated financial statements and related notes in our annual, quarterly and current reports filed with the Securities and Exchange Commission, as well as the section of our annual, quarterly and current reports titled "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                                               NINE MONTHS ENDED
                                                                     YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                                                       ----------------------------------------------------   -------------------
                                                         1996       1997       1998       1999       2000       2000       2001
                                                       --------   --------   --------   --------   --------   --------   --------
                                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:
Net Sales............................................  $209,997   $236,047   $223,199   $265,292   $466,852   $326,694   $236,745
Gross profit.........................................  $ 84,625   $ 97,884   $ 84,428   $102,509   $205,396   $144,625   $ 85,109
Income (loss) from operations........................  $  9,989   $ 25,622   $ 15,044   $ 25,037   $ 91,535   $ 65,198   $(20,678)
Net income (loss)....................................  $  5,205   $ 21,228   $ 11,207   $ 22,786   $ 60,260   $ 42,363   $(15,358)
HISTORICAL NET INCOME (LOSS) PER SHARE
  Basic..............................................  $   0.23   $   0.92   $   0.46   $   0.76   $   1.74   $   1.25   $  (0.41)
                                                       ========   ========   ========   ========   ========   ========   ========
  Diluted............................................  $   0.23   $   0.90   $   0.44   $   0.72   $   1.67   $   1.19   $  (0.41)
                                                       ========   ========   ========   ========   ========   ========   ========
PRO FORMA STATEMENT OF INCOME DATA (UNAUDITED)(1):
Pro forma net income.................................  $    950   $ 14,744   $  9,065   $ 17,161
Pro forma net income per share:
  Basic..............................................  $   0.04   $   0.64   $   0.37   $   0.57
                                                       ========   ========   ========   ========
  Diluted............................................  $   0.04   $   0.63   $   0.36   $   0.55
                                                       ========   ========   ========   ========

                                                                              AS OF DECEMBER 31,                        AS OF
                                                             ----------------------------------------------------   SEPTEMBER 30,
                                                               1996       1997       1998       1999       2000         2001
                                                             --------   --------   --------   --------   --------   -------------
                                                                                        (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents..................................  $  8,997   $  5,757   $ 18,875   $ 67,489   $123,082     $118,434
Working capital............................................    41,264     46,674     59,511    137,999    237,321      215,417
Total assets...............................................   129,004    145,260    146,972    253,772    454,403      431,588
Short-term obligations.....................................    17,749     15,676     12,819     20,828     19,134       16,665
Long-term obligations, less current portion................    25,069     21,993     13,786      5,662     12,386       12,175
Stockholders' equity.......................................  $ 66,437   $ 75,734   $ 98,074   $185,685   $357,522     $364,044

---------------

(1) Data is computed on the same basis as Note 2 of Notes to MKS' consolidated financial statements for the year ended December 31, 2000 on MKS' Current
    Report on Form 8-K filed November   , 2001, which are incorporated by
    reference in this proxy statement. The historical net income per share data of MKS does not include provisions for federal income taxes prior to April 4, 1999 because MKS was treated as an S corporation for federal and certain state income tax purposes. The pro forma statement of income data presents net income and net income per share data as if MKS had been subject to income taxes as a C corporation during the periods presented. No pro forma presentation is necessary for the fiscal year ended December 31, 2000 and the nine months ended September 30, 2000 and 2001 because MKS was subject to income taxes as a C corporation for these periods.

                          SELECTED HISTORICAL COMBINED
                       FINANCIAL DATA OF THE ENI BUSINESS

     The following table presents selected historical combined financial data of the ENI business. The statement of income data for the years ended September 30, 1998, 1999 and 2000, and the balance sheet data as of September 30, 1999 and 2000 are derived from the ENI business' audited combined financial statements included in this proxy statement. The statement of income data for the years ended September 30, 1996 and 1997, and the balance sheet data as of September 30, 1996, 1997 and 1998 are unaudited and are not included in or incorporated by reference into this proxy statement. In the opinion of the ENI business' management, all necessary adjustments (consisting only of normal recurring adjustments) for a fair statement of the financial position as of September 1996, 1997 and 1998 and the results of operations for the years ended September 30, 1996 and 1997 have been included for the periods presented. The combined statement of income data for the nine-month periods ended June 30, 2000 and June 30, 2001, and the combined balance sheet data at June 30, 2001 are unaudited. In the opinion of the ENI business' management, the interim data includes all necessary adjustments (consisting only of normal recurring adjustments) for a fair statement of the results for the interim periods. Results for the nine months ended June 30, 2001 are not necessarily indicative of the results to be expected for the full year. The data should be read in conjunction with the combined financial statements, which are included in this proxy statement, and the section of the proxy statement entitled "Management's Discussion and Analysis of Financial Condition and Results of Operation of the ENI Business."

                                                                             NINE MONTHS ENDED
                                      YEAR ENDED SEPTEMBER 30,                    JUNE 30,
                          ------------------------------------------------   ------------------
                           1996      1997      1998      1999       2000      2000       2001
                          -------   -------   -------   -------   --------   -------   --------
                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME
  DATA:
Net Sales...............  $79,583   $67,551   $60,032   $57,898   $109,505   $76,603   $ 96,452
Gross profit............   39,144    32,064    25,859    25,435     52,857    37,987     39,495
Income from
  operations............   20,646    15,221     7,848     6,864     22,121    17,146     15,790
Net income..............  $11,960   $ 9,274   $ 4,838   $ 3,949   $ 13,154   $10,173   $  9,249
HISTORICAL NET INCOME
  PER SHARE(1):
Basic...................
Dilutive................

                                             AS OF SEPTEMBER 30,                        AS OF
                             ----------------------------------------------------     JUNE 30,
                               1996       1997       1998       1999       2000         2001
                             --------   --------   --------   --------   --------   -------------
                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
Cash and cash
  equivalents..............  $  3,156   $  3,412   $  3,432   $    901   $  2,702     $  2,408
Working capital............     7,424     12,869     13,605     12,922      9,897       22,945
Total assets...............    54,419     60,412     55,269     88,203    118,086      115,007
Long-term obligations......     5,000      5,000      5,000      5,000      5,000        5,000
Divisional Control.........  $ 31,551   $ 38,024   $ 38,758   $ 67,799   $ 69,234     $ 84,729

---------------
(1) Historical net income per share is not applicable to the ENI business as there were no shares outstanding. The ENI business is comprised of certain worldwide businesses of Emerson which are either divisions of U.S. corporations or foreign corporations, all of which are wholly-owned by Emerson.

                     SELECTED UNAUDITED PRO FORMA COMBINED
                       CONSOLIDATED FINANCIAL INFORMATION

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     On October 30, 2001, MKS agreed to acquire the ENI business. In the acquisition, MKS will issue 12,000,000 shares of MKS common stock to Emerson or its subsidiaries. Upon completion of the acquisition, it is expected that Emerson and its subsidiaries will own approximately 24% of the outstanding common stock of MKS.

     The following table presents selected unaudited pro forma combined consolidated financial data of MKS and the ENI business. The data has been prepared giving effect to the acquisition under the purchase method of accounting. This information should be read in conjunction with the unaudited pro forma combined consolidated financial statements and related notes included elsewhere in this proxy statement. The selected unaudited pro forma combined financial data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the acquisition been consummated as of dates indicated or that may be achieved in the future.

                                                                YEAR ENDED       NINE MONTHS ENDED
                                                               DECEMBER 31,        SEPTEMBER 30,
                                                                   2000                 2001
                                                              ---------------   --------------------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
PRO FORMA STATEMENT OF INCOME DATA:
Net sales...................................................     $576,357             $333,197
Gross profit................................................      258,194              124,560
Income (loss) from operations...............................      108,349               (8,775)
Net income (loss)...........................................       70,323               (6,016)
PRO FORMA NET INCOME (LOSS) PER SHARE:
  Basic.....................................................     $   1.51             $  (0.12)
                                                                 ========             ========
  Diluted...................................................     $   1.46             $  (0.12)
                                                                 ========             ========

                                                                  AS OF
                                                              SEPTEMBER 30,
                                                                   2001
                                                              --------------
                                                              (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................     $119,934
Working capital.............................................      228,607
Total assets................................................      732,044
Short-term obligations......................................       16,665
Long-term obligations, less current portion.................       17,175
Stockholders' equity........................................      618,008

                      UNAUDITED COMPARATIVE PER SHARE DATA

     The following table reflects the historical net income and book value per share of MKS common stock in comparison with unaudited pro forma net income
(loss) and book value per share after giving effect to MKS' pending acquisition of the ENI business. Historical net income and book value per share are not applicable to the ENI business as there were no shares outstanding. On January 26, 2001, MKS completed its acquisition of ASTeX in a transaction accounted for under the pooling-of-interests method of accounting. Since the fiscal years of MKS and ASTeX differed, the MKS historical comparative per share data presented below for the year ended December 31, 2000 reflects the combination of the historical financial statements of MKS for the fiscal year ended December 31, 2000 with the historical financial statements of ASTeX for the fiscal year ended July 1, 2000. The unaudited pro forma combined financial data are not necessarily indicative of the operating results that would have been achieved had the acquisition been consummated as of the beginning of the periods presented and should not be construed as representative of future operations. The information in the following table should be read in conjunction with the unaudited pro forma combined consolidated financial statements and notes thereto and MKS' and the ENI business' historical financial statements and notes incorporated by reference and included elsewhere in this proxy statement.

                                                               YEAR ENDED    NINE MONTHS ENDED
                                                              DECEMBER 31,     SEPTEMBER 30,
                                                                  2000             2001
                                                              ------------   -----------------
MKS -- HISTORICAL:
Basic net income (loss) per share...........................     $ 1.74           $(0.41)
Diluted net income (loss) per share.........................     $ 1.67           $(0.41)
Book value per share(1).....................................     $ 9.76           $ 9.63
PRO FORMA COMBINED(2):
Basic net income (loss) per share...........................     $ 1.51           $(0.12)
Diluted net income (loss) per share.........................     $ 1.46           $(0.12)
Book value per share(1).....................................     $12.57           $12.41

---------------

(1) Historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the end of each period presented. Pro forma combined -- per share book value is computed by dividing pro forma stockholders' equity by the pro forma number of shares of MKS common stock which would have been outstanding had the acquisition been consummated as of each balance sheet date.

(2) For the purposes of the pro forma combined net income (loss) per share and book value per share data, MKS' historical financial data for the nine months ended September 30, 2001 and the year ended December 31, 2000 have been combined with the ENI business' financial data for the nine-month period ended June 30, 2001 and for the year ended September 30, 2000, respectively. The pro forma information was prepared using the purchase method of accounting. The net income (loss) per share data assumes the acquisition occurred at the beginning of the periods presented and the book value per share data assumes the acquisition occurred as of each balance sheet date.

                            MARKET PRICE INFORMATION

MKS MARKET PRICE INFORMATION

     MKS common stock has traded on the Nasdaq National Market under the symbol "MKSI" since March 30, 1999.

     The table below sets forth the range of high and low prices of MKS common stock as reported on the Nasdaq National Market since March 30, 1999, the date of MKS' initial public offering.

                                                               HIGH       LOW
                                                              -------   -------
1999
Quarter ended March 31, 1999................................  $14.500   $13.375
Quarter ended June 30, 1999.................................   19.750    11.875
Quarter ended September 30, 1999............................   22.500    17.750
Quarter ended December 31, 1999.............................   36.500    19.250
2000
Quarter ended March 31, 2000................................   62.250    30.500
Quarter ended June 30, 2000.................................   57.000    31.875
Quarter ended September 30, 2000............................   40.750    16.813
Quarter ending December 31, 2000............................   25.813    14.250
2001
Quarter ended March 31, 2001................................   24.625    15.406
Quarter ended June 30, 2001.................................   31.970    17.130
Quarter ended September 30, 2001............................   29.940    15.170
Quarter ending December 31, 2001 (through November   ,
  2001).....................................................
                                                              -------   -------

     As of November 14, 2001, MKS had 301 record holders of its common stock. On
December   , 2001, the most recent practicable date prior to the printing of
this proxy statement, MKS common stock closed at $     per share.

DIVIDENDS

     On September 19, 2000, MKS made a cash payment in the aggregate amount of $1,594,143, pursuant to its obligations under the Tax Indemnification and S Corporation Distribution Agreement, entered into by and among MKS and the stockholders of MKS prior to MKS' initial public offering. MKS currently intends to retain earnings, if any, to support its growth strategy and does not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of the MKS board of directors after taking into account various factors, including MKS' financial condition, operating results, current and anticipated cash needs and plans for expansion.

                            THE MKS SPECIAL MEETING

     MKS is furnishing this document to holders of MKS common stock in connection with the solicitation of proxies by the MKS board of directors for use at the special meeting of MKS stockholders to be held on [Monday, January 7, 2002], and any adjournment of the meeting.

     This document is first being furnished to MKS stockholders on or about
December   , 2001.

DATE, TIME AND PLACE OF MEETING

     The special meeting will be held on [Monday, January 7, 2002], at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109.

WHAT WILL BE VOTED UPON

     At the special meeting, stockholders of MKS will be asked to approve the issuance of 12,000,000 shares of common stock in connection with the acquisition of the ENI business and to transact any other business that may properly come before the special meeting or any postponements or adjournments of that meeting.

RECORD DATE AND OUTSTANDING SHARES

     Only stockholders of record of MKS common stock at the close of business on Wednesday, November 14, 2001, the record date for the special meeting, are entitled to notice of and to vote at the special meeting. As of the close of business on the record date, there were 37,899,862 shares of MKS common stock outstanding and entitled to vote, held of record by 301 stockholders. Each MKS stockholder is entitled to one vote for each share of MKS common stock held as of the record date.

VOTE REQUIRED TO APPROVE THE ISSUANCE

     MKS stockholder approval of the issuance of MKS common stock in connection with the acquisition is required under the rules of the Nasdaq National Market, on which MKS' common stock is listed, because the number of shares of MKS common stock issued in the acquisition will exceed 20% of the number of outstanding shares of MKS common stock immediately prior to the acquisition. The affirmative vote of the holders of at least a majority of the shares of MKS common stock present or represented by proxy at the special meeting is required to approve the issuance of MKS common stock in connection with the acquisition. John R. Bertucci, MKS' chairman and chief executive officer, together with members of Mr. Bertucci's family and trusts for Mr. and Mrs. Bertucci and their immediate family, who beneficially own 39.54% of all outstanding shares of MKS common stock as of November 14, 2001, the record date, have agreed to vote in favor of the issuance of the MKS common stock in connection with the acquisition.

QUORUM; ABSTENTIONS AND BROKER NON-VOTES

     An MKS stockholder may abstain from voting on the proposal to approve the issuance of MKS common stock in connection with the acquisition by returning a proxy card marked "ABSTAIN."

     Under applicable rules, brokers who hold shares in street name for customers have the authority to vote on some routine proposals when they have not received instructions from beneficial owners. Under applicable rules, these brokers are precluded from exercising their voting discretion with respect to the approval and adoption of non-routine matters such as the proposed issuance of MKS common stock in connection with the acquisition. As a result, absent specific instructions from the beneficial owner of shares held in street name, brokers are not empowered to vote these shares to approve the proposed issuance of MKS common stock in connection with the acquisition.

     Since the required vote to approve the issuance of MKS common stock in connection with the acquisition is based on the number of shares present or represented by proxy at the special meeting, rather than outstanding shares, abstentions and broker non-votes will have no effect on the outcome of the proposal.

VOTING AND REVOCATION OF PROXIES

     The proxy accompanying this document is solicited on behalf of the MKS board of directors. MKS stockholders are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to MKS. A number of brokerage firms and banks offer telephone and Internet voting options. If your shares are registered in street name, you must check the information forwarded by your bank or broker to see which options are available. Please see the accompanying proxy for more information.

     All properly executed proxies received by MKS prior to the special meeting that are not revoked will be voted at the special meeting in accordance with the instructions indicated on the proxies, or, if no direction is indicated, to approve the issuance of MKS common stock in connection with the acquisition. MKS' board of directors does not presently intend to bring any other business before the special meeting and, as of the date of this proxy statement, the board knows of no other matters to be brought before the special meeting. As to any other business that may properly come before the special meeting, however, it is intended that proxies, in the form enclosed, will be voted in accordance with the judgment of the persons voting those proxies. An MKS stockholder who has given a proxy may revoke it at any time before it is exercised at the special meeting by:

     - delivering to the clerk of MKS a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked;

     - signing and delivering prior to the vote at the special meeting a proxy relating to the same shares and bearing a later date than the date of the previous proxy; or

     - attending the special meeting and voting in person.

     However, if you as an MKS stockholder elect to vote in person at the special meeting and your shares are held by a broker, bank or other nominee, you must bring to the special meeting a legal proxy from your broker, bank or other nominee authorizing you to vote the shares.

SOLICITATION OF PROXIES AND EXPENSES

     MKS will bear the cost of the solicitation of proxies from its stockholders. MKS has retained Georgeson Shareholder, a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the MKS meeting of stockholders at a cost of approximately $8,000, plus reimbursement of reasonable out of pocket expenses. In addition to solicitation by mail, brokerage houses and other custodians, nominees and fiduciaries will send beneficial owners the proxy materials. MKS will, upon request, reimburse those brokerage houses and custodians for their reasonable expenses incurred in connection with sending proxy materials. MKS urges its stockholders to vote proxies without delay.

BOARD RECOMMENDATION

     MKS' BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ACQUISITION, THE ACQUISITION AGREEMENT AND THE ISSUANCE OF MKS COMMON STOCK IN THE ACQUISITION AND BELIEVES THAT THE TERMS OF THE ACQUISITION ARE FAIR TO, AND IN THE BEST INTEREST OF, MKS AND ITS STOCKHOLDERS. THEREFORE, MKS' BOARD OF DIRECTORS RECOMMENDS THAT MKS STOCKHOLDERS VOTE FOR APPROVAL OF THE ISSUANCE OF MKS COMMON STOCK NECESSARY TO COMPLETE THE ACQUISITION.

     The proposed acquisition is of great importance to the stockholders of MKS. Accordingly, MKS' stockholders are urged to read and carefully consider the information presented in this proxy statement, and to complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope.

                          MKS' PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of October 31, 2001, certain information concerning the beneficial ownership of MKS common stock by:

     - each of MKS' directors;

     - MKS' chief executive officer and the four other most highly compensated executive officers of MKS who were serving as executive officers at the end of MKS' last completed fiscal year and whose total annual salary and bonus exceeded $100,000;

     - each person or entity known by MKS to own of record or be the beneficial owner of more than five percent (5%) of MKS' common stock; and

     - all directors and executive officers of MKS as a group.

                                                             NUMBER OF SHARES
                                                               BENEFICIALLY        PERCENTAGE OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                          OWNED(1)           BENEFICIALLY OWNED
---------------------------------------                    ---------------------   --------------------
John R. Bertucci.........................................      14,999,864 (2)             39.56%
Richard S. Chute.........................................       1,509,148 (3)              3.98%
Ronald C. Weigner........................................         173,159 (4)                 *
William D. Stewart.......................................         147,517 (5)                 *
Peter R. Younger.........................................          85,341 (7)                 *
Robert R. Anderson.......................................          76,527 (8)                 *
Hans-Jochen Kahl.........................................          49,725 (9)                 *
Owen W. Robbins..........................................          31,092 (6)                 *
Robert J. Therrien.......................................          31,092(10)                 *
Louis P. Valente.........................................          31,092 (6)                 *
Robert L. Klimm..........................................          30,000 (6)                 *
All directors and executive officers as a group (16
  persons)...............................................      17,801,922(11)             46.04%

---------------

  * Denotes ownership of less than 1% of the outstanding shares of MKS common stock.

 (1) MKS believes that each stockholder has sole voting and investment power with respect to the shares listed, except as otherwise noted. The number of shares beneficially owned by each stockholder is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after October 31, 2001 through the exercise of any stock option, warrant or other right. The inclusion herein of any shares of common stock deemed beneficially owned does not constitute an admission by such stockholder of beneficial ownership of those shares of common stock. Shares of common stock which an individual or entity has a right to acquire within the 60-day period following October 31, 2001 pursuant to the exercise of stock options, warrants or other right are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity shown in the table. Unless otherwise indicated in the footnotes to the table below, each person or entity named below has an address of MKS Instruments, Inc., Six Shattuck Road, Andover, Massachusetts 01810.

 (2) Includes 5,917,774 shares held directly by Mr. Bertucci, 6,092,236 shares held directly by Mr. Bertucci's family members, and 2,956,112 shares held by Bertucci family trusts for which either Mr. or Mrs. Bertucci serves as a co-trustee. In addition, includes 33,742 shares subject to options exercisable within 60 days of October 31, 2001.

 (3) Includes 1,478,056 shares held by certain of the Bertucci family trusts for which Mr. Chute serves as co-trustee, and 31,092 shares subject to options exercisable within 60 days of October 31, 2001.

 (4) Includes 2,309 shares held directly by Mr. Weigner and 170,850 shares subject to options exercisable within 60 days of October 31, 2001.

 (5) Includes 2,105 shares held directly by Mr. Stewart and 145,412 shares subject to options exercisable within 60 days of October 31, 2001.

 (6) Consists solely of shares subject to options exercisable within 60 days of October 31, 2001.

 (7) Includes 2,485 shares held directly by Mr. Younger, 594 shares held directly by Mr. Younger and his family members, 700 shares held by certain members of the Younger family trusts for which Mr. Younger serves as trustee, and 81,562 shares subject to options exercisable within 60 days of October 31, 2001.

 (8) Includes 32,871 shares held directly by Mr. Anderson, 11,703 shares held by Mr. Anderson's family trust for which Mr. Anderson is the trustee, and 31,953 shares subject to options exercisable within 60 days of October 31, 2001.

 (9) Includes 20,209 shares held directly by Mr. Kahl, 4,081 shares held by Mr. Kahl's family members, and 25,435 shares subject to options exercisable within 60 days of October 31, 2001.

(10) Includes 25,092 shares held directly by Mr. Therrien and 6,000 shares subject to options exercisable within 60 days of October 31, 2001.

(11) Includes 784,792 shares subject to options exercisable within 60 days of October 31, 2001.

     To the knowledge of MKS, there are no agreements by any of the foregoing persons or entities with respect to the voting of shares of MKS common stock, except for the voting agreement described below.

                                THE ACQUISITION

     This section of the proxy statement describes material aspects of the proposed acquisition, including the acquisition agreement. While MKS believes that the description covers the material terms of the acquisition, this summary may not contain all of the information that is important to you. You should read this entire document and the other documents referred to in this proxy statement carefully for a more complete understanding of the acquisition.

MKS' REASONS FOR THE ACQUISITION

     THE MKS BOARD OF DIRECTORS UNANIMOUSLY CONCLUDED THAT THE ACQUISITION WAS FAIR TO, AND IN THE BEST INTEREST OF, MKS AND ITS STOCKHOLDERS. ACCORDINGLY, MKS' BOARD RECOMMENDS THAT MKS STOCKHOLDERS VOTE FOR APPROVAL OF THE ISSUANCE OF SHARES OF MKS COMMON STOCK TO EMERSON IN CONNECTION WITH THE ACQUISITION.

     The decision of the board of directors was based on several potential benefits of the acquisition that it believes will contribute to MKS' success. These potential benefits include:

     - adding critical solid-state power conversion technology to MKS' portfolio;

     - achieving synergies by combining MKS' high power RF power business and the ENI solid state power delivery business;

     - offering more highly integrated and higher value/performance plasma delivery products;

     - leveraging research and development investment;

     - leveraging global infrastructure and supply chain management;

     - leveraging the strong geographical and cultural fit of MKS and ENI;

     - augmenting MKS' position as a leading provider of OEM subsystem solutions to the semiconductor capital equipment industry; and

     - the acquisition is expected to be accretive to MKS' cash earnings per share in 2002.

     The MKS board of directors reviewed a number of factors in evaluating the acquisition, including but not limited to the following:

     - opinion of MKS' financial advisor, Merrill Lynch;

     - historical information concerning MKS' and the ENI business' respective business focus, financial performance and condition, operations, technology and management;

     - MKS management's view of the financial condition, results of operations and business of MKS and the ENI business before and after giving effect to the acquisition and the determination by the MKS board of directors of the acquisition's effect on MKS stockholder value;

     - current financial market conditions and historical stock market prices, volatility and trading information;

     - the consideration MKS will pay in the acquisition in light of comparable acquisitions;

     - the terms of the acquisition agreement, shareholder agreement and voting agreement;

     - the impact of the acquisition on MKS' customers and employees;

     - results of the due diligence investigation conducted by MKS' management, accountants and counsel; and

     - the expectation that the acquisition will be accounted for as a purchase for accounting purposes.

     During the course of its deliberations concerning the acquisition, the MKS board of directors also identified and considered a variety of potentially negative factors that could materialize as a result of the acquisition, including but not limited to the following:

     - the risk that the potential benefits sought in the acquisition might not be fully realized;

     - the possibility that the acquisition might not be completed, even if approved by the MKS stockholders;

     - the effect of the public announcement of the acquisition on MKS' business and the ENI business, including employees and customers; and

     - the risks associated with obtaining the necessary approvals required to complete the acquisition.

     The MKS board of directors concluded that these factors were outweighed by the potential benefits to be gained by the acquisition. In view of the wide variety of factors, both positive and negative, considered by the MKS board of directors, the directors did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors discussed above.

RECOMMENDATIONS OF MKS' BOARD OF DIRECTORS

     AFTER CAREFUL CONSIDERATION, THE MKS BOARD OF DIRECTORS HAS DETERMINED THE ISSUANCE OF MKS COMMON STOCK IN CONNECTION WITH THE ACQUISITION TO BE FAIR TO MKS STOCKHOLDERS AND IN THEIR BEST INTEREST AND DECLARED THE ISSUANCE ADVISABLE. MKS' BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE ISSUANCE OF MKS COMMON STOCK IN CONNECTION WITH THE ACQUISITION AND RECOMMENDS APPROVAL OF THE ISSUANCE BY MKS' STOCKHOLDERS.

OPINION OF MKS' FINANCIAL ADVISOR

     MKS retained Merrill Lynch, Pierce, Fenner & Smith Incorporated to act as its financial advisor in connection with the proposed acquisition from Emerson of the ENI business. In connection with that engagement, MKS requested that Merrill Lynch evaluate whether the issuance of the acquisition consideration in exchange for the ENI business, which we refer to in this proxy statement as the Exchange, was fair from a financial point of view to MKS. At a meeting of the board of directors of MKS on October 30, 2001, Merrill Lynch delivered its oral opinion to the board of directors of MKS, subsequently confirmed in writing, that as of October 30, 2001, based upon the assumptions made, matters considered and limits of such review, as such are set forth in the opinion, the Exchange was fair, from a financial point of view, to MKS.

     The full text of the Merrill Lynch opinion, which sets forth the assumptions made, matters considered and certain qualifications and limitations on the scope of the review undertaken by Merrill Lynch, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the Merrill Lynch opinion set forth below is qualified in its entirety by reference to the full text of the opinion, and you are urged to read the Merrill Lynch opinion in its entirety and consider it carefully.

     The Merrill Lynch opinion was addressed to the board of directors of MKS for its information and was directed only to the fairness, from a financial point of view, of the Exchange to MKS. The Merrill Lynch opinion did not address any other aspect of the acquisition, including the underlying decision by MKS to engage in the acquisition, and does not constitute, nor should it be construed as, a recommendation to any shareholder of MKS as to how such shareholder should vote on the proposed issuance by MKS of shares of MKS common stock in the acquisition or any other matter related to the acquisition.

     In addition, Merrill Lynch did not express any opinion as to the prices at which the MKS common stock might trade subsequent to the consummation of the acquisition.

     In arriving at its opinion, Merrill Lynch, among other things:

     - reviewed certain publicly available business and financial information relating to MKS and the ENI business that Merrill Lynch deemed to be relevant;

     - reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of MKS and the ENI business, furnished to, or discussed with, Merrill Lynch by Emerson, the ENI business, and MKS, respectively;

     - conducted discussions with members of senior management and representatives of Emerson, the ENI business and MKS concerning the matters described in the above clauses, as well as their respective businesses and prospects before and after giving effect to the acquisition;

     - reviewed the market prices and valuation multiples for shares of MKS common stock and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

     - reviewed the results of operations of the ENI business and MKS and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

     - compared the proposed financial terms of the acquisition with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant;

     - participated in certain discussions among representatives of Emerson, the ENI business and MKS and their respective financial and legal advisors;

     - reviewed the potential pro forma impact of the acquisition;

     - reviewed a draft dated October 30, 2001, of the acquisition agreement;
       and

     - reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including its assessment of general economic, market and monetary conditions.

     In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or made publicly available. Merrill Lynch did not assume any responsibility for independently verifying any such information and did not undertake an independent evaluation or appraisal of any assets, properties or liabilities of the ENI business or MKS, and was not furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct, nor did it conduct, any physical inspection of the assets, properties or facilities of the ENI business or MKS. With respect to the financial forecast information furnished to or discussed with Merrill Lynch by Emerson, the ENI business or MKS, Merrill Lynch assumed that such information had been reasonably prepared and reflected the best currently available estimates and judgments of Emerson's, the ENI business' or MKS' management as to the expected future financial performance of the ENI business or MKS, as the case may be. Merrill Lynch further assumed that the acquisition would be accounted for using the new purchase accounting guidelines under generally accepted accounting principles and would qualify as a tax-free reorganization for U.S. federal income tax purposes (and as having certain other tax effects outside of the United States).

     The Merrill Lynch opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Merrill Lynch, as of October 30, 2001. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the acquisition, no restrictions, including any divestiture requirements or amendments or modifications, would be imposed that will have a material adverse effect on the contemplated benefits of the acquisition. Merrill Lynch also assumed that the acquisition would be consummated in accordance with the terms of the acquisition agreement without waiver of any material condition.

     In performing its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Merrill Lynch, MKS, Emerson and the ENI business. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals of or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. In addition, as described above, the Merrill Lynch opinion was among several factors taken into consideration by the board of directors of MKS in making its determination to approve the acquisition agreement and the acquisition. Consequently, Merrill Lynch's analyses should not be viewed as determinative of the decision of the MKS board of directors or MKS' management with respect to the fairness to MKS of the Exchange as contemplated by the acquisition agreement.

     At the meeting of the MKS board of directors held on October 30, 2001, Merrill Lynch presented certain financial analyses accompanied by written materials in connection with the delivery of its oral opinion at that meeting and its subsequent delivery of its written opinion as of October 30, 2001.

     The following is a summary of certain material financial analyses performed by Merrill Lynch in arriving at its opinion. Some of the financial analyses summarized below include information presented in a tabular format. In order to understand fully Merrill Lynch's financial analyses, the tables must be read together with the text of the summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth below in tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Merrill Lynch.

     The ENI Business

     PUBLICLY TRADED COMPARABLE COMPANIES ANALYSIS. Merrill Lynch compared selected financial and operating data of the ENI business with corresponding data for certain publicly traded comparable companies that Merrill Lynch deemed relevant for the purposes of its analysis. The comparable companies were selected because they engage in businesses reasonably comparable to those of the ENI business and are as follows:

                              COMPARABLE COMPANIES

- Advanced Energy Industries Inc.          - Helix Technology Corp.
- ATMI Inc.                                - MKS Instruments, Inc.
- Cymer Inc.                               - Mykrolis Corp.
- Entegris Inc.

     Using publicly available information and estimates of future results published by equity analysts covering each of the comparable companies, Merrill Lynch determined the ratio for each of the comparable companies of enterprise value (defined as market value (diluted shares outstanding calculated using the treasury stock method multiplied by stock price) plus total debt plus preferred stock plus minority interests less cash and cash equivalents) to projected revenue for each of calendar years 2001 and 2002, and applied these multiples to the estimated revenue of the ENI business for each of calendar years 2001 and 2002. The following table presents the implied equity value range of the ENI business (determined by multiplying the enterprise value to revenue multiple by the estimated revenue of the ENI business minus net debt of the ENI business) based on such analyses.

                                                                  ENI BUSINESS
                                                              IMPLIED EQUITY VALUE
                                                              --------------------
                                                                 (IN MILLIONS)
                                                                LOW         HIGH
                                                              --------    --------
Implied Equity Value of the ENI Business....................   $101.5      $311.8

     Merrill Lynch observed that the implied offer value of $247.8 million (calculated as 12 million shares of MKS common stock at the $20.65 closing price per share on October 29, 2001) was within the range of the low and high implied equity values for the ENI business based on the public comparable revenue multiple approach. In addition, the implied offer value was within the low and high implied equity value for the ENI business as calculated for each of calendar years 2001 and 2002 using the estimated revenue of the ENI business for calendar years 2001 and 2002 and the applicable revenue multiples of the comparable companies.

     None of the publicly traded comparable companies utilized in the above analysis for comparative purposes is identical to the ENI business. In evaluating companies identified by Merrill Lynch as comparable to the ENI business, Merrill Lynch made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the ENI business and the industry generally, industry growth and the absence of any material change in the financial condition and prospects of the ENI business or the industry or in the financial markets generally. A complete analysis involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading values of the comparable companies to which the ENI business was compared; mathematical analysis is not in itself a meaningful method of using selected company data.

     COMPARABLE ACQUISITION ANALYSIS. Using publicly available information, Merrill Lynch examined the following transactions that it deemed relevant, to determine the multiples of transaction enterprise value to last twelve months
(LTM) revenue and EBITDA (earnings before interest, taxes, depreciation and amortization), and the offer price to LTM cash earnings. The comparable acquisitions considered by Merrill Lynch were the following:

ACQUIROR                                                           TARGET
--------                                                           ------
Brooks Automation Inc. ......................   PRI Automation Inc.
Newport Corporation..........................   Kensington Laboratories Inc.

ACQUIROR                                                           TARGET
--------                                                           ------
Asyst Technologies Inc. .....................   Advanced Machine Programming
Novellus Systems Inc. .......................   Gasonics International Corp.
MKS Instruments, Inc. .......................   Applied Science and Technology, Inc.
ASM Lithography Holding N.V. ................   Silicon Valley Group Inc.
Mattson Technology Inc. .....................   CFM Technologies Inc.
Mattson Technology Inc. .....................   STEAG Electronic Systems AG -- Semi. Division
Veeco Instruments Inc. ......................   CVC Inc.
Applied Materials Inc. ......................   Etec Systems Inc.
Oerlikon-Buhrle Holding AG...................   Plasma-Therm Inc.
Veeco Instruments Inc. ......................   Ion Tech Inc.
Advanced Energy Industries Inc. .............   RF Power Products Inc.
Helix Technology Corp. ......................   Granville-Phillips

     All multiples for the selected transactions were based on information publicly available at the time of the public announcement of the applicable transaction, and Merrill Lynch did not take into account different market and other conditions during the period in which the selected transactions occurred. The comparable transaction analysis yielded the following mean and median multiples of revenue, EBITDA and cash earnings for the last twelve months:

                                                              MEAN    MEDIAN
                                                              -----   ------
Transaction Value to LTM Revenue............................  2.43x   1.83x
Transaction Value to LTM EBITDA.............................  10.8x   11.1x
Offer Price to Cash Earnings................................  22.0x   19.3x

     Merrill Lynch observed that the implied transaction multiples of enterprise value to LTM revenue and EBITDA, and offer price to LTM cash earnings being paid by MKS to Emerson for the ENI business were within or below the mean and median of comparable transactions.

     No company or transaction examined in the comparable acquisitions analysis is identical to the ENI business or the acquisition. A complete analysis of the results of the foregoing comparable acquisitions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies included in the comparable acquisitions transaction analysis and other factors that could affect the transaction value and the transaction multiples of the comparable transactions to which the acquisition is being compared; mathematical analysis (such as determining the mean or the median) is not itself a meaningful method of using selected transaction data.

     DISCOUNTED CASH FLOW ANALYSIS. Merrill Lynch performed a discounted cash flow analysis of the ENI business, without giving effect to the acquisition, for the calendar years 2001 through (and including) 2005. Merrill Lynch calculated a range of equity values for the ENI business based upon the sum of the discounted net present value of the five-year stream of projected free cash flows plus the discounted net present value of the terminal value based on a range of multiples of its projected 2005 EBITDA and a range of discount rates.

     Using discount rates ranging from 16.0% to 20.0% and terminal value multiples of estimated calendar year 2005 EBITDA ranging from 8.0x to 12.0x, Merrill Lynch calculated the following range of implied equity value for the ENI business:

                                                                  ENI BUSINESS
                                                              IMPLIED EQUITY VALUE
                                                              --------------------
                                                                 (IN MILLIONS)
                                                                LOW         HIGH
                                                              --------    --------
Implied Equity Value of the ENI Business....................   $248.4      $414.7

     Merrill Lynch observed that the implied offer value being paid by MKS in connection with the acquisition was below the low-end equity value of the ENI business as determined using the discounted cash flow analysis.

     MKS Instruments, Inc.

     TRADING ANALYSIS. Merrill Lynch reviewed the recent trading performance of shares of MKS common stock. The per share closing price trading data for the six month, three month, one month and ten day periods ending on October 29, 2001, is summarized in the table below:

                                                               MKS INSTRUMENTS
                                                               PERIOD CLOSING
                                                              SHARE PRICE DATA
                                                              -----------------
PERIOD                                                          LOW      HIGH
------                                                        -------   -------
Six Months..................................................  $15.85    $31.51
Three Months................................................  $15.85    $28.88
One Month...................................................  $16.69    $21.60
Ten Trading Days............................................  $19.05    $21.60

     ANALYSIS OF RESEARCH FORECASTS. Merrill Lynch compared Wall Street research forecasts for MKS published after MKS' October 16, 2001 earnings announcement. The mean of revenue, gross profit margin and cash earnings per share estimates of such review were discussed with MKS' management and utilized as the MKS' forecasted information for this analysis.

     PUBLICLY TRADED COMPARABLE COMPANIES ANALYSIS. Merrill Lynch compared selected financial and operating data of MKS with corresponding data for certain publicly traded comparable companies that Merrill Lynch deemed relevant for the purposes of its analysis. The publicly traded comparable companies were selected because they engage in businesses reasonably comparable to those of MKS and are as follows:

                              COMPARABLE COMPANIES

- Advanced Energy Industries Inc.          - Entegris Inc.
- ATMI Inc.                                - Helix Technology Corp.
- Cymer Inc.                               - Mykrolis Corp.

     Using publicly available information and estimates of future results published by equity analysts covering each of the comparable companies, Merrill Lynch determined the ratio for each of the comparable companies of enterprise value to estimated revenue for each of calendar years 2001 and 2002, and applied these multiples to the estimated revenues of MKS for each of calendar years 2001 and 2002. The following table presents the implied equity value per share of MKS based on such analyses.

                                                              MKS INSTRUMENTS
                                                              IMPLIED EQUITY
                                                              VALUE PER SHARE
                                                              ---------------
                                                               LOW      HIGH
                                                              ------   ------
                                                               ($ PER SHARE)
Implied Equity Value per share of MKS Common Stock..........  $10.95   $29.00

     Merrill Lynch observed that the per share price of MKS common stock on October 29, 2001, of $20.65 was within the high and low implied per share equity value for MKS as calculated for each of calendar years 2001 and 2002 using the revenue multiples of the comparable companies.

     None of the comparable companies utilized in the above analyses for comparative purposes is identical to MKS. In evaluating companies identified by Merrill Lynch as comparable to MKS, Merrill Lynch made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of MKS and the industry generally, industry growth and the absence of any material change in the financial condition and prospects of MKS or the industry or in the financial markets generally. A complete analysis involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading values of the comparable companies to which MKS is being compared; mathematical analysis is not in itself a meaningful method of using selected company data.

     DISCOUNTED CASH FLOW ANALYSIS. Merrill Lynch performed a discounted cash flow analysis of MKS, without giving effect to the acquisition, for the calendar years 2001 through (and including) 2005. Merrill Lynch calculated a range of equity values per share of MKS common stock based upon the sum of the discounted net present value of the five-year stream of projected free cash flows plus the discounted net present value of the terminal value based on a range of multiples of its projected 2005 EBITDA and a range of discount rates.

     Using discount rates ranging from 16.0% to 20.0% and terminal value multiples of estimated calendar year 2005 EBITDA ranging from 8.0x to 12.0x, Merrill Lynch calculated the following range of implied equity values per share of MKS common stock:

                                                              MKS INSTRUMENTS
                                                              IMPLIED EQUITY
                                                              VALUE PER SHARE
                                                              ---------------
                                                               LOW      HIGH
                                                              ------   ------
                                                               ($ PER SHARE)
Implied Equity Value per share of MKS Common Stock..........  $17.49   $26.87

     Merrill Lynch observed that the price per share of MKS common stock on October 29, 2001, of $20.65 was within the range of implied equity values per share of MKS common stock as determined using the discounted cash flow analysis.

     RELATIVE VALUATION ANALYSIS.

  Relative Contribution to Operating Results

     Merrill Lynch analyzed the relative contributions by MKS and the ENI business to revenue and gross profit of the combined entity for the last twelve months and forecasted calendar years 2001 and 2002. This analysis was performed without taking into account any potential synergies which might result from the consummation of the acquisition. Using the estimated revenue and gross profit amounts and the treasury stock method of calculating the number of shares of MKS common stock outstanding, Merrill Lynch observed the following implied share consideration (in numbers of shares):

                                                               IMPLIED SHARE
                                                               CONSIDERATION
                                                              ---------------
                                                               LOW      HIGH
                                                              -----     -----
                                                              (IN MILLIONS OF
                                                               SHARES OF MKS
                                                               COMMON STOCK)
Revenue Contribution Method.................................  11.3      13.2
Gross Profit Contribution Method............................  12.6      14.9

     Merrill Lynch observed that the acquisition consideration of 12 million shares of MKS common stock to be issued by MKS to Emerson in connection with the acquisition was within the implied share consideration utilizing the relative revenue contribution method and below the implied share consideration as calculated utilizing the relative gross profit contribution method by the ENI business to the combined entity for the last twelve months and calendar years 2001 and 2002.

     RELATIVE PUBLICLY TRADED COMPARABLE COMPANIES ANALYSIS. Merrill Lynch, utilizing the publicly traded comparable companies analysis performed for each of the ENI business and MKS (as described in "-- The ENI Business -- Publicly Traded Comparable Companies Analysis" and "-- MKS Instruments, Inc. -- Publicly Traded Comparable Companies Analysis," respectively), calculated the high and low implied share consideration (in number of shares) using a relative percentage determined by dividing the implied equity value of the ENI business by the sum of the implied equity values of each of the ENI business and MKS. Based upon this analysis, the range of implied share consideration (in number of shares) was as follows:

                                                               IMPLIED SHARE
                                                               CONSIDERATION
                                                              ----------------
                                                               LOW       HIGH
                                                              -----     ------
                                                              (IN MILLIONS OF
                                                               SHARES OF MKS
                                                               COMMON STOCK)
Implied Share Consideration.................................   4.1       25.8

     Merrill Lynch observed that the acquisition consideration of 12 million shares of MKS common stock to be issued by MKS to Emerson in connection with the acquisition was within the range of high and low implied share consideration calculated using the relative publicly traded comparable companies analysis.

     RELATIVE DISCOUNTED CASH FLOW ANALYSIS. Merrill Lynch, utilizing the discounted cash flow analysis performed for each of the ENI business and MKS (as described in "-- The ENI Business -- Discounted Cash Flow Analysis" and "-- MKS Instruments, Inc. -- Discounted Cash Flow Analysis," respectively), calculated the high and low implied share consideration (in number of shares) using a relative percentage determined by dividing the implied equity value of the discounted cash flow analysis for the ENI business by the sum of the implied equity values of the discounted cash flow analysis for each of the ENI business and MKS. Based upon this analysis, the range of implied share consideration (in number of shares) was as follows:

                                                               IMPLIED SHARE
                                                               CONSIDERATION
                                                              ----------------
                                                               LOW       HIGH
                                                              -----     ------
                                                              (IN MILLIONS OF
                                                               SHARES OF MKS
                                                               COMMON STOCK)
Implied Share Consideration.................................   8.5       21.8

     Merrill Lynch observed that the acquisition consideration of 12 million shares of MKS common stock to be issued by MKS to Emerson in connection with the acquisition was within the range of high and low implied share consideration calculated using the relative discounted cash flow analysis.

     PRO FORMA COMBINATION ANALYSIS. Merrill Lynch also analyzed certain pro forma effects which are expected to result from the acquisition. Merrill Lynch compared the projected cash earnings per share of MKS common stock on a stand-alone basis, assuming the acquisition did not occur, to the cash earnings per share of MKS common stock assuming the acquisition is consummated. This analysis was performed without taking into account any potential synergies which might result from the consummation of the acquisition.

     Taking into account the assumptions set forth above, the pro forma combination analysis indicated that the acquisition would be accretive to the projected cash earnings per share of MKS common stock in calendar year 2002 without consideration of any synergies.

     OTHER FACTORS. In preparing its opinion to the board of directors of MKS, Merrill Lynch performed a variety of financial and comparative analyses, including those described above. The summary set forth above does not purport to be a complete description of the analyses underlying the Merrill Lynch opinion or the presentation made by Merrill Lynch to the board of directors of MKS. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Merrill Lynch did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments regarding the significance and relevance of each analysis and factor. Accordingly, Merrill Lynch believes its analyses must be considered as a whole and

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

that selecting only portions of its analyses and factors, or focusing on information presented in tabular format, without considering all of the analyses and factors or the narrative description of the analyses, could create an incomplete or misleading view of the processes underlying its opinion.

     The board of directors of MKS selected Merrill Lynch to render a fairness opinion because Merrill Lynch is an internationally recognized investment banking firm with substantial experience in transactions similar to the acquisition. Merrill Lynch continually is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes and has substantial experience in transactions similar to the merger.

     MKS has agreed to pay to Merrill Lynch a customary fee for its services and also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses (including reasonable fees and expenses of its legal counsel) incurred in connection with its engagement as financial advisor. All of Merrill Lynch's fee will be paid upon consummation of the acquisition. In addition, MKS has agreed to indemnify Merrill Lynch and certain related persons against certain liabilities arising out of or in conjunction with the services rendered by Merrill Lynch under its engagement, including certain liabilities under federal securities laws.

     In the ordinary course of business, Merrill Lynch may actively trade the equity and debt securities of MKS and Emerson for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

     Merrill Lynch's fairness opinion is for the use and benefit of the board of directors of MKS. It does not address the merits of the underlying decision by MKS to engage in the acquisition and does not constitute a recommendation to any shareholder of MKS as to how to vote on the proposed acquisition or any matter related thereto.

INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS OF MKS IN THE ACQUISITION

     As of October 31, 2001, all MKS directors, executive officers and affiliates, including John R. Bertucci, chairman of the board of directors and chief executive officer of MKS, beneficially owned in the aggregate approximately 46% of the outstanding shares of MKS common stock. See "MKS' Principal Shareholders." All directors and executive officers of MKS have indicated their intention to vote all shares over which they exercise voting control in favor of the issuance of MKS common stock in connection with the acquisition.

     Mr. Bertucci, his wife, and family trusts controlled by them have entered into a voting agreement with Emerson relating to the proposed acquisition. As of the record date for the special meeting, these parties collectively owned approximately 39% of the outstanding shares of MKS common stock. In the voting agreement, these parties agreed to vote all of the shares of MKS common stock over which they exercise voting control in favor of the issuance of MKS common stock in connection with the acquisition. These parties executed an irrevocable proxy that enables Emerson to vote the shares to approve the issuance of MKS common stock in connection with the acquisition. These parties were not paid additional consideration in connection with the irrevocable proxy. See "Related Agreements -- Voting Agreement."

ACCOUNTING TREATMENT OF THE ACQUISITION

     In accordance with the recently issued Statement of Financial Accounting Standards No. 141, "Business Combinations," and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," MKS will use the purchase method of accounting for a business combination to account for the acquisition, as well as the new accounting and reporting regulations for goodwill and other intangibles. Under these methods of accounting, the assets and liabilities of the ENI business, including intangible assets, will be recorded at their respective fair values. All intangible assets will be amortized over their estimated useful lives with the exception of goodwill and any other intangibles with indefinite lives. The financial position, results of operations and cash flows of the ENI business will be included in MKS' financial statements prospectively as of the completion of the acquisition.

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

REGULATORY APPROVALS

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, MKS may not complete the acquisition of the ENI business until notifications have been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice and the required waiting period has been satisfied or terminated. MKS and Emerson each filed a pre-acquisition notification and report form with the Federal Trade Commission and the Antitrust Division of the
Department of Justice on November 9, 2001. On           , 2001, MKS and Emerson
received notice from the Federal Trade Commission that the applicable waiting period under the Hart-Scott-Rodino Act was terminated. As a result, the acquisition may be consummated, pending compliance with the other closing conditions.

     At any time before the closing of the acquisition, the Antitrust Division of the Department of Justice, the Federal Trade Commission or a private person or entity could seek under antitrust laws, among other things, to enjoin the acquisition and any time after the closing of the acquisition, to cause MKS to divest itself, in whole or in part, of the ENI business. There can be no assurance that a challenge to the acquisition will not be made or that, if a challenge is made, MKS will prevail. The obligations of MKS and Emerson to complete the acquisition was subject to the condition that any applicable waiting period under the Hart-Scott-Rodino Act shall have expired without action by the Antitrust Division of the Department of Justice or the Federal Trade Commission to prevent completion of the acquisition. See "The Acquisition Agreement -- Conditions to Obligations to Effect the Acquisition."

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     There will be no United States federal income tax consequences to the holders of MKS common stock as a result of the completion of the acquisition.

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

                           THE ACQUISITION AGREEMENT

     The following is a brief summary of the material provisions of the acquisition agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference into this summary. While we believe that the summary covers the material terms of the acquisition agreement, this summary may not contain all of the information that is important to you. We urge all MKS stockholders to read the acquisition agreement in its entirety for a more complete description of the terms and conditions of the acquisition and related matters.

GENERAL

     At or prior to the closing of the acquisition, Emerson shall reorganize the ENI business so that the assets used in and the liabilities relating to or arising out of the conduct of the ENI business are located in one of the following companies: ENI Japan, a Japanese corporation, ENI Technology, Inc., a Delaware corporation, ENI Taiwan Limited, a Taiwanese corporation, ENI Hong Kong, a corporation to be formed under the laws of Hong Kong, ENI China, a corporation to be formed under the laws of the People's Republic of China, and Astec Germany GmbH, a German corporation.

     Following the approval of the issuance of shares of MKS common stock to Emerson by the stockholders of MKS as contemplated by the acquisition agreement, and the satisfaction or waiver of the other conditions to the acquisition:

     - A subsidiary of MKS, Navigator Acquisition Corp., will be merged with and into ENI Technology, Inc., with ENI Technology, Inc. surviving the merger as a wholly-owned subsidiary of MKS;

     - Subsidiaries of MKS will acquire certain of the assets and assume certain of the liabilities of ENI Japan and Astec Germany; and

     - A subsidiary of MKS will acquire all of the outstanding capital stock of ENI Hong Kong, which, prior to the closing of the acquisition, will be the parent of ENI Taiwan and ENI China.

     If all conditions to the acquisition are satisfied or waived, the acquisition will become effective on the later of January 2, 2002 or five business days after the MKS stockholders approve the issuance of MKS shares in connection with the acquisition.

CONSIDERATION

     Upon the completion of all of the transactions contemplated by the acquisition agreement, in connection with the acquisition of the ENI business, MKS will have issued an aggregate of 12,000,000 shares of MKS common stock to Emerson or its subsidiaries.

     This consideration shall be paid as follows:

     - an aggregate of 8,963,389 shares of MKS common stock will be issued in exchange for all of the capital stock of ENI Technology, Inc. outstanding immediately prior to the effective time of the merger of Navigator Acquisition Corp. with and into ENI Technology, Inc.;

     - an aggregate of 2,528,136 shares of MKS common stock will be issued in exchange for all of the issued and outstanding shares of capital stock of ENI Hong Kong;

     - an aggregate of $9,000,000 will be paid by a subsidiary of MKS to ENI Japan in exchange for the assets of ENI Japan which are used in the ENI business, other than those assets which are specifically excluded by the acquisition agreement and those assets which are only tangential to the ENI business; and

     - an aggregate of $1,500,000 will be paid by a subsidiary of MKS to Astec Germany GmbH in exchange for the assets of Astec Germany GmbH which are used in the ENI business, other than

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

       those assets which are specifically excluded by the acquisition agreement and those assets which are only tangential to the ENI business.

     At the closing of the acquisition, Emerson or a subsidiary of Emerson shall pay $10,500,000 to MKS to purchase a total of 508,475 shares of MKS common stock.

     Subsidiaries of MKS in Japan and Germany shall assume all of the liabilities of ENI Japan and Astec Germany GmbH, respectively, associated with the ENI business, with the exception of certain excluded liabilities as set forth in the acquisition agreement.

     If the working capital, as determined in accordance with the terms of the acquisition agreement, of the ENI business immediately prior to the date of the closing of the acquisition is less than $22,592,000, Emerson shall pay to MKS in cash the amount of such deficiency.

REPRESENTATIONS AND WARRANTIES

     In the acquisition agreement, MKS and Emerson have made a number of representations and warranties. These representations and warranties relate to, among other things:

     - their organization, existence, corporate good standing, corporate power and similar corporate matters;

     - their authorization, execution, delivery, performance and the enforceability of the acquisition agreement and related matters;

     - the absence of conflicts, required governmental and third-party consents;

     - the shares to be acquired by the parties under the acquisition agreement being acquired for investment purposes;

     - the absence of material adverse changes, as specified in the acquisition agreement, since September 30, 2001;

     - tax matters;

     - litigation;

     - legal compliance;

     - permits; and

     - brokers' and related fees.

     Emerson has also made representations and warranties as to:

     - the organization, existence, corporate good standing where applicable, corporate power and similar corporate matters for subsidiaries of Emerson transferring capital stock or assets, either directly or indirectly, to MKS in accordance with the terms of the acquisition agreement;

     - the ownership of all outstanding shares of ENI Technology, Inc. and ENI Hong Kong;

     - the authorization, execution, delivery and performance of the acquisition agreement and related matters by the relevant Emerson subsidiaries;

     - the reorganization of the ENI business;

     - financial statements;

     - the absence of undisclosed liabilities;

     - the ownership and condition of assets being transferred under the terms of the acquisition agreement;

     - real property owned by the ENI business;

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

     - real property leases;

     - intellectual property;

     - inventory;

     - material contracts;

     - accounts receivable;

     - powers of attorney;

     - insurance policies;

     - warranties;

     - employees and employee benefit plans;

     - environmental matters;

     - customers and suppliers;

     - business relationships with affiliates;

     - restrictions on business activities; and

     - banking facilities.

     MKS has also made representation and warranties as to:

     - its capitalization;

     - the required vote of its stockholders;

     - board of director approval;

     - documents and reports filed with the Securities and Exchange Commission and financial statements included in those documents;

     - the opinion of its financial advisor;

     - the absence of any discussions or proposals with respect to any business combination, dissolution, recapitalization, or similar transaction involving MKS or any subsidiary of MKS; and

     - its election not to be governed by certain provisions of Massachusetts law.

COVENANTS

     Each of MKS and Emerson has agreed to use its reasonable best efforts to take all actions and to do all things necessary, proper or advisable, and to cause their respective subsidiaries to take all actions and to do all things necessary, proper or advisable, to consummate the transactions contemplated by the acquisition agreement.

     Governmental and Third-Party Notices and Consents. MKS and Emerson have each agreed to use their reasonable best efforts to obtain, at their own expense, all waivers, approvals, or consents from third parties and give notice to all third parties which are necessary to be obtained by them to consummate the acquisition, including complying with any notice and delivery requirements of the lease agreement dated as of July 1, 1984 by and between the County of Monroe Industrial Development Agency and a predecessor of ENI Technology, Inc. known as Electronic Navigation Industries, Inc. We refer to this lease as the IDRB Lease, as discussed below under "Conduct of Business Prior to the Acquisition." MKS agreed, if requested by Emerson, to act as a guarantor of the tenant's obligations under the IDRB Lease, by executing a guaranty similar in all material respects to the guaranty executed by Emerson with respect to the IDRB Lease, as discussed below under "Operations of the ENI Business Prior to Acquisition."

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

     MKS and Emerson have each agreed, at their own expense, to use their reasonable best efforts to obtain all waivers, permits, consents, approvals and other authorizations from governmental entities and to effect all registrations, filings and notices with or to governmental entities which are required to consummate the acquisition and to otherwise comply with all applicable laws and regulations in connection with the consummation of the acquisition. The obligations imposed upon MKS and Emerson include promptly submitting all filings, providing information or resolving any challenge that may arise under any applicable anti-trust laws or from the Federal Trade Commission or Antitrust Division of the Department of Justice.

     Proxy Statement and Stockholders Meeting. MKS agreed to prepare and file a proxy statement, and any amendments to such proxy statement, with the Securities and Exchange Commission.

     MKS further agreed to take all actions in accordance with applicable law and its articles of organization and by-laws to promptly and duly call, give notice of and convene a meeting of the MKS stockholders for the purpose of approving the issuance of 12,000,000 shares of MKS common stock to Emerson in connection with the acquisition.

     Operations of the ENI Business Prior to Acquisition. Except as contemplated by the acquisition agreement, Emerson has agreed that it and its subsidiaries will conduct operations relating to the ENI business in the ordinary course of business and in compliance with applicable laws. Specifically, Emerson has agreed to use its reasonable best efforts to keep the physical assets to be transferred to MKS or its subsidiaries as set forth in the acquisition agreement in good working condition, to keep available the services supplied to, and preserve relationships with, suppliers and customers of the ENI business.

     In addition, with respect to the ENI business, Emerson agreed that, except as contemplated by the acquisition agreement or the reorganization of the ENI business, each of its subsidiaries that operate the ENI business will not, without the prior written consent of MKS:

     - issue or sell any stock or other equity securities;

     - assume, guarantee, endorse or otherwise become liable or responsible for obligations of any person or entity which is not an affiliate of Emerson;

     - make any loans, advances or capital contributions to, or investments in, any person or entity not an affiliate of Emerson;

     - enter into, adopt or amend any employee benefit plan or employment or severance arrangement of the type set forth in the acquisition agreement or increase in any material respect the compensation or fringe benefits of its employees or directors;

     - materially modify the employment terms of its directors, officers or employees, or, except for existing payment obligations set forth in the acquisition agreement, pay any bonus or any other benefit, unless done in the ordinary course pursuant to existing benefit plans or arrangements;

     - hire any new officers or, except in the ordinary course of business, any new employees;

     - acquire, sell, lease, license or dispose of any assets or property, other than purchases, sales, licenses or disposals of assets in the ordinary course of business;

     - mortgage or pledge any property or assets or subject any assets or property to a security interest;

     - discharge or satisfy any security interest or pay any obligation or liability other than in the ordinary course of business;

     - amend its charter or by-laws or other organizational documents;

     - change its accounting methods, principles or practices in any material respect, except as required by a generally applicable change in United States generally accepted accounting principles or make or change any election with respect to taxes or adopt or change its accounting method in respect of taxes;

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

     - enter into, amend, terminate or take any action that would constitute a violation, default or waiver of any rights under any material contract;

     - waive or release any right or claim, in the aggregate, which exceeds, $100,000;

     - make or commit to make any capital expenditure in excess of $100,000 per item or $250,000 in the aggregate;

     - institute any legal proceeding or settle any legal proceeding, except with MKS' consent or for amounts paid in relation to any settlement up to $25,000 for any individual legal proceeding, and $100,000 in the aggregate; or

     - agree in writing or otherwise to take any of the actions listed above.

     Emerson agreed to prohibit ENI Technology, Inc., ENI Hong Kong, ENI Japan and ENI Taiwan from declaring, setting aside or paying any dividend or other distribution (other than a distribution intended to remove assets which are excluded from the transaction by the terms of the acquisition agreement) in respect of capital stock, or redeeming or purchasing any of its capital stock, without the written consent of MKS.

     Emerson further agreed, at or prior to the closing of the acquisition, to remove all cash from the ENI business, except for $1,500,000 which shall remain in the ENI business after the closing of the acquisition, to eliminate or otherwise settle all intercompany accounts and to eliminate all of the debt of the ENI business other than the liabilities that the subsidiaries of MKS will assume and debt related to the IDRB Lease.

     Access to Information. As is reasonably appropriate, Emerson agreed to provide MKS with access to all premises, properties, personnel, environmental and financial records, contracts and other documents of Emerson and each of its subsidiaries which conducts the ENI business, except that this right cannot be used to conduct intrusive testing at any site without Emerson's consent.

     Board of Directors of MKS. MKS agreed to increase the size of its board of directors to eight and, effective as of the closing of the acquisition, to cause James G. Berges, or upon his inability or refusal to serve, another individual selected by Emerson and reasonably acceptable to MKS, to be appointed to fill the vacancy created by the increase. Mr. Berges, or another individual selected by Emerson, will serve as a member of the class of directors whose term will expire at the MKS annual meeting of stockholders to be held in 2004.

     MKS is Restricted From Soliciting Another Party. Except for specified exceptions, the acquisition agreement contains detailed provisions prohibiting MKS from seeking an alternative transaction. Under these "no solicitation" provisions, MKS has agreed that neither it nor any of its subsidiaries, officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents, will, directly or indirectly:

     - initiate, solicit, encourage or facilitate any inquiries or proposals that constitute or could reasonably be expected to lead to an acquisition proposal;

     - enter into, participate in any discussions or negotiations regarding, furnish to any person any information regarding MKS or its subsidiaries, afford any person access to the business, properties, assets, books or records of MKS or otherwise cooperate or assist in facilitating or encouraging any effort by any person making an acquisition proposal; or

     - grant any waiver or release under any "standstill" or similar agreement with respect to any class of equity securities of MKS or its subsidiaries.

     "Acquisition proposal" means, with respect to any entity, any proposal or offer with respect to, or a transaction to effect:

     - a merger, consolidation, dissolution, sale of substantial assets, tender offer, recapitalization, share exchange or other business combination involving MKS or its subsidiaries;
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

     - the issuance by MKS or its subsidiaries of over 10% of its equity securities; or

     - the acquisition, in any manner, directly or indirectly, of over 10% of the equity securities or consolidated assets of MKS,

which, in each case, is contingent upon the rejection by the MKS stockholders of the issuance of 12,000,000 shares of MKS common stock to Emerson in connection with the acquisition.

     However, prior to the approval by the MKS stockholders of the issuance of the shares of MKS common stock contemplated by the acquisition agreement, MKS may, to the extent required to comply with the fiduciary duties of the MKS board of directors under applicable law, as determined by a majority vote of the full board of directors after consultation with MKS' outside counsel and financial advisor, supply information with respect to MKS to, and negotiate with, a person making an acquisition proposal which did not result in a breach of the "non-solicit" covenant of MKS in the acquisition agreement. Prior to receiving any information or engaging in any negotiations, the person making an acquisition proposal must execute a customary confidentiality agreement which is no less restrictive than the confidentiality agreement executed by Emerson. MKS has agreed to notify Emerson promptly in writing of the existence of any acquisition proposal and whether such acquisition proposal is, or becomes, contingent on the disapproval of the issuance of shares of MKS common stock in connection with the acquisition. In addition, MKS will notify Emerson when its board of directors accepts or rejects an acquisition proposal.

     The MKS board of directors has agreed that it will not, unless necessary to comply with its fiduciary duties and as permitted in the acquisition agreement, withdraw or modify in a manner adverse to Emerson, its recommendation to the MKS stockholders to approve the issuance of shares of MKS common stock to Emerson in connection with the acquisition.

     The acquisition agreement does not prohibit MKS from taking and disclosing to its stockholders a position with respect to a tender offer contemplated by Rule 14e-2(a) of the Exchange Act, if the board in its good faith judgment believes that the failure to disclose such position would be inconsistent with its obligations under applicable law.

     Delivery of Tax Notices. Within 30 days prior to the closing of the acquisition, Emerson will deliver or cause to be delivered to MKS a certification that Astec America, Inc. is not a foreign person under the Treasury Regulations of Section 1445 of the Internal Revenue Code. If Emerson fails to deliver the certification, MKS has the right to withhold from the amount payable to Emerson all amounts required under Section 1445 of the Internal Revenue Code.

     License Agreement. Prior to the closing, Emerson shall cause ENI Technology, Inc. to execute and deliver a license agreement to Astec International Limited and Astec America, Inc., each of which are subsidiaries of Emerson, which will allow such companies to use certain intellectual property owned by ENI Technology, Inc. which is set forth in the license agreement.

CONDITIONS TO OBLIGATIONS TO EFFECT THE ACQUISITION

     The respective obligations of MKS and Emerson to close the acquisition are subject to:

     - MKS stockholders approving the authorization of the issuance of shares of MKS common stock in connection with the acquisition;

     - the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Act and all applicable foreign anti-trust laws; and

     - the absence of any applicable law or regulation, and any judgment, injunction, order or decree prohibiting the consummation of the acquisition.

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

     In addition, the obligation of MKS to complete the acquisition is subject to the satisfaction or waiver of the following conditions:

     - receipt of all consents and completion of all transfers of intellectual property specifically referenced in the acquisition agreement;

     - receipt of all consents with respect to contracts executed after October 30, 2001, but prior to the closing of the acquisition, which, if not obtained, would reasonably be expected to have a material adverse effect on the ENI business;

     - the representations and warranties of Emerson in the acquisition agreement being true and correct as of the date of the acquisition agreement and as of the closing of the acquisition, unless:

      - the representation and warranty is made as of a particular date, in which case the representation and warranty must be true and correct as of such particular date; or

      - any failures to be true and correct could not reasonably be expected to have a material adverse effect on the ENI business;

     - Emerson shall have, or shall have caused its subsidiaries to have, performed or complied in all material respects with their respective agreements and covenants required to be performed or complied with under the acquisition agreement as of or prior to closing the acquisition;

     - Emerson shall have completed the reorganization of the ENI business;

     - no material adverse affect on the business, financial condition or results of operation of the ENI business shall have occurred since October 1, 2001;

     - Emerson shall have delivered to MKS a certificate stating that the specified conditions of the acquisition agreement have been satisfied;

     - as of the closing date, MKS shall have received the resignations of, or shall have removed, each officer and director of ENI Technology, Inc., ENI Hong Kong and each subsidiary of ENI Technology, Inc. and ENI Hong Kong, so designated for resignation or removal by MKS; and

     - MKS shall have received other customary certificates and instruments as it reasonably requests in connection with the closing of the acquisition.

     In addition, the obligation of Emerson to effect the acquisition is subject to the satisfaction or waiver of the following conditions:

     - the representations and warranties of MKS in the acquisition agreement being true and correct as of the date of the acquisition agreement and as of the closing of the acquisition, unless;

      - the representation and warranty is made as of a particular date, in which case the representation and warranty must be true and correct as of such particular date, or

      - any failures to be true and correct could not reasonably be expected to have a material adverse effect on MKS and its subsidiaries, taken as a whole;

     - MKS shall, or shall have caused its subsidiaries to have, performed or complied with in all material respects their respective agreements and covenants required to be performed or complied with under the acquisition agreement as of or prior to closing the acquisition;

     - no material adverse effect on the business, financial condition and results of operations of MKS and its subsidiaries, taken as a whole, shall have occurred since October 1, 2001;

     - MKS shall have delivered to Emerson a certificate stating that the specified conditions of the acquisition agreement have been satisfied;

     - Emerson shall have received other certificates and instruments as it reasonably requests in connection with the closing of the acquisition;

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

     - the shares of MKS common stock issued to Emerson as required under the acquisition agreement shall have been authorized for quotation on the Nasdaq National Market; and

     - James G. Berges, or upon his inability or refusal to serve, another individual selected by Emerson and acceptable to MKS, shall have been appointed to MKS' board of directors effective as of the closing of the acquisition to serve as a member of the class of directors whose term will expire at the annual meeting of MKS stockholders to be held in 2004.

POST-CLOSING COVENANTS

     From and after the time of closing of the acquisition, Emerson agreed that it will, and will use its reasonable best efforts to cause any affiliate to:

     - refrain from disclosing information of a confidential nature or not generally known to the public concerning the ENI business and operations of the ENI business unless done so in accordance with the terms of the acquisition agreement;

     - for a period of three years following the closing of the acquisition, refrain from soliciting any employee of the ENI business or encouraging any employee of the ENI business to terminate his or her employment with the ENI business following the acquisition, with the exception of general solicitations of employment not specifically directed at employees of the ENI business;

     - except as set forth in the acquisition agreement, refrain from:

      - hiring or attempting to hire any engineers, sales or marketing employees of the ENI business;

      - hiring or attempting to hire any employee of the ENI business employed in the People's Republic of China; or

      - hiring or attempting to hire any employee whose annual compensation exceeds $75,000;

     - for a period of five years following the closing of the acquisition, refrain from, directly or indirectly, engaging in any business that is competitive with the ENI business, including manufacturing, developing, marketing, selling or licensing any product that is manufactured, developed, marketed, sold or licensed by the ENI business other than as holder of not more than 5% of the outstanding securities of a publicly traded company or through the acquisition of a company which competes with the ENI business provided that as soon as practicable after such acquisition Emerson shall divest such portion of the acquired company that competes with the ENI business;

     - for a period of seven years or until thirty days after the expiration of the statute of limitations with respect to any tax matters, allow MKS to have reasonable access to books, records and accounts, correspondence, production records, employment records and other records for the limited purpose of conducting the operations of the ENI business following the closing of the acquisition;

     - fully vest the account balances of each employee of the ENI business in Emerson's individual retirement account plans;

     - be responsible for any severance payment or employee termination obligations arising prior to, or as a result of, this acquisition, as specified below; and

     - assert, at the request of MKS, any claims arising under any insurance policy maintained by Emerson or an affiliate for damages suffered by any ENI business prior to the closing date of the acquisition.

     From and after the time of closing of the acquisition, MKS agreed that it will, and will use its reasonable best efforts to cause any affiliate to:

     - for a period of seven years or until thirty days after the expiration of the statute of limitations with respect to any tax matters, allow Emerson to have reasonable access to books, records and accounts, correspondence, production records, employment records and other records for the limited purpose of concluding Emerson's involvement with the operations of the ENI business as conducted by Emerson or a subsidiary prior to the closing of the acquisition;

     - pay each employee of ENI Technology, Inc., and offer employment to any other employees of the ENI business, at the salary rates and provide employee benefits which are comparable to those provided to such employees by the ENI business or Emerson immediately prior to the closing of the acquisition;

     - use its reasonable best efforts to provide appropriate credit under comparable MKS benefit plans to any employee of the ENI business who has made a co-payment or deductible payment under any employee benefit plan terminated by MKS that was maintained by Emerson or an affiliate of Emerson solely for the benefit of any employees of the ENI business;

     - be responsible for any severance payment or employee termination obligations arising after the acquisition as well as obligations arising as a result of both the transactions contemplated by the acquisition agreement and MKS' failure to comply with the terms of the acquisition agreement; provided, however, MKS shall only be responsible for one-half of any severance benefit of employees of Astec Germany GmbH and ENI Japan who do not accept their respective offers of employment with MKS and are entitled to severance benefits as a matter of applicable law, and such obligation of MKS shall not exceed $200,000 in the aggregate;

     - provide service credit under all MKS benefit plans for all employees of ENI Technology, Inc. for service accrued by these employees as of the closing of the acquisition;

     - with respect to all of the employees of the ENI business, recognize all accrued and unused vacation days, holidays and/or personal and sickness days through the date of closing of the acquisition;

     - with respect to employees of the ENI business based outside of the United States, adopt or assume any employee benefit plan maintained by the ENI business on October 30, 2001 and disclosed in the acquisition agreement, and participate in government sponsored or mandated benefits programs; and

     - make an election under Section 338(g) of the Internal Revenue Code with respect to the shares of ENI Hong Kong, ENI Taiwan and ENI China received under the terms of the acquisition agreement.

     From and after the time of closing of the acquisition, Emerson and MKS agreed to cooperate in all reasonable requests in connection with the defense of or prosecution of any litigation against either party relating to or arising from the operation of the ENI business prior to or following the closing of the acquisition.

INDEMNIFICATION

     The acquisition agreement provides that Emerson will indemnify MKS for any and all damages, subject to the limitations described below, that MKS or an affiliate of MKS may suffer as a result of:

     - a misrepresentation or breach of a warranty of Emerson contained in the acquisition agreement; and

     - any failure to perform any covenant or agreement of Emerson contained in the acquisition agreement.

     Except as follows, Emerson's representations and warranties contained in the acquisition agreement continue in effect until March 31, 2003. Representations and warranties with respect to Emerson's organization, qualification and corporate power, ownership of the capital stock of ENI Technology, Inc., authorization of the transaction and subsidiaries survive without limitation. Representations and warranties with respect to intellectual property and environmental matters survive for three years after the closing of the acquisition and representations and warranties with respect to tax matters and employee benefits survive until 30 days after the expiration of the applicable statute of limitations.

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

     The acquisition agreement provides that MKS will indemnify Emerson for any and all damages, subject to the limitations described below, that Emerson or an affiliate of Emerson may suffer as a result of:

     - a misrepresentation or breach of warranty of MKS contained in the acquisition agreement;

     - any failure to perform any covenant or agreement of MKS contained in the acquisition agreement; and

     - any failure by MKS, or an affiliate of MKS, to satisfy all liabilities that are assumed by MKS or an affiliate under the terms of the acquisition agreement, excluding certain environmental and tax liabilities.

     In general, MKS' representations and warranties contained in the acquisition agreement continue in effect until March 31, 2003. However, the representations and warranties with respect to MKS' organization and corporate power, authorization of the transaction and capitalization survive without limitation.

     Emerson will only be liable for any damages with respect to any individual claim if the amount of such claim exceeds $40,000 and to the extent the aggregate amount of damages exceeds $2,000,000. This $2,000,000 threshold for damages shall not apply if an indemnification claim results from a breach of a representation and warranty pertaining to Emerson's capitalization, corporate organization, power to authorize this transaction and Emerson subsidiaries. Emerson's maximum liability for any and all indemnification claims under the acquisition agreement is $200,000,000. In addition, if MKS has a claim arising as a result of a breach of a representation or warranty relating to certain supply agreements, Emerson will be liable for any damages in excess of $50,000.

     MKS will only be liable for any damages with respect to any individual claim if the amount of such claim exceeds $40,000 and to the extent the aggregate amount of the damages exceeds $2,000,000. This $2,000,000 threshold for damages shall not apply if an indemnification claim results from a breach of a representation and warranty pertaining to capitalization, corporate organization and power to authorize this transaction.

     Except for claims based on fraud or under the tax indemnity provisions of the acquisition agreement, after the closing of the acquisition, the indemnification rights of MKS and Emerson are the exclusive remedy with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in the acquisition agreement.

TAX INDEMNIFICATION

     Emerson will indemnify MKS and hold it harmless against the following taxes:

     - 50% of all taxes other than income taxes relating to the ENI business imposed upon ENI Technology, Inc. and ENI Hong Kong and their subsidiaries, for all periods ending on or prior to the closing of the acquisition to the extent they exceed the reserves and accruals for such taxes reflected on the statement of closing working capital;

     - all income tax liabilities imposed upon ENI Technology, Inc. and ENI Hong Kong and their subsidiaries, for periods ending on or before the closing of the acquisition; and

     - any tax liabilities of ENI Technology, Inc. and ENI Hong Kong and their subsidiaries under Treasury Regulation Section 1.1502-6 or under any comparable or similar provision under state, local or foreign laws or regulations, for periods ending on or before the closing of the acquisition.

     MKS will indemnify Emerson and hold it harmless against the following taxes:

     - 50% of all taxes, other than income taxes, relating to the ENI business imposed upon ENI Technology, Inc. and ENI Hong Kong and their subsidiaries, for all periods ending on or prior to the closing of the acquisition to the extent they exceed the reserves and accruals for such taxes reflected on the statement of closing working capital; and

     - all income tax liabilities imposed upon ENI Technology, Inc. and ENI Hong Kong and their subsidiaries, for periods beginning after the closing of the acquisition.

     Emerson and MKS will share equally all transfer taxes relating to the acquisition.

TERMINATION; BREAKUP FEES

     The acquisition agreement may be terminated at any time prior to the closing of the acquisition, as follows:

     - Both MKS and Emerson may terminate the acquisition agreement:

      - by mutual written consent;

      - by giving written notice to the other party if the closing has not occurred on or before June 30, 2002 by reason of the failure of any condition precedent to the terminating party's closing of the acquisition, unless the failure results primarily from a breach by the terminating party of any representation, warranty or covenant contained in the acquisition agreement; or

      - by giving written notice to the other party at any time after MKS' stockholders have voted on, and failed to approve, the issuance of the MKS shares of common stock in connection with the acquisition.

     - MKS may terminate the acquisition agreement if:

      - Emerson is in breach of any representation, warranty or covenant contained in the acquisition agreement, which breach causes Emerson to be unable to "bring down" the representations, warranties and covenants at closing, and such breach is not remedied within 20 days of delivery of written notice of the breach; or

      - prior to the stockholder vote to approve issuance of MKS shares of common stock in connection with the acquisition, the MKS board of directors withdraws its recommendation to approve issuance of MKS shares of common stock, as permitted by the acquisition agreement.

     - Emerson may terminate the acquisition agreement if:

       - MKS is in breach of any representation, warranty or covenant contained in the acquisition agreement, which breach causes MKS to be unable to "bring down" the representations, warranties and covenants at closing, and such breach is not remedied within 20 days of delivery of written notice of the breach;

       - MKS' board of directors withdraws or modifies, or proposes to withdraw or modify in a manner adverse to Emerson, its approval for the issuance of the MKS shares in connection with the acquisition; or

       - MKS breaches the "non-solicit" covenant in the acquisition agreement and an acquisition proposal is announced by a party other than Emerson, or any of its affiliates or representatives.

     MKS must pay Emerson a termination fee of $7,000,000 plus all out-of-pocket expenses, not to exceed $500,000, incurred by Emerson in connection with the acquisition agreement if:

     - Emerson terminates the acquisition agreement because MKS' board of directors withdraws or modifies, or proposes to withdraw or modify in a manner adverse to Emerson, its approval for the issuance of the MKS shares in connection with the acquisition;

     - Emerson terminates the acquisition agreement because MKS breaches the "non-solicit" covenant in the acquisition agreement and an acquisition proposal is announced by a party other than Emerson or any of its affiliates or representatives;

     - MKS terminates the acquisition agreement because, prior to the stockholder vote to approve the issuance of MKS shares of common stock in connection with the acquisition, its board of directors withdraws its recommendation to approve the issuance of MKS' shares of common stock, as permitted by the acquisition agreement; or

     - MKS or Emerson terminates the acquisition agreement because the MKS stockholders voted on, and failed to approve, the issuance of MKS common stock in connection with the acquisition.

AMENDMENT AND WAIVER

     Generally, MKS and Emerson may amend the acquisition agreement at any time prior to the closing of the acquisition. However, after the stockholders of MKS approve the issuance of MKS common stock in connection with the acquisition, any amendment must comply with Massachusetts law. Amendments must be in writing and signed by all parties and waivers must be in writing and signed by the waiving party.

                               RELATED AGREEMENTS

VOTING AGREEMENT

     As an inducement to Emerson to enter into the acquisition agreement, on October 30, 2001, John R. Bertucci, his wife, the trustees of trusts for the benefit of Mr. and Mrs. Bertucci, and their immediate family, who beneficially owned an aggregate of 14,966,122 shares of MKS common stock, excluding vested options, or 39.51% of the outstanding MKS common stock, on October 31, 2001, entered into a voting agreement with Emerson. Under the terms of the voting agreement, Mr. and Mrs. Bertucci and the trusts established for the benefit of the members of the Bertucci family have agreed to vote, and have each granted to Emerson an irrevocable proxy to vote, their shares of MKS common stock:

     - in favor of the issuance of MKS common stock to Emerson or its designees pursuant to the terms of the acquisition agreement; and

     - in favor of the election of, or against the removal of, any person nominated by Emerson to serve as a member of the MKS board of directors for as long as Emerson is entitled to designate an individual to serve on the MKS Board of Directors under the terms of the shareholder agreement, as described below.

     In addition, until the issuance of MKS common stock is approved by the stockholders of MKS, Mr. and Mrs. Bertucci and the Bertucci family trusts have agreed not to vote their shares of MKS common stock in favor of the approval of any acquisition proposal or any reorganization, recapitalization, liquidation or winding up of MKS, or other extraordinary transaction, which would prevent or delay the acquisition of the ENI business by MKS. The irrevocable proxy automatically terminates upon the earlier of the closing of the acquisition or the termination of the voting agreement.

SHAREHOLDER AGREEMENT

     At the closing of the acquisition, the parties will execute a shareholder agreement. Under the terms of this agreement, Emerson has the right to nominate one person to serve as a member of the MKS board of directors effective as of the closing of the acquisition. The MKS board of directors has agreed to nominate Mr. James G. Berges, or other designee nominated by Emerson and reasonably acceptable to MKS, for election to the board at all meetings of stockholders at which MKS stockholders will vote on the election of directors following the closing of the acquisition. MKS' obligation to nominate Mr. Berges, or other designee nominated by Emerson, will terminate when Emerson and its subsidiaries cease to beneficially own at least 12.5% of the outstanding MKS common stock.

     In addition, for a period of one year after the closing of the acquisition, Emerson and each of its subsidiaries has agreed not to, directly or indirectly, sell, transfer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, transfer the economic risk of ownership or otherwise dispose of any shares of MKS common stock, unless MKS during such one year period makes a public announcement of, or effects a transaction which would result in the issuance or sale of shares of MKS common stock that would possibly result in reducing Emerson's ownership to less than less than 20% of the outstanding MKS common stock. In such an event, the lockup period set forth above would end on the later of the date which is six months after the closing of the acquisition or the earlier of the public announcement or the closing of such dilutive transaction.

     In addition, for a period of three years after the closing of the acquisition, Emerson and its subsidiaries shall not, and shall not assist anyone else to:

     - acquire or take any action to acquire any additional shares of MKS common stock or property of MKS (other than property acquired in the ordinary course of business), except for shares or property acquired due to a merger, consolidation or similar transaction involving MKS or a stock split, or other similar adjustment affecting the MKS common stock or upon the prior approval of a majority of the board of directors, excluding any director nominated by Emerson;

     - solicit a proxy or become a participant in a proxy solicitation in opposition to any matter which has been recommended by a majority of the members of the board of directors or propose or otherwise solicit stockholders of MKS for approval of any stockholder proposals, or otherwise seek to influence the management of MKS; or

     - take any action to seek control of MKS.

     In addition, Emerson shall not, and shall not permit its subsidiaries to, transfer any of the shares of MKS common stock received pursuant to the acquisition agreement to any person or entity that competes in any of the same principal markets as MKS or any person or entity (other than institutional purchasers, as defined in the shareholder agreement) which Emerson knows that, as a result of such transaction, would own more than 5% of the then outstanding common stock of MKS. These restriction do not apply to any block trade crossed through the Nasdaq National Market unless the broker or market-maker effecting such sale has actual knowledge that as a result of such sale the eventual buyer would own 5% of the outstanding common stock of MKS.

     None of the foregoing restrictions on the transfer or disposition of MKS common stock by Emerson shall apply to:

     - any transfer to Emerson or its subsidiaries; or

     - any transfer under a tender or exchange offer made by MKS or recommended by the MKS board of directors to its stockholders.

     In addition, under the shareholder agreement, Emerson is entitled to require MKS to register the shares of MKS common stock issued in connection with the acquisition agreement under the Securities Act. Under the agreement, Emerson may, on up to three occasions, require MKS to register its shares of common stock for resale under the Securities Act in an underwritten offering. MKS will not, subject to certain exceptions, be required to register more than four million shares prior to the date which is one year after the expiration of the lock-up period, eight million shares prior to the date which is two years after the expiration of the lock-up period, and twelve million shares prior to the time which is three years after the expiration of the lock-up period.

     In addition, under the agreement, if MKS proposes to register any of its common stock under the Securities Act, either for its account or for the account of other security holders, Emerson is entitled to notice of the registration and to include its, and its subsidiaries, shares of MKS common stock in the registration. The registration rights held by Emerson are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in such registration and MKS' right not to effect a requested registration if it has a bona fide intention to file a registration statement for an underwritten public offering within 60 days of receiving a registration request. MKS is responsible for paying the expenses of any such registration.

     The form of Shareholder Agreement is attached as Exhibit A to Annex A hereto.

EMPLOYMENT AGREEMENTS

     In connection with the acquisition, MKS entered into an employment agreement with each of John G. Stratakos, G.W. Wong, Stephen R. Phillips, George
A. Altimonda, David W. Steblein, Edward L. Maier, Robert J. Lelio, Anthony Harris, Anthony Keane and Jeff Sellers, all of whom are currently employees of the ENI business. Additionally, MKS will enter into an employment agreement with Hisami Nishio, who is also currently an employee of the ENI business. The employment agreements take effect upon the closing of the acquisition; however, in the event of termination of the acquisition agreement or in the event the acquisition does not close on or before June 30, 2002, the employment agreements shall automatically terminate.

SERVICES AGREEMENTS

     In order to enable MKS to operate the ENI business in an effective manner after the closing of the acquisition, at the closing MKS and Emerson will enter, prior to the closing of the acquisition, into a services agreement for the operation of the China division of the ENI business and another services agreement for the remainder of the ENI business pursuant to which Emerson will provide services to the ENI business as set forth in the agreements. Emerson will provide services to MKS at commercially acceptable quality levels, which will be substantially similar in scope, quality and nature to those services provided to, or on behalf of, the ENI business immediately prior to effectiveness of the agreement. Additionally, under the services agreement for the China division of the ENI business, Emerson will make available to MKS the portion of Emerson's Shenzhen City, China facility that is currently occupied by the China division of the ENI business.

     With respect to the provision of services, Emerson will calculate the costs of services to MKS based on either a customary billing method or the pass-through billing method. The method for calculating the costs of services by the customary billing method will be the same as the method used to calculate the cost of comparable services charged to other businesses operated by Emerson. Emerson will provide MKS with at least 60 days notice prior to making any change in the customary billing charges that would result in an increase in charges to MKS. The costs of services determined by the pass-through billing method will be equal to the third-party costs and expenses incurred by Emerson on behalf of MKS.

     Prior to the end of each year, Emerson will prepare an updated schedule of services to be provided to MKS under the agreement, along with any proposed changes in billing methodology and, to the extent available, the estimated cost of services for the next fiscal year. If requested by MKS, Emerson may provide additional services to MKS on mutually agreed upon prices and terms.

     Both Emerson and MKS will indemnify each other and hold the other and its affiliates harmless against any damages, costs and expenses (including reasonable attorneys' fees) arising from its gross negligence or intentional misconduct in connection with any services, action or inaction or material breach of any of its obligations under the agreement. Additionally, MKS will indemnify and hold Emerson and its affiliates harmless against any damages, costs and expenses arising from any liabilities, costs, expenses or damages resulting from any damage caused by MKS to the facility occupied by the China division of the ENI business, net of any insurance or other recoveries received by Emerson with respect thereto.

     The services agreement for the China division of the ENI business will be in effect from the date of the agreement until 2004, unless earlier terminated. The services agreement for the rest of the ENI business will be in effect from the date of the agreement until 90 days after the closing of the acquisition, unless earlier terminated. The services agreements may be terminated upon material breach not cured within 60 days of notice or by MKS at any time upon 60 days prior written notice to Emerson.

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

THE ENI BUSINESS

     The ENI business is a leading worldwide manufacturer of high precision, solid state power conversion and control systems. The ENI business designs, manufacturers, sells and supports high precision, high power electrical conversion and control systems. These systems are primarily used in the global semiconductor, industrial coatings, flat panel display, and data storage markets. The products of the ENI business are integrated into the manufacturing tools of these industries to produce finished goods which include semiconductors, integrated circuits, flat panel displays, compact discs, digital video discs, and computer hard disks. The systems of the ENI business refine, modify and control the raw electrical power from a utility and convert it into power that can then be readily used by its customers.

     The ENI business primarily sells its catalogue of products directly to front-end equipment original equipment manufacturers, or OEMs, and end-users. Most of the sales of the ENI business to date have been made to customers in the semiconductor capital equipment industry. The ENI business sells its products worldwide, with sales in the United States, Asia and Europe. Since inception, the ENI business has sold more than 100,000 power conversion and control systems. The power conversion and control systems are also used in the flat panel display, data storage and other industrial markets.

     The ENI business conducts the majority of its manufacturing at its facilities in Rochester, New York and Shenzhen, China. The Rochester facility conducts research and development efforts, new product prototypes, final assembly and testing and cable and harness assembly. The Shenzhen facility conducts subassembly work and final assembly and testing and manufactures magnetic components. The manufacturing activities of the ENI business consist of the assembly and testing of components and subassemblies which customers then integrate into their equipment.

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

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
      OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE ENI BUSINESS

     The following discussion and analysis of the financial condition and results of operations of the ENI business should be read in conjunction with ENI business' combined financial statements and the notes to those statements included elsewhere in this proxy statement.

     The following discussion contains forward-looking statements. The forward-looking statements reflect the views of the ENI business with respect to future events and financial performance and are subject to risks, uncertainties and assumptions. The following discussion does not give effect to the acquisition or any changes in the ENI business that MKS may effect following closing. The information set forth in this section was prepared by the ENI business and any reference to "we" and "our" in this section refers to the ENI business only.

     The ENI business designs, manufactures, sells and supports high precision, high power electrical conversion and control systems in the United States, Europe and Asia. These systems are primarily used in thin-film processing equipment in the global semiconductor, data storage, FPD, and industrial coatings markets. The ENI business' products are integrated into the manufacturing tools of these industries to produce finished goods which include semiconductor integrated circuits, computer hard disks, FPDs, compact discs, and digital video discs. The ENI business' products and systems refine, modify and control the raw electrical power generated by a utility and convert it into reliable solid state power that can be readily used by production tools for advanced thin film processing applications. The ENI business is comprised of certain worldwide businesses of Emerson, which are either divisions of U.S. corporations or foreign corporations, all of which are wholly-owned by Emerson.

COMPARISON OF NINE MONTHS ENDED JUNE 2001 AND JUNE 2000

RESULTS OF OPERATIONS

     Net Sales. Net sales increased 25.9% to $96.5 million for the nine months ended June 30, 2001 from $76.6 million for the nine months ended June 30, 2000. International net sales were approximately $37.1 million for the nine months ended June 30, 2001 or 38.5% of net sales and $29.5 million for the same period of 2000 or 38.6% of net sales. The increase in net sales was due to the growth in demand for semiconductors in 2001 as compared with 2000 resulting in strong demand for the ENI business' products from semiconductor capital equipment manufacturers. Strong market conditions prevailed through the March 2001 quarter end, subsequently declining in the June 2001 quarter due to weakness in the overall demand for semiconductors and other electronic devices. The semiconductor equipment market declined further in the September 2001 quarter, in which ENI's net sales were $12.5 million, and is expected to remain weak in the December 2001 quarter. Net sales to semiconductor capital equipment manufacturers and semiconductor device manufacturers were 92.0% of total net sales for the nine months ended June 30, 2001 and 2000.

     Gross Profit. Gross profit as a percentage of net sales decreased to 40.9% for the nine months ended June 30, 2001 from 49.6% for the nine months ended June 30, 2000. The decrease was primarily due to lower absorption of manufacturing overhead costs, unfavorable exchange rates and increased warranty costs. Additionally, gross margins were negatively effected by a $1.8 million provision for obsolete and excess inventory and a $1.9 million provision for inventory purchase commitments in the June 2001 quarter. These provisions were significantly higher than normal and were primarily caused by a sharp reduction in demand, including reduced demand for products used on older semiconductor fabrication tools. The weakening market conditions during the quarter ended September 30, 2001 resulted in a 12.4% gross profit. This was due primarily to the impact of lower production volumes on absorption of manufacturing overhead costs combined with incremental provisions for excess inventory and warranty costs.

     Research and Development. Research and development expense increased 35.8% to $11.1 million or 11.5% of net sales for the nine months ended June 30, 2001 from $8.2 million or 10.7% of net sales for the

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

nine months ended June 30, 2000. The increase was primarily due to increased employment levels and spending for project materials to keep pace with increasing demand for our participation in customers' new tool designs.

     Selling. Selling expenses decreased 3.1% to $6.0 million or 6.3% of net sales for the nine months ended June 30, 2001 from $6.2 million or 8.1% of net sales for the nine months ended June 30, 2000. This change was primarily a result of lower compensation costs and reductions in advertising and travel expenses.

     General and Administrative. General and administrative expense increased 36.9% to $4.9 million or 5.1% of net sales for the nine months ended June 30, 2001 from $3.6 million or 4.7% of net sales for the nine months ended June 30, 2000. The increase was primarily resulting from increased employment levels and non-recurring systems consulting costs.

     Amortization of Goodwill. Amortization of goodwill of $0.9 million or 1.0% and 1.2% of net sales, respectively for the nine months ended June 30, 2001 and 2000, respectively, represents the amortization of goodwill related to the acquisition of the ENI business by Emerson, which was completed in fiscal 1999 with Emerson increasing its ownership in the ENI business from 51% to 100%.

     Litigation Expenses. The litigation expenses were associated with a patent infringement lawsuit which the ENI business settled in March 2001. Significant non-recurring legal costs were incurred in 2000 associated with this lawsuit.

     Interest Income (Expense), Net. The ENI business incurred net interest expense of $0.2 million and $0.1 million for the nine months ended June 30, 2001 and 2000, respectively, primarily resulting from its IDRB Lease.

     Provision for Income Taxes. The effective tax rate for the nine months ended June 30, 2001 and 2000 was 39.5% and 39.2%, respectively. Substantially all of the ENI business' operations are included in Emerson's U.S. federal, state or foreign income tax returns filed by Emerson legal entities. However, for purposes of preparing the financial statements of the ENI business, the tax provision has been determined as if the ENI business filed separate tax returns in each tax jurisdiction that it operates.

LIQUIDITY AND CAPITAL RESOURCES

     The ENI business has financed its operations and capital requirements through a combination of cash provided by operations, long-term real estate financing and capital contributions from Emerson.

     Working capital was $22.9 million as of June 30, 2001, an increase of $13.0 million from September 30, 2000. Operations provided cash of $10.8 million for the nine months ended June 30, 2001. This cash flow was impacted by net income, depreciation and amortization and reductions in the levels of accounts receivable, accounts payable and inventory. The reductions in accounts receivable, accounts payable and inventory were resulting from the decline in the June 2001 quarter level of business relative to the September 2000 quarter, reflecting the weakness in the overall demand for semiconductors and other electronic devices. Investing activities utilized cash of $4.6 million for the nine months ended June 30, 2001, primarily from the construction of a 40,000 square foot Research and Development facility at its Rochester, New York facility. Financing activities utilized cash of $5.4 million, primarily from distributions to Emerson.

COMPARISON OF FISCAL YEAR ENDED SEPTEMBER 2000 AND SEPTEMBER 1999

     Net Sales. Net sales increased 89.1% to $109.5 million for the year ended September 30, 2000 from $57.9 million for the year ended September 30, 1999. International net sales were approximately $40.8 million or 37.3% of net sales in fiscal 2000 and $30 million or 51.8% of net sales in fiscal 1999. The increase in net sales was due to the growth in demand for semiconductors in fiscal 2000 as compared with fiscal 1999 that resulted in strong demand for the ENI business' products from semiconductor capital equipment manufacturers. Accordingly, net sales to semiconductor capital equipment manufacturers and semiconductor device manufacturers increased to 94% of total net sales in fiscal 2000 from 84% of total net sales in fiscal 1999.

     Gross Profit. Gross profit as a percentage of net sales increased to 48.3% for fiscal 2000 from 43.9% for fiscal 1999. The increase was primarily due to improved leverage of fixed manufacturing overhead costs on the significant increase in sales volumes, favorable exchange rates and cost savings achieved from increased production in the ENI business' China manufacturing facility.

     Research and Development. Research and development expense increased 57.6% to $11.5 million or 10.5% of net sales for fiscal 2000 from $7.3 million or 12.6% of net sales for fiscal 1999. The increase was primarily due to increased compensation expense and spending for project materials to develop new products for the semiconductor capital equipment market.

     Selling. Selling expenses increased 38.1% to $8.7 million or 8.0% of net sales for fiscal 2000 from $6.3 million or 10.9% of net sales for fiscal 1999. This increase was primarily a result of spending increases for additional sales personnel and increases in advertising and travel expenses.

     General and Administrative. General and administrative expense increased 72.2% to $5.3 million or 4.9% of net sales for fiscal 2000 from $3.1 million or 5.3% of net sales for fiscal 1999. The increase was primarily resulting from increased employment levels, depreciation expense, normal management charges from Emerson and professional fees.

     Amortization of Goodwill. Amortization of goodwill was $1.3 million or 1.1% of net sales for fiscal 2000 and $1.1 million or 1.9% of net sales for fiscal 1999 and represents the amortization of goodwill related to the acquisition of the ENI business by Emerson, which was completed in fiscal 1999 with Emerson increasing its ownership in the ENI business from 51% to 100%.

     Litigation Expenses. Litigation expenses were associated with a patent infringement lawsuit which the ENI business settled in March 2001. The settlement amount of $1.5 million was accrued in the fiscal 2000 results.

     Interest Income (Expense), Net. Net interest expense amounted to $0.2 million for fiscal 2000 and 1999, primarily resulting from its IDRB Lease.

     Provision for Income Taxes. The effective tax rates for fiscal 2000 and 1999 were 38.4% and 40.6%, respectively. Substantially all of the ENI business' operations are included in Emerson's U.S. federal, state or foreign income tax returns filed by Emerson legal entities. However, for purposes of preparing the financial statements of the ENI business, the tax provision has been determined as if the ENI business filed separate tax returns in each tax jurisdiction in which it operates.

LIQUIDITY AND CAPITAL RESOURCES

     The Company has financed its operations and capital requirements through a combination of cash provided by operations, long term real estate financing and capital infusions from Emerson.

     Working capital was $9.9 million as of September 30, 2000, a decrease of $3.0 million from September 30, 1999. Operations provided cash of $8.2 million and $7.5 million for fiscal 2000 and 1999, respectively. This cash flow was impacted by net profit, depreciation and amortization and increases in the levels of inventory, accounts receivable, accounts payable, income taxes payable and accrued expenses. The increases in inventory, accounts receivable, accounts payable and accrued expenses resulted from the significant increase in business levels throughout fiscal 2000, reflecting growing strength in the overall demand for semiconductors and other electronic devices. Investing activities utilized cash of $6.9 million and $1.0 million for fiscal 2000 and 1999, respectively for the purchase of property, plant, and equipment. Financing activities provided cash of $1.2 million in fiscal 2000 consisting of capital contributions from Emerson and utilized cash of $9.4 million in fiscal 1999 consisting of distributions to Emerson.

COMPARISON OF YEAR ENDED SEPTEMBER 1999 AND SEPTEMBER 1998

RESULTS OF OPERATIONS

     Net Sales. Net sales decreased 3.6% to $57.9 million for the year ended September 30, 1999 from $60.0 million for the year ended September 30, 1998. International net sales were approximately $30 million or 51.8% of net sales in fiscal 1999 and $26.3 million or 43.8% of net sales in fiscal 1998. The decrease in net sales was due to the reduction in demand for semiconductors in fiscal 1999 as compared with fiscal 1998 that resulted in lower demand for the ENI business' products from semiconductor capital equipment manufacturers. Net sales to semiconductor capital equipment manufacturers and semiconductor device manufacturers were 84% and 81% of total net sales for fiscal 1999 and 1998, respectively.

     Gross Profit. Gross profit as a percentage of net sales increased to 43.9% for fiscal 1999 from 43.1% for fiscal 1998. The increase was primarily due to the impact of favorable exchange rates, net of unfavorable changes in the mix of product sold.

     Research and Development. Research and development expense decreased 5.9% to $7.3 million or 12.6% of net sales for fiscal 1999 from $7.7 million or 12.9% of net sales for fiscal 1998. The decrease was primarily due to lower compensation expense and spending for project materials resulting from forcecount reductions and other cost reduction measures implemented during fiscal 1998 and early fiscal 1999.

     Selling. Selling expenses decreased 4.2% to $6.3 million or 10.9% of net sales for fiscal 1999 from $6.6 million or 11.0% of net sales for fiscal 1998. This reduction was primarily resulting from forcecount reductions and reductions in advertising costs.

     General and Administrative. General and administrative expense decreased 1.8% to $3.1 million or 5.3% of net sales for fiscal 1999 from $3.1 million or 5.2% of net sales for fiscal 1998. The decrease was primarily resulting from reductions in discretionary spending related to recruitment and telecommunications costs.

     Amortization of Goodwill. Amortization of goodwill was $1.1 million or 1.9% of net sales for fiscal 1999 and $0.4 million or 0.7% of net sales for fiscal 1998. This represents the amortization of goodwill related to the acquisition of the ENI business by Emerson, which was completed in fiscal 1999 with Emerson increasing its ownership in the ENI business from 51% to 100%.

     Litigation Expenses. Litigation expenses were associated with a patent infringement lawsuit which the ENI business settled in March 2001.

     Interest Income (Expense), Net. Net interest expense amounted to $0.2 million for fiscal 1999 and 1998, primarily resulting from its IDRB Lease.

     Provision for Income Taxes. The effective tax rates for fiscal 1999 and 1998 were 40.6% and 38.1%, respectively. Substantially all of the ENI business' operations are included in Emerson's U.S. federal, state or foreign income tax returns filed by Emerson legal entities. However, for purposes of preparing the financial statements of the ENI business, the tax provision has been determined as if the ENI business filed separate tax returns in each tax jurisdiction in which it operates.

         UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma combined consolidated financial statements present the effect of the pending acquisition of the ENI business by MKS Instruments, Inc. to be accounted for as a purchase. The unaudited pro forma combined consolidated balance sheet presents the combined consolidated financial position of MKS and the ENI business as of September 30, 2001 assuming that the proposed acquisition had occurred as of that date. Such pro forma information is based upon the historical consolidated balance sheet of MKS as of September 30, 2001, and the historical combined balance sheet of the ENI business as of June 30, 2001. The unaudited pro forma combined consolidated statement of operations for the year ended December 31, 2000 gives effect to the pending acquisition by MKS of the ENI business as if the acquisition had occurred at the beginning of the period presented and includes the ENI business' combined statement of operations for the year ended September 30, 2000 with that of MKS' consolidated statement of operations for the year ended December 31, 2000. The unaudited pro forma combined consolidated statement of operations for the nine months ended September 30, 2001 includes MKS' consolidated statement of operations for the nine months ended September 30, 2001 with that of the ENI business' combined statement of operations for the nine months ended June 30, 2001.

     Unaudited pro forma combined consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred at the beginning of the periods presented, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma combined consolidated financial statements are based upon the respective historical financial statements of MKS and the ENI business, as adjusted, and do not incorporate, nor do they assume, any benefits from cost savings or synergies of operations of the combined company.

     The allocation of the purchase price will be finalized following the closing of the acquisition and finalization of appraisals to determine the fair value of tangible and identifiable intangible assets. Based on an analysis of fair market value, the excess of the purchase price over the fair value of net tangible and intangible assets on the balance sheet of the ENI business will be allocated to goodwill. MKS is currently gathering the data necessary to determine the fair market value of identifiable intangible assets. Because the valuation analysis has not been completed, the actual amount of goodwill and identifiable intangible assets, and the related average useful life, could vary from these assumptions.

                          UNAUDITED PRO FORMA COMBINED
                           CONSOLIDATED BALANCE SHEET

                                                           AS OF SEPTEMBER 30, 2001
                                              ---------------------------------------------------
                                                  HISTORICAL
                                              -------------------    PRO FORMA          PRO FORMA
                                                MKS        ENI      ADJUSTMENTS         COMBINED
                                              --------   --------   -----------         ---------
                                                                (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents.................  $118,434   $  2,408    $   (908)      A   $119,934
  Short-term investments....................    12,678         --                         12,678
  Trade accounts receivable, net............    42,691     12,615                         55,306
  Inventories...............................    70,548     25,364         767       B     96,679
  Deferred tax asset........................     7,933      5,672      (5,672)      A      7,933
  Other current assets......................    13,259        964                         14,223
                                              --------   --------    --------           --------
Total current assets........................   265,543     47,023      (5,813)           306,753
Property, plant and equipment, net..........    71,363     20,073         303       B     91,739
Goodwill, net...............................    32,173     46,305     (46,305)      A    235,465
                                                                      203,292       B
Acquired intangible assets, net.............    23,093         --      34,600       B     57,693
Long-term investments.......................    16,100         --                         16,100
Other assets................................    23,316      1,606        (628)      C     24,294
                                              --------   --------    --------           --------
Total assets................................  $431,588   $115,007    $185,449           $732,044
                                              ========   ========    ========           ========
LIABILITIES AND STOCKHOLDERS' EQUITY AND
DIVISIONAL CONTROL
Current liabilities:
  Short-term borrowings.....................  $ 14,745   $     --    $                  $ 14,745
  Current portion of long-term debt.........     1,392         --                          1,392
  Current portion of capital lease
     obligations............................       528         --                            528
  Accounts payable..........................    10,822      5,675                         16,497
  Accounts payable -- related party, net....        --        479          --                479
  Deposits received from customers for
     product sales..........................        --        306                            306
  Accrued compensation......................     7,985      2,365          --             10,350
  Other accrued expenses....................    14,654      6,810       4,150       B     25,614
  Income taxes payable......................        --      8,235          --              8,235
  Deferred tax liability....................        --        208        (208)      A         --
                                              --------   --------    --------           --------
Total current liabilities...................    50,126     24,078       3,942             78,146
Long-term debt..............................    11,906      5,000                         16,906
Long-term portion of capital lease
  obligations...............................       269         --                            269
Deferred tax liability......................     3,745        817        (817)      A     16,834
                                                                       13,089       B
Other liabilities...........................     1,498        383                          1,881
Commitments and contingencies...............
Stockholders' equity and divisional control:
  Preferred stock...........................        --         --          --                 --
  Common stock..............................       113         --                            113
  Additional paid-in capital................   280,114         --     261,264       B    541,378
  Retained earnings.........................    83,845         --      (7,300)      D     76,545
  Divisional equity.........................               86,046     (86,046)      E         --
  Accumulated other comprehensive loss......       (28)    (1,317)      1,317       E        (28)
                                              --------   --------    --------           --------
Total stockholders' equity and divisional
  control...................................   364,044     84,729     169,235            618,008
                                              --------   --------    --------           --------
Total liabilities and stockholders' equity
  and divisional control....................  $431,588   $115,007    $185,449           $732,044
                                              ========   ========    ========           ========

                   UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                            STATEMENT OF OPERATIONS

                                                     FOR THE YEAR ENDED DECEMBER 31, 2000
                                              ---------------------------------------------------
                                                  HISTORICAL                  PRO FORMA
                                              -------------------   -----------------------------
                                                MKS        ENI      ADJUSTMENTS          COMBINED
                                              --------   --------   -----------          --------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales...................................  $466,852   $109,505     $    --            $576,357
Cost of sales...............................   261,456     56,648          59        F    318,163
                                              --------   --------     -------            --------
Gross profit................................   205,396     52,857         (59)            258,194
Research and development....................    37,323     11,464          31        F     48,818
Selling, general and administrative.........    71,205     18,021          15        F     89,081
                                                                         (160)       C
Amortization of goodwill and acquired
  intangibles...............................     5,023      1,251      (1,251)       G     11,636
                                                                        6,613        D
Purchase of in-process research and
  development...............................       310         --          --                 310
                                              --------   --------     -------            --------
Income (loss) from operations...............    91,535     22,121      (5,307)            108,349
Interest income (expense), net..............     4,818       (187)                          4,631
Other income (expense), net.................      (243)      (579)         --                (822)
                                              --------   --------     -------            --------
Income (loss) before income taxes...........    96,110     21,355      (5,307)            112,158
Provision for income taxes (benefit)........    35,850      8,201      (2,216)       H     41,835
                                              --------   --------     -------            --------
Net income (loss)...........................  $ 60,260   $ 13,154     $(3,091)           $ 70,323
                                              ========   ========     =======            ========
Net income per share:
  Basic.....................................  $   1.74                                   $   1.51
  Diluted...................................  $   1.67                                   $   1.46
Weighted average common shares outstanding:
  Basic.....................................    34,596                 12,000        B     46,596
  Diluted...................................    36,170                 12,000        B     48,170

                   UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                            STATEMENT OF OPERATIONS

                                                      NINE MONTHS ENDED SEPTEMBER 30, 2001
                                               ---------------------------------------------------
                                                   HISTORICAL                 PRO FORMA
                                               ------------------   ------------------------------
                                                 MKS        ENI     ADJUSTMENTS           COMBINED
                                               --------   -------   -----------           --------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales....................................  $236,745   $96,452     $    --             $333,197
Cost of sales................................   151,636    56,957          44       F      208,637
                                               --------   -------     -------             --------
Gross profit.................................    85,109    39,495         (44)             124,560
Research and development.....................    29,907    11,137          23       F       41,067
Selling, general and administrative..........    54,107    11,630          11       F       65,536
                                                                         (212)      C
Amortization of goodwill and acquired
  intangibles................................     8,005       938        (938)      G       12,964
                                                                        4,959       D
Goodwill impairment charge...................     3,720        --          --                3,720
Merger expenses..............................     7,708        --          --                7,708
Purchase of in-process research and
  development................................     2,340        --          --                2,340
                                               --------   -------     -------             --------
Income (loss) from operations................   (20,678)   15,790      (3,887)              (8,775)
Interest income (expense), net...............     3,185      (178)                           3,007
Other income (expense), net..................    (1,246)     (322)                          (1,568)
                                               --------   -------     -------             --------
Income (loss) before income taxes............   (18,739)   15,290      (3,887)              (7,336)
Provision for income taxes (benefit).........    (3,381)    6,041      (3,980)      H       (1,320)
                                               --------   -------     -------             --------
Net income (loss)............................  $(15,358)  $ 9,249     $    93             $ (6,016)
                                               ========   =======     =======             ========
Net income (loss) per share:
  Basic......................................  $  (0.41)       --                         $  (0.12)
  Diluted....................................  $  (0.41)       --                         $  (0.12)
Weighted average common shares outstanding:
  Basic......................................    37,364        --      12,000       B       49,364
  Diluted....................................    37,364        --      12,000       B       49,364

    NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

                             (TABLES IN THOUSANDS)

1.  BASIS OF PRESENTATION

     On October 30, 2001, MKS Instruments, Inc. entered into a definitive agreement to acquire the ENI business in a transaction to be accounted for as a purchase. Under the terms of the agreement, MKS will issue 12 million shares of common stock to Emerson in exchange for the ENI business.

     The estimated value of the MKS common stock is approximately $21.7720 per share based on the average closing price of MKS' common stock for the five-day period including the date of the announcement of the signing of the merger agreement and the two days preceding and succeeding such date.

     The purchase consideration is estimated as follows:

Common stock................................................   $261,264
Estimated transaction expenses..............................      4,150
                                                               --------
                                                               $265,414
                                                               ========

     The preliminary allocation of the purchase price using balances as of June 30, 2001 is summarized below:

Accounts Receivable.........................................   $ 12,615
Inventories.................................................     26,131
Property and equipment......................................     20,376
Developed technology........................................     30,500
Patents.....................................................      4,100
In-process research and development.........................      7,300
Goodwill....................................................    203,292
Other net liabilities.......................................    (25,811)
Deferred tax liability......................................    (13,089)
                                                               --------
                                                               $265,414
                                                               ========

     The actual purchase price allocation is also dependent upon the fair values of the acquired assets and assumed liabilities as of the acquisition date and the finalization of the preliminary valuation report.

     For pro forma purposes, the long-term debt has been reflected at the ENI business' June 30, 2001 carrying value, pending a determination of its estimated fair value. The $7.3 million amount allocated to in-process research and development represents the purchased in-process technology for projects that had not yet reached technological feasibility and had no future alternative use. Based on preliminary assessments, the value of these projects was determined by estimating the resulting net cash flows from the sale of the products resulting from the completion of the projects, reduced by the portion of the revenue attributable to developed technology and the percentage of completion of the project. The resulting cash flows were then discounted back to their present value at appropriate discount rates.

     The nature of the efforts to develop the purchased in-process research and development into commercially viable products principally relates to the completion of planning, designing, prototyping and testing activities that are necessary to establish that the product can be produced to meet its design specification including function, features and technical performance requirements. The resulting net cash flows from such products are based on estimates of revenue, cost of revenue, research and development costs, sales and marketing costs, and income taxes from such projects.

          NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL
                           STATEMENTS -- (CONTINUED)

     The amounts allocated to in-process research and development will be charged to the statement of operations in the period the acquisition is consummated.

     Goodwill represents the excess of purchase price over the fair value of the underlying net identifiable assets. Goodwill is not amortized in accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

     The deferred tax liability relates to differences between book and tax bases of acquired assets and liabilities assumed.

2.  PRO FORMA ADJUSTMENTS

    A Reflects the elimination of certain excluded assets and liabilities under the terms of the acquisition.

    B Reflects the acquisition of the ENI business based on the preliminary purchase price described in Note 1.

    C Reflects the elimination of the ENI business' historical patent amortization and accumulated net balance.

    D Reflects amortization of developed technology and patents over their estimated useful lives of five and eight years, respectively, as if the acquisition occurred at the beginning of each period presented. The $7.3 million amount allocated to in-process research and development has not been included in the unaudited pro forma combined consolidated statement of operations as it is nonrecurring, but is included as a reduction in retained earnings in the unaudited combined consolidated balance sheet. This amount will be expensed in the period the acquisition is consummated.

    E Reflects the elimination of historical divisional control amounts of the ENI business.

    F Additional depreciation of the increase in fair value of property and equipment.

    G Reflects the elimination of the ENI business' historical amortization of goodwill.

    H Represents pro forma combined consolidated provision for income taxes at a rate of 37.3% and 18.0% of income before income taxes for the year ended December 31, 2000 and the nine months ended September 30, 2001, respectively, based on MKS' historical rates for the periods presented.

                      WHERE YOU CAN FIND MORE INFORMATION

     MKS files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. MKS stockholders may read and copy any reports, statements or other information that MKS files at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

     The Securities and Exchange Commission allows MKS to "incorporate by reference" information into this proxy statement, which means that MKS can disclose important information to its stockholders by referring them to another document filed separately with the Securities and Exchange Commission. As a result some of the important business and financial information relating to MKS that you may want to consider on deciding how to vote is not included in this proxy statement. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement. This proxy statement incorporates by reference the documents set forth below that MKS has previously filed with the Securities and Exchange Commission. These documents contain important information that you should read about MKS and its finances.

MKS SECURITIES AND EXCHANGE
COMMISSION FILINGS (FILE NO. 000-23621) PERIOD                        PERIOD
----------------------------------------------                        ------
Annual Report on Form 10-K..................    Fiscal year ended December 31, 2000
Quarterly Report on Form 10-Q...............    Quarter ended March 31, 2001
Quarterly Report on Form 10-Q...............    Quarter ended June 30, 2001
Quarterly Report on Form 10-Q...............    Quarter ended September 30, 2001
Current Report on Form 8-K..................    Filed on April 20, 2001
Current Report on Form 8-K..................    Filed on April 20, 2001
Current Report on Form 8-K..................    Filed on November   , 2001
Definitive Proxy Statement on Schedule 14A...   Annual Meeting of Stockholders held on May 16, 2001
Registration Statement on Form 8-A..........    Filed on March 2, 1999

     You may request a copy of the MKS documents described above, which will be provided at no cost, by contacting MKS Instruments, Inc., Six Shattuck Road, Andover, Massachusetts 01810, Attention: Ronald C. Weigner, Telephone: (978) 975-2350.

     MKS is also incorporating by reference additional documents that it may file with the Securities and Exchange Commission between the date of this proxy statement and the date of the special meeting of MKS stockholders.

     MKS has supplied all information contained in this proxy statement relating to MKS, and Emerson Electric Co. has supplied all information contained in this proxy statement relating to itself and ENI.

     You should rely only on the information contained in this proxy statement to vote on the proposal(s) to be considered at the stockholders meeting. MKS has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated
December   , 2001. You should not assume that the information contained in this
proxy statement is accurate as of any date other than December   , 2001, and the
mailing of the proxy statement to you shall not create any implication to the contrary.

                 INDEX TO COMBINED FINANCIAL STATEMENTS OF ENI


Combined Financial Statements:
     Independent Auditors's Report..........................  F-2
     Combined Balance Sheets as of September 30, 1999 and
      2000 and June 30, 2001 (unaudited)....................  F-3
     Combined Statements of Income for the Years Ended
      September 30, 1998, 1999 and 2000 and the Nine Months
      Ended June 30, 2000 (unaudited) and 2001
      (unaudited)...........................................  F-4
     Combined Statements of Divisional Control and
      Comprehensive Income for the Years ended September 30,
      1998, 1999 and 2000 and the Nine Months Ended June 30,
      2001 (unaudited)......................................  F-5
     Combined Statements of Cash Flows for the Years Ended
      September 30, 1998, 1999 and 2000 and the Nine Months
      Ended June 30, 2000 (unaudited) and 2001
      (unaudited)...........................................  F-6
     Notes to Combined Financial Statements.................  F-7

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Emerson Electric Co.:

     We have audited the accompanying combined balance sheets of ENI as of September 30, 2000 and 1999, and the related combined statements of income, divisional control and comprehensive income and cash flows for each of the years in the three-year period ended September 30, 2000. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of ENI as of September 30, 2000 and 1999, and the results of its operations and its cash flows for each of the years in the three-year period ended September 30, 2000 in conformity with accounting principles generally accepted in the United States of America.

                                          /s/ KPMG LLP

June 22, 2001, except for
  note 15, for which the date
  is October 31, 2001

                                      ENI
                            COMBINED BALANCE SHEETS
                           JUNE 30, 2001 (UNAUDITED)
                          SEPTEMBER 30, 2000 AND 1999

                                                                             SEPTEMBER 30,
                                                               JUNE 30,     ----------------
                                                                 2001        2000      1999
                                                              -----------   -------   ------
                                                              (UNAUDITED)
                                                                      (IN THOUSANDS)
ASSETS
------
Current assets:
  Cash......................................................   $  2,408       2,702      901
  Accounts receivable, less allowance for doubtful accounts
     of $90, $123 and $82 at June 30, 2001, and September
     30, 2000 and 1999, respectively........................     12,615      17,973   11,927
  Inventories...............................................     25,364      28,058   11,247
  Deferred income taxes and other current assets............      6,110       3,522    2,620
  Forward contracts.........................................        526          --       --
                                                               --------     -------   ------
          Total current assets..............................     47,023      52,255   26,695
Property and equipment, net.................................     20,073      17,631   12,651
Goodwill, less accumulated amortization of $4,310, $3,372
  and $2,121 at June 30, 2001, and September 30, 2000 and
  1999, respectively........................................     46,305      47,243   48,494
Other noncurrent assets, less accumulated amortization of
  $1,074, $713 and $548 at June 30, 2001, and September 30,
  2000 and 1999, respectively...............................      1,606         957      363
                                                               --------     -------   ------
          Total assets......................................   $115,007     118,086   88,203
                                                               ========     =======   ======
LIABILITIES AND DIVISIONAL CONTROL
----------------------------------
Current liabilities:
  Accounts payable -- trade.................................      5,675      10,611    4,508
  Accounts payable -- intercompany, net.....................        479      13,039    1,094
  Deposits received from customers for product sales........        306         727      125
  Accrued expenses..........................................      7,275       8,876    4,679
  Accrued purchase obligations..............................      1,900          --       --
  Income taxes..............................................      8,235       9,105    3,367
  Deferred income taxes.....................................        208          --       --
                                                               --------     -------   ------
          Total current liabilities.........................     24,078      42,358   13,773
Long-term debt..............................................      5,000       5,000    5,000
Other long-term liabilities.................................        383         366      446
Deferred income taxes.......................................        817       1,128    1,185
                                                               --------     -------   ------
          Total liabilities.................................     30,278      48,852   20,404
                                                               ========     =======   ======
Divisional control:
  Divisional equity.........................................     86,046      69,632   67,748
  Accumulated other comprehensive income (loss).............     (1,317)       (398)      51
                                                               --------     -------   ------
          Total divisional control..........................     84,729      69,234   67,799
                                                               --------     -------   ------
          Total liabilities and divisional control..........   $115,007     118,086   88,203
                                                               ========     =======   ======

          See accompanying notes to the combined financial statements.

                                      ENI
                         COMBINED STATEMENTS OF INCOME
             YEARS ENDED SEPTEMBER 30, 2000, 1999 AND 1998 AND NINE
          MONTHS ENDED JUNE 30, 2001 (UNAUDITED) AND 2000 (UNAUDITED)

                                                                             SEPTEMBER 30,
                                           JUNE 30,      JUNE 30,     ----------------------------
                                             2001          2000         2000      1999      1998
                                         ------------   -----------   --------   -------   -------
                                         (UNAUDITED)    (UNAUDITED)
                                                              (IN THOUSANDS)
Sales..................................    $96,452        $76,603     $109,505   $57,898   $60,032
Cost of sales..........................     56,957         38,616       56,648    32,463    34,173
                                           -------        -------     --------   -------   -------
     Gross profit......................     39,495         37,987       52,857    25,435    25,859
Operating expenses:
  Research and development.............     11,137          8,199       11,464     7,275     7,729
  Sales and marketing..................      6,031          6,224        8,717     6,314     6,588
  General and administrative...........      4,949          3,616        5,315     3,087     3,142
  Litigation...........................        650          1,864        3,989       775       125
  Amortization of goodwill.............        938            938        1,251     1,120       427
                                           -------        -------     --------   -------   -------
     Income from operations............     15,790         17,146       22,121     6,864     7,848
Other income (expense):
  Interest income......................          4              4            6        18        39
  Interest expense.....................       (182)          (137)        (193)     (199)     (204)
  Foreign currency gain................        (75)           (86)        (124)       11         9
  Other, net...........................       (247)          (194)        (455)      (50)      128
                                           -------        -------     --------   -------   -------
     Income before income tax
       provision.......................     15,290         16,733       21,355     6,644     7,820
Income tax expense.....................     (6,041)        (6,560)      (8,201)   (2,695)   (2,982)
                                           -------        -------     --------   -------   -------
     Net income........................    $ 9,249        $10,173     $ 13,154   $ 3,949   $ 4,838
                                           =======        =======     ========   =======   =======

          See accompanying notes to the combined financial statements.

                                      ENI
       COMBINED STATEMENTS OF DIVISIONAL CONTROL AND COMPREHENSIVE INCOME
             YEARS ENDED SEPTEMBER 30, 2000, 1999 AND 1998 AND NINE
                     MONTHS ENDED JUNE 30, 2001 (UNAUDITED)

                                                                        ACCUMULATED
                                                                           OTHER
                                                                       COMPREHENSIVE   COMPREHENSIVE
                                                          DIVISIONAL      INCOME          INCOME
                                                           CONTROL        (LOSS)          (LOSS)
                                                          ----------   -------------   -------------
                                                                        (IN THOUSANDS)
BALANCE AT SEPTEMBER 30, 1997...........................   $38,256          (232)
Comprehensive income:
  Net income............................................     4,838            --            4,838
  Currency translation adjustments......................                    (137)            (137)
                                                                                          -------
          Comprehensive income..........................                                  $ 4,701
                                                                                          =======
Distributions to Emerson................................    (3,967)           --
                                                           -------        ------
BALANCE AT SEPTEMBER 30, 1998...........................    39,127          (369)
Comprehensive income:
  Net income............................................     3,949            --            3,949
  Currency translation adjustments......................                     420              420
                                                                                          -------
          Comprehensive income..........................                                  $ 4,369
                                                                                          =======
Goodwill recorded from step acquisition by Emerson......    32,947            --
Distributions to Emerson................................    (8,275)           --
                                                           -------        ------
BALANCE AT SEPTEMBER 30, 1999...........................    67,748            51
Comprehensive income:
  Net income............................................    13,154            --           13,154
  Currency translation adjustments......................                    (449)            (449)
                                                                                          -------
          Comprehensive income..........................                                  $12,705
                                                                                          =======
Distributions to Emerson................................   (11,270)           --
                                                           -------        ------
BALANCE AT SEPTEMBER 30, 2000...........................    69,632          (398)
Comprehensive income:
  Net income............................................     9,249            --            9,249
  Currency translation adjustments......................        --        (1,237)          (1,237)
  Transition adjustment from adoption of SFAS No. 133
     (note 3), net of tax of $64........................                      99               99
  Change in fair value of forward contracts, net of tax
     of $208............................................                     318              318
  Reclassification adjustment to earnings, net of tax of
     $64................................................                     (99)             (99)
                                                                                          -------
          Comprehensive income..........................                                    8,330
                                                                                          =======
Contributions from Emerson..............................     7,165            --
                                                           -------        ------
BALANCE AT JUNE 30, 2001 (UNAUDITED)....................   $86,046        (1,317)
                                                           =======        ======

          See accompanying notes to the combined financial statements.

                                      ENI
                       COMBINED STATEMENTS OF CASH FLOWS
             YEARS ENDED SEPTEMBER 30, 2000, 1999 AND 1998 AND NINE
          MONTHS ENDED JUNE 30, 2001 (UNAUDITED) AND 2000 (UNAUDITED)

                                                                             SEPTEMBER 30,
                                           JUNE 30,      JUNE 30,     ----------------------------
                                             2001          2000         2000      1999      1998
                                          -----------   -----------   --------   -------   -------
                                          (UNAUDITED)   (UNAUDITED)
                                                               (IN THOUSANDS)
Operating activities:
  Net income............................    $ 9,249       $10,173     $ 13,154   $ 3,949   $ 4,838
  Adjustments to reconcile net income to
     net cash provided by operating
     activities:
     Depreciation and amortization......      2,500         1,751        2,135     2,088     2,107
     Amortization of goodwill...........        938           938        1,251     1,120       427
     Allowance for doubtful accounts....         36           104          213        39      (175)
     (Gain) Loss on disposal of
       assets...........................          7             2           16       (20)       73
     Deferred income taxes..............     (2,194)       (1,189)      (1,034)     (411)      229
     Changes in assets and liabilities:
       Accounts receivable..............      5,322        (1,684)      (6,535)   (3,233)    4,310
       Inventories......................      2,694        (9,108)     (16,929)     (181)     (529)
       Other current assets.............       (850)         (839)          93       291       193
       Accounts payable -- trade........     (4,936)        5,346        6,111     2,453    (2,315)
       Accrued expenses.................        299         3,835        4,230       562      (984)
       Deposits received from customers
          for product sales.............       (421)          212          602        28        (1)
       Other long-term liabilities......         17           311          (74)       51        75
       Income taxes payable.............       (870)        4,351        5,738       699    (3,478)
       Other noncurrent assets..........     (1,010)         (759)        (764)       29      (162)
                                            -------       -------     --------   -------   -------
          Net cash provided by operating
            activities..................     10,781        13,444        8,207     7,464     4,608
                                            -------       -------     --------   -------   -------
Investing activities:
  Capital expenditures..................     (4,588)       (3,205)      (6,985)   (1,003)   (1,801)
                                            -------       -------     --------   -------   -------
          Net cash used in investing
            activities..................     (4,588)       (3,205)      (6,985)   (1,003)   (1,801)
                                            -------       -------     --------   -------   -------
Financing activities:
  Contributions from/distributions to
     Emerson, net of intercompany
     payables...........................     (5,395)       (4,879)       1,183    (9,436)   (3,215)
                                            -------       -------     --------   -------   -------
          Net cash provided by (used in)
            financing activities........     (5,395)       (4,879)       1,183    (9,436)   (3,215)
                                            -------       -------     --------   -------   -------
Effect of exchange rates................     (1,092)       (2,643)        (604)      444       428
                                            -------       -------     --------   -------   -------
          Net increase (decrease) in
            cash........................       (294)        2,717        1,801    (2,531)       20
Cash, beginning of year.................      2,702           901          901     3,432     3,412
                                            -------       -------     --------   -------   -------
Cash, end of year.......................    $ 2,408       $ 3,618     $  2,702   $   901   $ 3,432
                                            =======       =======     ========   =======   =======
Supplemental disclosures of cash flow
  information:
  Interest paid.........................    $   182       $   133     $    193   $   199   $   204
                                            =======       =======     ========   =======   =======
  Income taxes paid.....................    $ 9,105       $ 3,367     $  3,367   $ 2,668   $ 6,146
                                            =======       =======     ========   =======   =======

          See accompanying notes to the combined financial statements.

                                      ENI
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                       SEPTEMBER 30, 2000, 1999 AND 1998
        (ALL INFORMATION SUBSEQUENT TO SEPTEMBER 30, 2000 IS UNAUDITED)
                                 (IN THOUSANDS)

(1) BASIS OF PRESENTATION

     The accompanying combined financial statements present the financial position, results of operations and cash flows of ENI. ENI is comprised of certain worldwide businesses of Emerson Electric Co. ("Emerson"), which are either divisions of U.S. corporations or foreign corporations, all of which are wholly-owned by Emerson. Emerson acquired these businesses through a series of transactions beginning in 1989 and concluding in 1999. The purchases were accounted for as a step acquisition with the excess of the purchase price paid over the fair value of the identifiable assets accounted for as goodwill by ENI.

     The combined financial statements include the accounts of ENI and its Operating Group. The Operating Group includes operating divisions or subsidiaries whose activities are managed and directed by ENI but which are owned by other statutory entities within Emerson. These include the following:
ENI Division of Astec America, Inc. ("ENI-AAI"), ENI Technology, Inc. ("ENI-Tech"), ENI Japan, Ltd. ("ENI-Japan"), ENI Germany Division of Astec Germany GMbH ("ENI-Germany"), ENI Taiwan, Ltd. ("ENI-Taiwan"), ENI Europe Division of Astec Europe, Ltd. ("ENI-Europe"), ENI Korea Division of Emerson Korea, Ltd. ("ENI-Korea"), ENI Asia Division of Astec International, Ltd. ("ENI-Asia"), ENI HK Manufacturing Division of Astec Custom Power (HK), Ltd. ("ENI-HK Mfg") and ENI China Division of Astec Power Supply (Shenzhen) Co., Ltd. ("ENI-China").

     It is Emerson's corporate policy to charge its divisions for all specifically identifiable corporate related costs, plus an expense allocation for general corporate services. The accompanying combined financial statements reflect these expense allocations. These allocations relate primarily to treasury, tax, legal, employee benefits, insurance, facility usage, and other administrative services performed on behalf of all divisions and are based upon a percentage of revenue which was approximately 1% each of the years in the three year period ended September 30, 2000, 1999 and 1998. This method of allocation is consistently applied by Emerson to all its operating groups. General costs allocated for such services have been reflected in ENI's results of operations and amounted to $1,172, $566 and $603 for the years ended September 30, 2000, 1999 and 1998, respectively. Because certain allocations may not be the same as those that would result from transactions among unrelated parties, the accompanying financial statements may not necessarily be indicative of the financial position, results of operations and cash flows if ENI were an independent entity.

     Corporate related costs allocated and reported in ENI's results of operations for the nine-month periods ending June 30, 2001 and 2000 were $1,144 (unaudited) and $846 (unaudited), respectively.

(2) DESCRIPTION OF BUSINESS

     ENI designs, manufactures, sells and supports high precision, high power electrical conversion and control systems in the United States, Europe and Asia. These systems are primarily used in thin film processing equipment in the global semiconductor, data storage, flat panel display ("FPD") and industrial coatings markets. The Company's products are integrated into the manufacturing tools of these industries to produce finished goods which include semiconductor integrated circuits ("ICs"), computer hard disks, FPDs, compact discs ("CDs"), and digital video discs ("DVDs"). The Company's products and systems refine, modify and control the raw electrical power generated by a utility and convert it into reliable solid state power that can be readily used by production tools for advanced thin film processing applications. The Company's website is www.enipower.com.

                                      ENI
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  ACCOUNTING FOR DERIVATIVES (UNAUDITED)

     On October 1, 2000, ENI adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, which requires companies to carry all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and, if so, the reason for holding it.

     For the nine months ended June 30, 2001, ENI's exposure to derivatives is limited to foreign currency hedging agreements. In order to provide for foreign currency risk protection on forecasted sales of product to ENI-Japan, the Company from time to time enters into foreign currency forward contracts to effectively exchange currency denominated in Yen for U.S. dollars. Foreign currency forward contracts generally mature within one year.

     The effective portion of the gain or loss, net of tax, on a cash flow hedge is reported in other comprehensive income and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings, and the ineffective portion is reported immediately in earnings. There was no ineffectiveness through June 30 of fiscal 2001.

     Activity in the other comprehensive income related to derivatives held by ENI during the period from October 1, 2000 through June 30, 2001 is summarized below:


Cumulative effect of adopting SFAS No. 133..................   $ 163
Less: reclassification adjustment...........................    (163)
Net increase in fair value of derivatives...................     526
                                                               -----
Accumulated derivative gain.................................   $ 526
                                                               =====

  USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at year end and the reported amounts of revenues and expenses during the reporting period. Certain significant estimates are disclosed throughout this report. Actual results could differ from these estimates.

     ENI is subject to certain risks similar to other companies in its industry. These risks include the volatility of the semiconductor and semiconductor capital equipment industries, customer concentration within the markets which ENI serves, manufacturing facilities risks, management of growth, supply constraints and dependencies, rapid technological changes, competition, international sales risks, the Asian financial markets, and governmental regulations. A significant change in any of these risk factors could have a material impact on ENI.

  REVENUE RECOGNITION

     Typically ENI recognizes revenue upon shipment. However, ENI does ship products to certain customers on a trial basis for periods of 30 to 60 days. The corresponding revenue is recognized after the customer has agreed to purchase the goods as evidenced by receipt of a signed purchase order from the customer. ENI records cash advances from customers that have not been shipped products as of year end as liabilities under deposits received from customers for product sales. Revenue is recognized upon subsequent shipment to the customer location.

                                      ENI
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  COMBINATION

     The combined financial statements include the accounts of ENI and all entities or divisions within the ENI group. All significant intercompany accounts and transactions have been eliminated in combination.

  FOREIGN CURRENCIES

     The functional currency for the ENI's foreign operations is the applicable local currency. ENI records a translation adjustment from translation of the combined financial statements of its foreign units which is recorded in accumulated other comprehensive income (loss). Net assets are translated at current exchange rates as of the balance sheet date, and income and expense items are translated at the average exchange rate for the year.

     ENI recognizes gains or losses on all foreign currency transactions, other than intercompany transactions that are of a long-term nature. ENI recognized income (losses) on foreign currency transactions of $(124), $11 and $9 for the years ended September 30, 2000, 1999 and 1998, respectively.

     ENI recognized losses on foreign currency translations of $75 (unaudited) and $86 (unaudited) for the nine month periods ending June 30, 2001 and 2000, respectively.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of ENI's cash, accounts receivable, accounts payable, accrued expenses and long-term debt approximates their respective carrying amounts.

  CASH AND CASH EQUIVALENTS

     For cash flow purposes, ENI considers all cash and highly liquid investments with original issue maturities of 90 days or less to be cash and cash equivalents.

  CONCENTRATIONS OF RISK

     Financial instruments, which potentially subject ENI to concentrations of credit risk, consist principally of cash and trade accounts receivable. ENI's cash is placed with high credit quality financial institutions. Concentrations of credit risk with respect to trade accounts receivable are concentrated among a small number of customers, the majority of which are in the semiconductor capital equipment industry. ENI's foreign subsidiaries receivables are primarily denominated in currencies other than the U.S. dollar. ENI performs ongoing credit evaluations of its customers, and generally does not require collateral pledges, as many of its customers are large, well-established companies. ENI maintains reserves for potential credit losses but historically has not experienced any significant losses. ENI does maintain significant concentrations of credit risk with certain major customers (see note 14).

  INVENTORIES

     Inventories include costs of materials, direct labor and manufacturing overhead. Inventories are valued at the lower of cost (first-in, first-out basis), or market.

  COMPREHENSIVE INCOME (LOSS)

     SFAS No. 130, Reporting Comprehensive Income, established rules for the reporting of comprehensive income and its components. Comprehensive income for the Company consists of net income and foreign currency translation adjustments and is presented in the combined statements of divisional control and comprehensive income.

                                      ENI
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  GOODWILL AND INTANGIBLES

     Prior to fiscal year 1999, Emerson owned 51% of ENI through its ownership of Astec (BSR) Plc. ("Astec"). Emerson recorded goodwill relating to the original ownership of ENI and continued to record incremental goodwill in 1999 with its increased ownership through a step acquisition during fiscal year 1999. The incremental goodwill recorded through the step acquisition was pushed down to ENI from Emerson in the amount of $32,947 in 1999. All of the goodwill included in the accompanying combined balance sheets resulted from Emerson's acquisition of Astec.

     Goodwill is amortized on the straight-line method over 40 years, based on the estimated economic life. The carrying value of goodwill is reviewed for recoverability based on the undiscounted cash flows of the businesses acquired over the remaining amortization period. Should the review indicate that goodwill is not recoverable, the company's carrying value of the goodwill would be reduced by the estimated shortfall of the cash flows. In addition, the company assesses long-lived assets for impairment under Financial Accounting Standards Board's (FASB) Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets to be Disposed Of. Under these rules, goodwill associated with assets acquired in a purchase business combination is included in impairment evaluations when events or circumstances exist that indicate the carrying amount of those assets may not be recoverable. No reduction of goodwill for impairment was necessary in 2001 (unaudited), 2000, 1999 or 1998.

     Certain other assets consist of unamortized patent and bond issue costs. Patents are being amortized over a useful life of 3 years while capitalized bond costs are being amortized over the life of the bond using the effective interest method. Amortization expense was $165, $115 and $112 in the years ended September 30, 2000, 1999 and 1998, respectively.

  DEMONSTRATION EQUIPMENT

     Demonstration equipment represents manufactured products utilized for sales demonstration and evaluation purposes. The Company also utilizes this equipment in its customer service function as replacement and loaner equipment to existing customers.

     The Company depreciates the equipment based on its estimated useful life in the sales and customer service functions. The depreciation is computed based on a 3-year life.

  PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost. Additions, improvements, and major renewals are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. Depreciation is provided using the straight-line method over 40 years for buildings and improvements, and three to ten years for machinery and equipment. Amortization of leasehold improvements and leased equipment covered under capitalized leases is provided using the straight-line method over the lease term or the useful life of the assets, whichever is shorter.

  IMPAIRMENT OF LONG-LIVED ASSETS

     In accordance with Statement of Financial Accounting Standard ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, ENI continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of long-lived assets requires revision or that all or a portion of the remaining balance may not be recoverable.

                                      ENI
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  INCOME TAXES

     Substantially all of ENI's operations are included in Emerson's U.S. federal, state or foreign income tax returns filed by Emerson legal entities. However, for purposes of preparing the financial statements of ENI, the tax provision has been determined as if ENI filed separate tax returns in each tax jurisdiction in which it operates (see note 8).

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  ADVERTISING COSTS

     ENI expenses advertising costs as incurred. Advertising expenses were $386, $305 and $345 for the years ended September 30, 2000, 1999 and 1998, respectively. Advertising expenses were $240 (unaudited) and $324 (unaudited) for the nine month periods ending June 30, 2001 and 2000, respectively.

  SEGMENT REPORTING

     SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, requires a business enterprise to report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources and in assessing performance. ENI operates in principally one segment, power conversion and control systems and believes its business units have similar economic characteristics and meet the "aggregation criteria" of SFAS 131.

  UNAUDITED INTERIM INFORMATION

     The accompanying financial information as of June 30, 2001 and for the nine months ended June 30, 2001 and 2000 is unaudited. In the opinion of management, this information has been prepared on substantially the same basis as the annual combined financial statements and contains all adjustments necessary to present fairly the financial position and results of operations as of such date and for such periods. In addition, operating results for the nine-months ended June 30, 2001 are not necessarily indicative of the results that may be expected for the year ended September 30, 2001.

  RECENT ACCOUNTING PRONOUNCEMENTS

     In July 2001, the FASB issued SFAS No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires the purchase method of accounting, eliminates the pooling-of-interests method, and eliminates the amortization of goodwill for business combinations initiated after June 30, 2001. SFAS No. 142, which ENI has the option to adopt as of October 1, 2001 or 2002, requires, among other things, the discontinuance of goodwill amortization for business combinations initiated before July 1, 2001. SFAS No. 142 also requires ENI to complete a transitional goodwill impairment test within six months from the date of adoption. ENI is currently assessing but has not yet determined the impact of SFAS No. 142 on its financial statements.

                                      ENI
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     In July 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 (effective for financial statements issued for fiscal year beginning after June 15, 2002) requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. ENI does not believe that the adoption of SFAS No. 143 will have any impact on its financial reporting.

     In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 establishes a single accounting model, based on the framework established in SFAS No. 121, for long-lived assets to be disposed of by sale. This statement also resolves significant implementation issues related to SFAS No. 121. The provisions of this statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. ENI does not believe that the adoption of SFAS No. 144 will have a material impact on its financial reporting.

(4) ACCOUNTS RECEIVABLE -- TRADE

     Accounts receivable -- trade consisted of the following:

                                                           JUNE 30,      SEPTEMBER 30,
                                                             2001        2000     1999
                                                          -----------   ------   ------
                                                          (UNAUDITED)
Domestic................................................    $ 5,830      9,854    4,110
Foreign.................................................      6,875      8,242    7,899
Allowance for doubtful accounts.........................        (90)      (123)     (82)
                                                            -------     ------   ------
                                                            $12,615     17,973   11,927
                                                            =======     ======   ======

(5) INVENTORIES

     Inventories consisted of the following:

                                                                         SEPTEMBER 30,
                                                           JUNE 30,     ---------------
                                                             2001        2000     1999
                                                          -----------   ------   ------
                                                          (UNAUDITED)
Parts and raw materials.................................    $14,966     15,675    4,094
Work in process.........................................      6,069      8,554    3,801
Finished goods..........................................      4,329      3,829    3,352
                                                            -------     ------   ------
                                                            $25,364     28,058   11,247
                                                            =======     ======   ======

                                      ENI
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(6) PROPERTY AND EQUIPMENT, NET

     Property and equipment, along with their useful lives, consists of the following at June 30, 2001 (unaudited) and September 30, 2000 and 1999:

                                                                                     AVERAGE USEFUL
                                                      2001        2000      1999      LIFE (YEARS)
                                                   -----------   -------   -------   --------------
                                                   (UNAUDITED)
Land.............................................   $    325         325       325      --
Buildings and improvements.......................     12,684      11,137     8,679     40-50
Leasehold improvements...........................        578         110       102       3
Machinery and equipment..........................      4,947       4,277     4,110     4-10
Furniture and fixtures...........................      2,452       2,163     1,657      10
Computer equipment...............................     13,488      12,136     9,621       3
Construction in progress.........................      1,379       1,416       781      --
                                                    --------     -------   -------
                                                      35,853      31,564    25,275
Less accumulated depreciation and amortization...    (15,780)    (13,933)  (12,624)
                                                    --------     -------   -------
Property and equipment, net......................   $ 20,073      17,631    12,651
                                                    ========     =======   =======

     Depreciation and amortization expense of property and equipment for the years ended September 30, 2000, 1999 and 1998 approximated $1,970, $1,973 and $1,995, respectively, and is included as a component of general and administrative expense in the accompanying financial statements.

     Depreciation and amortization expense of property and equipment for the nine month periods ending June 30, 2001 and 2000 approximated $2,139 (unaudited) and $1,653 (unaudited), respectively.

                                      ENI
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(7) GEOGRAPHIC INFORMATION

     ENI operates in a single industry segment, power conversion and control systems, with operations in Europe, the Far East and the United States. Financial information by geographic area is as follows:

                                                  EUROPE   FAR EAST    U.S.     OTHER     TOTAL
                                                  ------   --------   ------   -------   -------
Revenue:
  June 30, 2001 (unaudited).....................  $3,416    63,681    82,052   (52,697)   96,452
  June 30, 2000 (unaudited).....................   2,380    45,511    60,999   (32,287)   76,603
  September 30, 2000............................   3,542    66,789    88,658   (49,484)  109,505
  September 30, 1999............................   5,417    37,569    44,285   (29,373)   57,898
  September 30, 1998............................  11,049    27,917    46,671   (25,605)   60,032
Earnings before interest and taxes (EBIT):
  June 30, 2001 (unaudited).....................     787    10,876     4,358      (553)   15,468
  June 30, 2000 (unaudited).....................     112     8,522     8,489      (257)   16,866
  September 30, 2000............................     302    14,584     9,642    (2,986)   21,542
  September 30, 1999............................     754     4,565    (1,933)    3,439     6,825
  September 30, 1998............................   2,044     3,115     1,566     1,260     7,985
Operating expenses:
  June 30, 2001 (unaudited).....................     628     3,590    21,304    (1,817)   23,705
  June 30, 2000 (unaudited).....................     761     3,153    18,222    (1,295)   20,841
  September 30, 2000............................   1,000     5,226    27,193    (2,683)   30,736
  September 30, 1999............................     898     5,315    16,928    (4,570)   18,571
  September 30, 1998............................   1,044     4,381    15,553    (2,967)   18,011
Assets:
  June 30, 2001 (unaudited).....................   2,954    26,178    92,376    (6,501)  115,007
  September 30, 2000............................   2,464    26,118    95,943    (6,439)  118,086
  September 30, 1999............................   2,193    12,597    77,557    (4,144)   88,203
  September 30, 1998............................   5,190     8,480    45,298    (3,699)   55,269

     Intercompany sales among the Company's geographic areas are recorded on the basis of intercompany prices established by the Company.

(8) INCOME TAXES

     As described in Note 2, substantially all of ENI's operations are included in Emerson's, or its subsidiaries, U.S. federal, state or foreign income tax returns. However, for purposes of preparing the accompanying combined financial statements of ENI, the tax provision has been determined as if ENI filed separate tax returns in each tax jurisdiction.

                                      ENI
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The components of the provision (benefit) for income taxes are:

                                                                        SEPTEMBER 30,
                                       JUNE 30,       JUNE 30,     ------------------------
                                         2001           2000        2000     1999     1998
                                     ------------   ------------   ------   ------   ------
                                     (UNAUDITED)    (UNAUDITED)
Current income taxes:
  Federal..........................    $ 3,279        $ 4,352      $4,327   $1,264   $  541
  Foreign..........................      4,811          3,042       4,520    1,952    2,063
  State............................        145            324         258      151       64
                                       -------        -------      ------   ------   ------
                                         8,235          7,718       9,105    3,367    2,668
                                       -------        -------      ------   ------   ------
Deferred income taxes:
  Federal..........................     (1,708)          (866)       (666)    (448)     483
  Foreign and state................       (486)          (292)       (238)    (224)    (169)
                                       -------        -------      ------   ------   ------
                                        (2,194)        (1,158)       (904)    (672)     314
                                       -------        -------      ------   ------   ------
  Total............................    $ 6,041        $ 6,560      $8,201   $2,695   $2,982
                                       =======        =======      ======   ======   ======

     The U.S. and foreign components of income before income taxes are as follows:

                                                                       SEPTEMBER 30,
                                      JUNE 30,      JUNE 30,     -------------------------
                                        2001          2000        2000      1999     1998
                                     -----------   -----------   -------   ------   ------
                                     (UNAUDITED)   (UNAUDITED)
  U.S. ............................    $ 3,624       $ 9,367     $ 9,387   $1,312   $2,622
  Foreign..........................     11,666         7,366      11,968    5,332    5,198
                                       -------       -------     -------   ------   ------
  Total............................    $15,290       $16,733     $21,355   $6,644   $7,820
                                       =======       =======     =======   ======   ======

     The primary components of the Company's deferred tax assets and liabilities at June 30, 2001 (unaudited), September 30, 2000 and 1999 are as follows:

                                                                        SEPTEMBER 30,
                                                         JUNE 30,     -----------------
                                                           2001        2000      1999
                                                        -----------   -------   -------
                                                        (UNAUDITED)
Gross deferred tax assets:
  Deferred compensation...............................    $   148     $    61   $   397
  Accruals deductible for tax purposes when paid......      3,218       2,158       635
  Inventories and allowance for doubtful accounts.....        812         221       385
                                                          -------     -------   -------
                                                            4,178       2,440     1,417
Gross deferred tax liabilities:
  Foreign currency forward exchange contracts.........       (208)         --        --
  Accelerated depreciation............................       (817)     (1,128)   (1,185)
                                                          -------     -------   -------
                                                           (1,025)     (1,128)   (1,185)
                                                          -------     -------   -------
     Net deferred income tax asset....................    $ 3,153     $ 1,312   $   232
                                                          =======     =======   =======

                                      ENI
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Reconciliations between the actual provision for income taxes and that computed by applying a U.S. statutory rate to income before taxes are as follows:

                                                                       SEPTEMBER 30,
                                       JUNE 30,      JUNE 30,     ------------------------
                                         2001          2000        2000     1999     1998
                                      -----------   -----------   ------   ------   ------
                                      (UNAUDITED)   (UNAUDITED)
Taxes computed at 35%...............    $5,352        $5,857      $7,474   $2,325   $2,737
State income taxes, net of federal
  income tax benefit................       (34)          147         116       64       79
Profits taxed at other than U.S.
  statutory rate....................       395           228         173      (86)      17
Nondeductible goodwill..............       328           328         438      392      149
                                        ------        ------      ------   ------   ------
                                        $6,041        $6,560      $8,201   $2,695   $2,982
                                        ======        ======      ======   ======   ======

     At June 30, 2001 and 2000, September 30, 2000 and 1999, no valuation allowance has been recorded. Based upon the level of historical taxable income and projections for future taxable income, management believes it is more likely than not that the benefits of the deferred tax assets will be realized.

(9) EMPLOYEE BENEFITS

     ENI has a 401(k) Plan sponsored by Emerson which covers all permanent employees who have completed 30 days of continuous service. Prior to July 1, 1998, participation in the plan was open to all employees of ENI, subject to the service requirements noted above, except that hourly employees were excluded from participation. Under the Plan, participants may defer up to 15% of their gross pay up to a maximum limit as determined by law. Participants are immediately vested in their contributions. Upon the completion of one year of service, ENI provides a matching contribution for participants in the Plan equal to 50% of the contributions by an employee subject to a maximum matching contribution of 50% of the employee's contribution, not to exceed 2 1/2% of gross pay. ENI's total contributions to the plan were approximately $231, $226 and $205 for the years ended September 30, 2000, 1999 and 1998, respectively. Vesting in ENI's matching contribution is based on years of service, with a participant becoming fully vested after five years of service.

     ENI also maintains a defined-contribution Profit Sharing plan for U.S. employees. Employees become eligible to participate in the plan on January 1 following attainment of age 21 and the completion of one year of service. The plan is non-contributory by the employee. The Company's contributions are discretionary. Participant vesting in the Plan is based on years of service, with a participant becoming fully vested after five years of service. The expenses of the plan are also paid by ENI. ENI's total contributions to the plan were approximately $625, $555 and $265 for the years ended September 30, 2000, 1999 and 1998, respectively.

  DEFINED BENEFIT PLANS

     ENI-Japan maintains a retirement plan for its President whereby upon retirement the President receives a lump-sum benefit (subject to Emerson approval). The retirement benefit is calculated by multiplying his monthly salary upon termination by his years of service and by a coefficient determined by the Board of Directors. Per the Plan document, the benefit is to be paid six months after the vote or approval of the shareholders. At September 30, 2000 and 1999 ENI estimated that shareholder approval is more likely than not and accrued an estimated benefit obligation based upon the provisions above in the amount of $305 in 2000 and $285 in 1999, respectively.

     ENI also maintains a noncontributory, defined benefit pension plan covering substantially all employees of its Japanese division which approximates 30 people. Benefits are based on salary and years of

                                      ENI
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

service. The benefit obligation is approximately $376 and $348 at September 30, 2000 and 1999, respectively. The plan is funded through plan assets held in trust with a fair value of $344 and $305 at September 30, 2000 and 1999, respectively. The net periodic pension costs approximated $69, $92 and $65 for 2000, 1999 and 1998, respectively. ENI has not funded the unfunded balances at September 30, 2000 and 1999.

(10) LONG-TERM DEBT

     In 1984, ENI entered into a long-term debt agreement with the County of Monroe Industrial Development Agency (COMIDA) for a manufacturing facility located in Rochester, New York. The terms mirror that of the underlying Industrial Development Revenue Bond which calls for payments of interest only through July 1, 2014, at which time the Bond is repayable in a lump sum of $5,000. Interest is reset annually based on bond remarketing, with an option by ENI to elect a fixed rate, all subject to a maximum rate of 13% per annum. At September 30, 2000 the interest rate was 4.60%. The bond is effectively secured by the building, since title does not legally transfer to ENI until payment of the $5,000.

(11) LEASES

     ENI leases certain equipment as well as office and factory space under operating leases which expire at various dates through September 2004. Total expense under the operating leases amounted to $661, $500 and $451 for the years ended September 30, 2000, 1999 and 1998, respectively. Future minimum lease payments required under these lease agreements for each of the next five years and thereafter are as follows:

                                                               OPERATING
                                                               ---------
2001........................................................    $  966
2002........................................................     1,007
2003........................................................       971
2004........................................................       836
2005 and thereafter.........................................       985
                                                                ------
                                                                $4,765
                                                                ======

(12) LITIGATION

     The Company is involved in litigation arising in the normal course of business. In the opinion of management, an adverse outcome to any of this litigation would not have a material effect on the financial condition of the Company.

     In March 2001, ENI agreed to settle a patent infringement lawsuit for $1,500. This settlement has been accrued at September 30, 2000, with the expense classified as operating expense. Associated legal costs of $2,489, $775 and $125 are also included in operating expenses for 2000, 1999 and 1998, respectively.

(13) RELATED PARTY TRANSACTIONS

     ENI leases production and office space in China and Hong Kong from an affiliated company. The lease relating to this space has no fixed term with a monthly payment of approximately $12, $5 and $6 for the years ended September 30, 2000, 1999 and 1998. Approximately $145, $63 and $54 was charged to rent expense attributable to these leases for the years ended September 30, 2000, 1999 and 1998, respectively.

                                      ENI
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     ENI participates in a number of employee benefit plans, including profit sharing, pension, health care, life insurance and workers compensation, which are administered by Emerson (see note 9).

     ENI has limited external borrowings and there has been no allocation of Emerson's consolidated borrowings and related interest expense to ENI. If ENI were an independent entity, its capital structure may have been significantly different.

(14) MAJOR CUSTOMERS

     The Division's sales to major customers (purchases in excess of 10% of total sales) are to entities which are primarily manufacturers of semiconductor capital equipment and disk storage equipment and, for the nine month period ending June 30, 2001 and 2000 and the years ended September 30, 2000, 1999 and 1998 are as follows (rounded to the nearest whole percentage):

                                                                           SEPTEMBER 30,
                                              JUNE 30,      JUNE 30,     ------------------
                                                2001          2000       2000   1999   1998
                                             -----------   -----------   ----   ----   ----
                                             (UNAUDITED)   (UNAUDITED)
Customer A.................................      29%           26%        26%    26%    19%
Customer B.................................      24%           22%        24%    17%    22%
Customer C.................................      18%           17%        17%    11%     9%
                                                 --            --         --     --     --
                                                 71%           65%        67%    54%    50%
                                                 ==            ==         ==     ==     ==

(15) SUBSEQUENT EVENT (UNAUDITED)

     MKS Instruments, Inc. announced on October 31, 2001 that it has entered into a definitive agreement to acquire the ENI division of Emerson. Under the terms of the agreement, MKS will issue 12 million shares of common stock to Emerson in exchange for the business and assets of ENI. The transaction is valued at $251 million. MKS will also assume approximately $3.5 million of net debt. Completion of the acquisition is subject to customary closing conditions, including the approval of MKS' shareholders. The transaction is expected to be completed in the first calendar quarter of 2002.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                WITH RESPECT TO
                      THE ACQUISITION OF THE ENI BUSINESS
                             DATED OCTOBER 30, 2001
                                    BETWEEN
                             MKS INSTRUMENTS, INC.
                                      AND
                              EMERSON ELECTRIC CO.

                               TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----
ARTICLE I  THE MERGER, STOCK AND ASSET PURCHASE.....................   A-6
  1.1   Merger; Purchase and Sale of Hong Kong Shares; Purchase and
        Sale of Assets and Assumption of Liabilities................   A-6
  1.2   Further Assurances..........................................   A-7
  1.3   Conversion of Shares, Purchase Price and Related Matters....   A-7
  1.4   Reorganization..............................................   A-8
  1.5   The Closing.................................................   A-8
  1.6   Post Closing Adjustment.....................................   A-9
ARTICLE II  REPRESENTATIONS AND WARRANTIES OF EMERSON...............  A-10
  2.1   Organization, Qualification and Corporate Power of the
        Companies...................................................  A-10
  2.2   Capitalization; Representations Regarding Company Shares....  A-11
  2.3   Organization, Qualification and Corporate Power of Emerson
        and the Existing ENI Subsidiaries...........................  A-11
  2.4   Authorization of Transaction................................  A-11
  2.5   Noncontravention............................................  A-12
  2.6   Company Subsidiaries........................................  A-12
  2.7   Financial Statements........................................  A-13
  2.8   Absence of Certain Changes..................................  A-13
  2.9   Undisclosed Liabilities.....................................  A-13
 2.10   Tax Matters.................................................  A-13
 2.11   Ownership and Condition of Assets...........................  A-15
 2.12   Owned Real Property.........................................  A-16
 2.13   Real Property Leases........................................  A-16
 2.14   Intellectual Property.......................................  A-17
 2.15   Inventory...................................................  A-18
 2.16   Contracts...................................................  A-18
 2.17   Accounts Receivable.........................................  A-20
 2.18   Powers of Attorney..........................................  A-20
 2.19   Insurance...................................................  A-20
 2.20   Litigation..................................................  A-20
 2.21   Warranties..................................................  A-20
 2.22   Employees...................................................  A-20
 2.23   Employee Benefits...........................................  A-21
 2.24   Environmental Matters.......................................  A-23
 2.25   Legal Compliance............................................  A-24
 2.26   Customers and Suppliers.....................................  A-24
 2.27   Permits.....................................................  A-24
 2.28   Certain Business Relationships With Affiliates..............  A-25
 2.29   Restrictions on Business Activities.........................  A-25
 2.30   Investment Representations..................................  A-25
 2.31   Brokers' Fees...............................................  A-25
 2.32   Banking Facilities..........................................  A-25

                                                                      PAGE
                                                                      ----
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE BUYERS...........  A-26
  3.1   Organization and Corporate Power............................  A-26
  3.2   Authorization of the Transaction............................  A-26
  3.3   Capitalization..............................................  A-26
  3.4   Noncontravention............................................  A-26
  3.5   SEC Filings; Financial Statements; Information Provided.....  A-27
  3.6   Absence of Certain Changes or Events........................  A-27
  3.7   Investment Representation...................................  A-27
  3.8   Broker's Fees...............................................  A-27
  3.9   Litigation..................................................  A-27
 3.10   Legal Compliance............................................  A-28
 3.11   Permits.....................................................  A-28
 3.12   Required Vote...............................................  A-28
 3.13   Board Recommendation........................................  A-28
 3.14   Fairness Opinion............................................  A-28
 3.15   No Other Proposals..........................................  A-28
 3.16   Representations in Respect of Merger........................  A-28
 3.17   Structure...................................................  A-28
 3.18   Massachusetts Law...........................................  A-28
ARTICLE IV  PRE-CLOSING COVENANTS...................................  A-28
  4.1   Closing Efforts.............................................  A-28
  4.2   Governmental and Third-Party Notices and Consents...........  A-29
  4.3   Proxy Statement.............................................  A-29
  4.4   Stockholders Meeting........................................  A-30
  4.5   Operation of ENI Business...................................  A-30
  4.6   Access to Information.......................................  A-22
  4.7   Notice of Breaches..........................................  A-22
  4.8   Buyer's Board of Directors..................................  A-22
  4.9   No Solicitation.............................................  A-33
 4.10   FIRPTA Tax Certificates.....................................  A-33
 4.11   License Agreement...........................................  A-33
ARTICLE V  CONDITIONS TO CLOSING....................................  A-34
  5.1   Conditions to Obligations of each Party.....................  A-34
  5.2   Conditions to Obligations of the Buyer......................  A-34
  5.3   Conditions to Obligations of Emerson........................  A-34
ARTICLE VI  POST-CLOSING COVENANTS..................................  A-35
  6.1   Proprietary Information.....................................  A-35
  6.2   Solicitation and Hiring.....................................  A-35
  6.3   Non-Competition.............................................  A-36
  6.4   Sharing of Data.............................................  A-36
  6.5   Cooperation in Litigation...................................  A-36
  6.6   Employee Benefits...........................................  A-37
  6.7   Insurance Matters...........................................  A-37

                                                                      PAGE
                                                                      ----
  6.8   Section 338(g) Election.....................................  A-38
  6.9   Treatment of Merger for Tax Purposes........................  A-38
ARTICLE VII  INDEMNIFICATION........................................  A-38
  7.1   Indemnification by Emerson..................................  A-38
  7.2   Indemnification by the Buyer................................  A-38
  7.3   Indemnification Claims......................................  A-38
  7.4   Survival of Representations and Warranties..................  A-40
  7.5   Limitations.................................................  A-40
  7.6   Treatment of Indemnity Payments.............................  A-41
ARTICLE VIII  TERMINATION...........................................  A-41
  8.1   Termination of Agreement....................................  A-41
  8.2   Effect of Termination; Break-up Fee.........................  A-42
ARTICLE IX  TAX MATTERS.............................................  A-43
  9.1   Preparation and Filing of Tax Returns.......................  A-43
  9.2   Tax Indemnification by Emerson..............................  A-43
  9.3   Tax Indemnification by the Buyer............................  A-43
  9.4   Allocation of Certain Taxes.................................  A-44
  9.5   Refunds and Carrybacks......................................  A-44
  9.6   Cooperation on Tax Matters; Tax Audits......................  A-45
  9.7   Termination of Tax-Sharing Agreements.......................  A-45
ARTICLE X  DEFINITIONS..............................................  A-45
ARTICLE XI  MISCELLANEOUS...........................................  A-54
 11.1   Press Releases and Announcements............................  A-54
 11.2   No Third Party Beneficiaries................................  A-54
 11.3   Entire Agreement............................................  A-54
 11.4   Succession and Assignment...................................  A-54
 11.5   Counterparts and Facsimile Signature........................  A-54
 11.6   Headings....................................................  A-55
 11.7   Notices.....................................................  A-55
 11.8   Governing Law...............................................  A-55
 11.9   Amendments and Waivers......................................  A-55
11.10   Severability................................................  A-56
11.11   Expenses....................................................  A-56
11.12   Submission to Jurisdiction..................................  A-56
11.13   Specific Performance........................................  A-56
11.14   Construction................................................  A-56

EXHIBITS

Exhibit A -- Shareholder Agreement
Exhibit B -- Form of IP License Agreement
Exhibit C-1 -- Form of China Services Agreement

Exhibit C-2 -- Form of Non-China Services Agreement
Exhibit D -- Emerson Knowledge Parties
Exhibit E -- List of Excluded Assets
Exhibit F -- List of Excluded Liabilities
Exhibit G -- Form of Emerson Tax Representation Letter
Exhibit H -- Form of Buyer Tax Representation Letter

SCHEDULES

Disclosure Schedule
Buyer Disclosure Schedule
SECTION 4.5  OPERATING THE ENI BUSINESS
SECTION 5.2(a)  CONSENTS

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger is entered into as of October 30, 2001 by and between MKS Instruments, Inc., a Massachusetts corporation (the "Buyer") and Emerson Electric Co., a Missouri corporation ("Emerson").

                                  INTRODUCTION

     1.  Emerson operates the ENI Business through the Existing ENI
Subsidiaries.

     2. The Parties have determined the terms of the Reorganization, and subject to the terms and conditions of this Agreement, Emerson shall complete the Reorganization.

     3. Subject to the terms and conditions set forth herein, the Buyer shall merge the Transitory Subsidiary into ENI US, as a result of which ENI US will become a wholly-owned Subsidiary of the Buyer.

     4. Buyer desires to cause the Asset Buyers to purchase from the Asset Sellers, and the Asset Sellers desire to sell to the Asset Buyers, all of the assets of the Asset Sellers relating to the ENI Business (other than those assets which are only tangential to the ENI Business and other assets excluded pursuant hereto), subject to the assumption of related liabilities upon the terms and subject to the conditions set forth herein.

     5. Buyer desires to purchase or cause a Subsidiary of Buyer to purchase from Emerson, and Emerson desires to sell to Buyer or a Subsidiary of the Buyer, all of the outstanding shares of capital stock of ENI Hong Kong, upon the terms and subject to the conditions set forth herein.

     6. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to Emerson's willingness to enter into this Agreement, the Specified Buyer Stockholders have entered into a Voting Agreement, dated as of the date of this Agreement.

     7. Although the Parties expect to enter into such ancillary agreements, deeds and instruments of conveyance and assumption as may be required under applicable law (or otherwise desirable in order to fully consummate the transactions contemplated hereby, including without limitation the purchase and sale of the Acquired Assets and the assumption of the Assumed Liabilities), the Parties have entered into this Agreement as the master and primary agreement governing the terms and conditions of the transactions contemplated hereby.

     In consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

                                   ARTICLE I

                      THE MERGER, STOCK AND ASSET PURCHASE

     1.1 Merger; Purchase and Sale of Hong Kong Shares; Purchase and Sale of Assets and Assumption of Liabilities.

     (a) The Merger. Upon and subject to the terms and conditions of this Agreement, at the Closing, the Transitory Subsidiary shall merge with and into ENI US. From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease and ENI US shall continue as the surviving corporation in the Merger. The Merger shall have the effects set forth in
Section 259 of the Delaware General Corporation Law.

     (b) Purchase and Sale of Hong Kong Shares. Upon and subject to the terms and conditions of this Agreement, at the Closing, Emerson shall sell, transfer, convey, assign and deliver to the Buyer or a Subsidiary of the Buyer, and the Buyer or a Subsidiary of the Buyer, shall purchase, acquire and accept from Emerson, all of the Hong Kong Shares, free and clear of all Share Encumbrances.

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     (c) Purchase and Sale of Assets and Assumption of Liabilities.

          (i) Transfer of Assets. Upon and subject to the terms and conditions of this Agreement, at the Closing, Emerson shall cause each Asset Seller to sell, convey, assign, transfer and deliver to the applicable Asset Buyer, and the applicable Asset Buyer shall purchase and acquire the Acquired Assets from the applicable Asset Seller.

          (ii) Assumed Liabilities. Upon and subject to the terms and conditions of this Agreement, at the Closing, each of the Asset Buyers, respectively, shall assume and agree to pay, perform and discharge when due all of the Assumed Liabilities of each Asset Seller.

          (iii) Excluded Liabilities. It is expressly understood and agreed that, notwithstanding anything to the contrary in this Agreement, the Assumed Liabilities shall not include the Excluded Liabilities.

     1.2  Further Assurances.

     (a) At any time and from time to time after the Closing, at the Buyer's request and without further consideration, Emerson shall promptly execute and deliver (or shall cause its appropriate Subsidiary to execute and deliver) such instruments of sale, transfer, conveyance, assignment and confirmation as the Buyer may reasonably request, and take all such other action as the Buyer may reasonably request, more effectively to transfer, convey and assign to the Buyer or a Subsidiary of the Buyer, and to confirm the Buyer's or a Subsidiary of the Buyer's title to, all of the Hong Kong Shares outstanding on the Closing Date, and all of the Acquired Assets and to put the Buyer in actual possession and operating control (through its ownership of the Company Shares and the Acquired Assets) of the assets, properties and business of the ENI Business (other than the Excluded Assets), the Companies and the Company Subsidiaries.

     (b) Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Deferred Item in relation to which a Deferred Consent has not been obtained. If a Deferred Consent is not obtained (a) the Deferred Item shall be withheld from the Reorganization or the sale pursuant to this Agreement, as the case may be, (b) from and after the Closing, Emerson and Buyer will cooperate, in all reasonable respects, to obtain such Deferred Consent as soon as practicable after the Closing (after receipt of which such assignment or transfer shall promptly be completed), and (c) until such Deferred Consent is obtained, Emerson and Buyer will cooperate, in all reasonable respects, to provide to Buyer the benefits under the Deferred Item to which such Deferred Consent relates (with Buyer entitled to all the gains and responsible for all the losses, taxes, liabilities and/or obligations thereunder). In particular, in the event that any such Deferred Consent is not obtained prior to the Closing, then Buyer and Emerson shall enter into such arrangements (including subleasing or subcontracting if permitted) to provide to the Parties the economic and operational equivalent of obtaining such Deferred Consent and assigning or transferring such Deferred Item, including enforcement for the benefit of Buyer of all claims or rights arising thereunder, and the performance by Buyer of the obligations thereunder on a prompt and punctual basis.

     1.3  Conversion of Shares, Purchase Price and Related Matters.

     (a) Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any Party, all of the US Shares issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive an aggregate of 8,963,389 of the Closing Shares.

     (b) Purchase Price and Related Matters.

          (i) Acquired Assets Purchase Price. In consideration for the sale and transfer of the Acquired Assets to the Asset Buyers, and subject to the terms and conditions of this Agreement, at the Closing, the Buyer shall cause the respective Asset Buyers to assume the Assumed Liabilities as provided in Section 1.1(c)(ii) hereof and to pay $9.0 million of the Cash Purchase Price to ENI Japan and $1.5 million of the Cash Purchase Price to Astec Germany in immediately available funds for the Acquired Assets.

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          (ii) Stock Purchase Price.  In consideration for the sale and transfer of the Hong Kong Shares, and subject to the terms and conditions of this Agreement, at the Closing, the Buyer shall deliver 2,528,136 of the Closing Shares and $10,000 in immediately available funds in exchange for the Hong Kong Shares.

     (c) Purchase of Closing Shares. At the Closing, Emerson, or a Subsidiary of Emerson, shall purchase 508,475 of the Closing Shares from the Buyer at a purchase price of $20.65 per share, payable in immediately available funds.

     1.4 Reorganization. At or prior to the Closing, Emerson shall, and Emerson shall cause its Subsidiaries to, complete the Reorganization. In connection with the formation of the New Company Subsidiaries, Emerson shall reasonably cooperate with Buyer in making all required filings with Governmental Entities and shall consider in good faith Buyer's comments on the proposed formation documents and other matters relating to the New Company Subsidiaries.

     1.5  The Closing

     (a) The Closing shall take place at the offices of Hale and Dorr LLP in Boston, Massachusetts commencing at 9:00 a.m. local time on the Closing Date. All transactions at the Closing shall be deemed to take place simultaneously, and no transaction shall be deemed to have been completed and no documents or certificates shall be deemed to have been delivered until all other transactions are completed and all other documents and certificates are delivered.

     (b) At the Closing:

          (i) Emerson shall deliver to the Buyer the various certificates, instruments and documents referred to in Section 5.2;

          (ii) The Buyer shall deliver to Emerson the various certificates, instruments and documents referred to in Section 5.3;

          (iii) The Surviving Corporation shall file with the Secretary of State of the State of Delaware the Certificate of Merger;

          (iv) Emerson shall deliver to the Buyer or the appropriate Subsidiary of the Buyer certificates evidencing all of the Hong Kong Shares, duly endorsed in blank or with stock powers duly executed by Emerson or the appropriate Subsidiary of Emerson, as the case may be;

          (v) Each Asset Seller shall deliver (or cause to be delivered) to the respective Asset Buyer an executed bill of sale and, if applicable, an executed patent assignment, an executed trademark assignment and an executed copyright assignment, each in a form to be mutually agreed upon by the Parties giving effect to the provisions of Section 1.1(c)(i);

          (vi) Each Asset Seller shall deliver (or cause to be delivered) to the respective Asset Buyer such other instruments of conveyance as the respective Asset Buyer may reasonably request in order to effect the sale, transfer, conveyance and assignment to such Asset Buyer of valid ownership of the Acquired Assets owned by such Asset Seller;

          (vii) Each Asset Seller shall transfer to the respective Asset Buyer all the books, records, files and other data (or copies thereof) within the possession of such Asset Seller relating to the Acquired Assets and reasonably necessary for the continued operation of the ENI Business by the respective Asset Buyer;

          (viii) Each Asset Seller shall deliver possession to the respective Asset Buyer, or otherwise put such Asset Buyer in possession and control of, all of the Acquired Assets of a tangible nature owned by such Asset Seller;

          (ix) The respective Asset Buyer shall execute and deliver an assumption agreement to the Asset Seller in a form mutually agreed upon by the Parties giving effect to the provisions of Section 1(c)(ii);
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

          (x) The Buyer shall deliver to Emerson 11,491,525 of the Closing Shares registered in the name of Emerson or its designees;

          (xi) The Buyer shall pay ENI Japan $9.0 million of the Cash Purchase Price, pay Astec Germany $1.5 million of the Cash Purchase Price and pay Emerson $10,000 with respect to the Hong Kong Shares, each by wire transfer in immediately available funds into accounts designated by Emerson;

          (xii) Emerson, or a Subsidiary of Emerson, shall pay $10.5 million to the Buyer by wire transfer in immediately available funds and the Buyer shall deliver 508,475 of the Closing Shares to Emerson registered in the name of Emerson or its designee;

          (xiii) The Buyer and Emerson shall execute and deliver to each other the Shareholder Agreement in substantially the form attached hereto as Exhibit A;

          (xiv) The Buyer and Emerson shall execute and deliver to each other the Services Agreements each in substantially the form attached hereto as Exhibits C-1 and C-2; and

          (xv) The Buyer and Emerson shall execute and deliver to each other a cross-receipt evidencing the transactions referred to above.

     1.6 Post Closing Adjustment. The Purchase Price shall be subject to adjustment after the Closing Date as follows:

          (a) Not later than 50 calendar days after the Closing Date, Emerson shall deliver to the Buyer a Statement of Closing Working Capital, including a schedule of all of the line items thereof, which shall be prepared in accordance with GAAP applied consistently with past practice (to the extent such past practices are consistent with GAAP). The cost of the preparation of the Statement of Closing Working Capital shall be paid by Emerson. The Buyer shall afford Emerson and Emerson's Auditor reasonable access to the books and records of each Company, each of the Company Subsidiaries and each Asset Buyer during normal business hours for purposes of the preparation of the Statement of Closing Working Capital.

          (b) The Statement of Closing Working Capital delivered pursuant to paragraph (a) above shall be accompanied by relevant backup materials, schedules and a statement setting forth the amount, if any, by which the Closing Working Capital is greater than, or less than, the Target Amount.

          (c) In the event that the Buyer disputes the Statement of Closing Working Capital or the calculation of the Closing Working Capital, the Buyer shall deliver a Dispute Notice to Emerson stating the amount, nature and basis of such dispute, within 30 calendar days after delivery of the Statement of Closing Working Capital. In the event of such a dispute, the Buyer and Emerson shall first use their diligent good faith efforts to resolve such dispute between themselves. If the parties are unable to resolve the dispute within 30 calendar days after delivery of the Dispute Notice, then any remaining items in dispute shall be submitted to an Arbitrator selected in writing by Emerson and the Buyer or, if Emerson and the Buyer fail or refuse to select a firm within 10 calendar days after written request therefor by Emerson or the Buyer, such Arbitrator shall be selected in accordance with the rules of the Boston, Massachusetts office of the American Arbitration Association. All determinations pursuant to this paragraph (c) shall be in writing and shall be delivered to the Parties. The determination of the Arbitrator as to the resolution of any dispute shall be binding and conclusive upon all Parties. A judgment on the determination made by the Arbitrator pursuant to this Section 1.6 may be entered in and enforced by any court having jurisdiction thereover. Nothing herein shall be construed to authorize or permit the Arbitrator to:

             (i) determine any questions or matters whatsoever under or in connection with this Agreement except for the resolution of differences between the Parties regarding the determination of the Closing Working Capital;

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

             (ii) resolve any such differences by making any adjustment to the Statement of Closing Working Capital that is outside of the range defined by amounts as finally proposed by the Parties.

          (d) The fees and expenses of the Arbitrator in connection with the resolution of disputes pursuant to paragraph (c) above shall be shared equally by Emerson and the Buyer; provided that if the Arbitrator determines that one Party has adopted a position or positions with respect to the Statement of Closing Working Capital or the calculation of the Closing Working Capital that is frivolous or clearly without merit, the Arbitrator may, in its discretion, assign a greater portion of any such fees and expenses to such Party.

          (e) Failure of Buyer to deliver a Dispute Notice within 30 days after receiving the Statement of Closing Working Capital, or notification by the Buyer to Emerson that no Dispute Notice will be given, shall constitute acceptance of the Closing Working Capital as set forth on the Closing Working Capital Statement and there shall be no additional payment required or adjustment to the Purchase Price pursuant to this Section. Buyer shall be deemed to accept all portions of the Statement of Closing Working Capital that are not set forth in such Dispute Notice.

          (f) Immediately upon the resolution of all disputes, if any, pursuant to this Section 1.6, the Purchase Price shall be adjusted as follows:

             (i) If the Closing Working Capital is less than the Target Amount, then within five (5) business days of the final determination of the Closing Working Capital, Emerson shall pay to Buyer, in cash, the amount of such deficiency, and such payment shall be considered to be a reduction in the Purchase Price allocable to the Merger Consideration.

             (ii) If the Closing Working Capital is equal to or greater than the Target Amount, there shall be no additional payment required or adjustment to the Purchase Price pursuant to this Section.

          (g) If there is a reduction in Closing Working Capital caused by an event or circumstance which would give rise to an indemnification claim under Article VII of this Agreement, and as a result of such reduction in Closing Working Capital, the Purchase Price is reduced pursuant to Section 1.6(f)(i), the Buyer and its Subsidiaries shall not be entitled to indemnification for such claim except to the extent it exceeds the amount of the reduction of the Purchase Price.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF EMERSON

     Except as set forth in the Disclosure Schedule, Emerson represents and warrants to the Buyer that the statements contained in Sections 2.1, 2.2, 2.6, 2.10(i), 2.10(n), 2.11(b) and (c), 2.12 and 2.13 and all statements in this
Article II with respect to any New Company Subsidiary are true and correct as of the Closing Date, and that the remaining statements contained in this Article II are true and correct as of the date hereof and as of the Closing Date (except as expressly specified therein). The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in
Article II of this Agreement, except for Sections 2.16(iii), (ix), (xiv) and
(xv) of the Disclosure Schedule, which shall be arranged in subsections corresponding to such subsections. The disclosures in any section of the Disclosure Schedule shall qualify other sections in this Article II only to the extent it is clear from a reading of the disclosure that such disclosure is applicable to such other sections. For purposes of this Article II, the phrase "to the knowledge of Emerson" or any phrase of similar import shall be deemed to refer to the actual knowledge of each of the persons set forth on Exhibit D attached hereto, as well as (except for the purposes of Section 2.14(c)) any other knowledge which any of such persons would have possessed had they made reasonable inquiry with respect to the matter in question.

     2.1  Organization, Qualification and Corporate Power of the
Companies. Each Company is a corporation duly organized, validly existing and, wherever applicable, in corporate good standing under the laws of the jurisdiction of its incorporation. Each Company is duly qualified to conduct business and, wherever applicable, is in corporate good standing under the laws of each jurisdiction in which the failure to be so qualified could reasonably be expected to have a Company Material Adverse Effect. Each Company has all requisite power and authority (corporate and other) to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Emerson has furnished to the Buyer true and complete copies of each Company's charter and by-laws, each as amended and as in effect on the date hereof. No Company is in default under or in violation of any provision of its charter or by-laws. No Company has conducted any business other than the ENI Business.

     2.2  Capitalization; Representations Regarding Company Shares.

     (a) All of the Company Shares have been duly authorized, validly issued, fully paid, nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, pre-emptive right or any subscription right. There are no outstanding or authorized options, warrants, rights, calls, convertible instruments, agreements or commitments to which either Company is a party or which are binding upon either Company providing for the issuance, disposition or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to either Company. There are no agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act, of any shares of capital stock of either Company. All of the Company Shares were issued in compliance with all applicable securities laws.

     (b) Emerson or a Subsidiary of Emerson has good and valid title to the Company Shares, free and clear of any and all covenants, conditions, Share Encumbrances, Security Interests, options and adverse claims or rights whatsoever.

     2.3 Organization, Qualification and Corporate Power of Emerson and the Existing ENI Subsidiaries.

     (a) Emerson is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Missouri. Emerson is duly qualified to conduct business and is in corporate good standing under the laws of each jurisdiction in which the failure to be so qualified could reasonably be expected to have a Company Material Adverse Effect. Emerson has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it, except where the failure to have the such corporate power and authority would not reasonably be expected to have a Company Material Adverse Effect.

     (b) Each Existing ENI Subsidiary is a corporation duly organized, validly existing and, wherever applicable, in corporate good standing under the laws of the jurisdiction of its incorporation and is duly qualified to conduct business and, wherever applicable, is in corporate good standing under the laws of each jurisdiction in which the failure to be so qualified could reasonably be expected to have a Company Material Adverse Effect. Each Existing ENI Subsidiary has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it, except where the failure to have the such corporate power and authority would not reasonably be expected to have a Company Material Adverse Effect.

      2.4 Authorization of Transaction. Emerson and each Asset Seller each has all requisite power and authority to execute and deliver this Agreement and, where applicable, the Ancillary Agreements and to perform their respective obligations hereunder and thereunder. The execution and delivery by Emerson and each Asset Seller of this Agreement and the performance by Emerson and each Asset Seller of this Agreement and, where applicable, the Ancillary Agreements and the consummation by Emerson and each Asset Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Emerson and each Asset Seller. This Agreement has been duly and validly executed and delivered by Emerson and each Asset Seller and constitutes, and each of the Ancillary Agreements, upon its execution and delivery by Emerson and each Asset Seller, if applicable, will constitute, a valid and binding obligation of Emerson and each Asset Seller, if applicable, enforceable against Emerson and each Asset Seller, if applicable, in accordance with its terms.

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     2.5  Noncontravention.  Subject to compliance with the applicable requirements of the Hart-Scott-Rodino Act and any applicable foreign Antitrust Laws, neither the execution and delivery by Emerson or any Asset Seller of this Agreement or the Ancillary Agreements, nor the consummation by Emerson or any Asset Seller of the Reorganization or the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the charter or by-laws of Emerson or any Asset Seller or the charter, by-laws or other organizational document of any Existing ENI Subsidiary, any Company or any Company Subsidiary, (b) require on the part of Emerson, any Asset Seller, any Existing ENI Subsidiary, any Company or any Company Subsidiary any notice to or filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any agreement or instrument to which Emerson or any Asset Seller is a party or any agreement or instrument that would be required to be disclosed under Sections 2.13, 2.14 or 2.16 of this Agreement, (d) result in the imposition of any Security Interest upon any assets of Emerson, any Asset Seller, any Existing ENI Subsidiary, any Company or any Company Subsidiary, or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Emerson, any Asset Seller, any Existing ENI Subsidiary, any Company, any Company Subsidiary or any of their respective properties or assets, in the case of this clause (e), which would reasonably be expected to have a Company Material Adverse Effect.

     2.6  Company Subsidiaries.

     (a) Each Company Subsidiary:

          (i) is a corporation duly organized, validly existing and, wherever applicable, in corporate good standing under the laws of the jurisdiction of its incorporation;

          (ii) is duly qualified to conduct business and, wherever applicable, is in corporate good standing under the laws of each jurisdiction in which the failure to be so qualified could reasonably be expected to have a Company Material Adverse Effect; and

          (iii) has all requisite power and authority to carry on the portion of the ENI Businesses in which it is engaged and to own and use the properties which are owned and used by it.

     (b) Each of the New Company Subsidiaries has been established by Emerson solely in connection with the Reorganization and the transactions contemplated by this Agreement. No such New Company Subsidiary has any assets or liabilities other than assets and liabilities associated with the ENI Business and no New Company Subsidiary has conducted any business other than the ENI Business.

     (c) After giving effect to the Reorganization:

          (i) at or prior to the Closing, Emerson will have delivered to the Buyer complete and accurate copies of the charter, by-laws or other organizational documents of each Company Subsidiary, as amended to date;

          (ii) no Company Subsidiary is in default under or in violation of any provision of its charter, by-laws or other organizational documents;

          (iii) all of the issued and outstanding shares of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid, nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, pre-emptive right or any subscription right;

          (iv) all shares of each Company Subsidiary are held of record or owned beneficially by a Company or a Company Subsidiary and are held or owned free and clear of any Share Encumbrances, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands;

          (v) there are no outstanding or authorized options, warrants, rights, calls, convertible instruments, agreements or commitments to which any Company or any Company Subsidiary is a

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     party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Company Subsidiary;

          (vi) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to any Company Subsidiary;

          (vii) there are no voting trusts, proxies or other agreements or understandings with respect to the voting, or registration under the Securities Act, of any shares of capital stock of any Company Subsidiary;

          (viii) no Company controls directly or indirectly or has any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture or other business association or entity which is not a Company Subsidiary; and

          (ix) all of the issued and outstanding shares of capital stock of each Company Subsidiary have been issued in compliance with applicable securities laws.

     2.7 Financial Statements. Emerson has provided to the Buyer the Financial Statements. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto), fairly present the consolidated financial condition, results of operations and cash flows of the ENI Business as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Existing ENI Subsidiaries; provided, however, that the Financial Statements referred to in clause (b) of the definition of such term are subject to normal recurring year-end adjustments (which will not be material).

     2.8  Absence of Certain Changes.  Since the Most Recent Balance Sheet Date,
(a) there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have, a Company Material Adverse Effect, and (b) none of Emerson, any Asset Seller, any Existing ENI Subsidiary, any Company or any Company Subsidiary has taken any of the actions set forth in paragraphs (i) through (xiii) of Section 4.5(a), which, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect.

     2.9 Undisclosed Liabilities. Except as set forth in Section 2.9 of the Disclosure Schedule, the ENI Business does not have any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Most Recent Balance Sheet, (b) liabilities which have arisen since the Most Recent Balance Sheet Date in the Ordinary Course of Business, including with respect to frequency and amount, (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet and (d) the Excluded Liabilities.

     2.10  Tax Matters.

     (a) (i) Each of ENI US, ENI Taiwan and, as of the Closing Date, ENI Hong Kong and ENI China has filed on a timely basis all material Tax Returns that each is required to file, and all such Tax Returns were complete and accurate in all material respects; (ii) ENI US is not and has never been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which Emerson or a Subsidiary of Emerson was the common parent and all material Tax Returns of any such Affiliated Group which were required to be filed have been filed and all such Tax Returns were complete and accurate in all material respects; (iii) each of ENI US, each member of an Affiliated Group, ENI Taiwan and, as of the Closing Date, ENI Hong Kong and ENI China has paid on a timely basis all material Taxes that were due and payable prior to the Closing Date other than Taxes being contested in good faith; (iv) the unpaid Taxes of ENI US and ENI Taiwan for Tax periods through the Most Recent Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet to any material extent; and (v) all material Taxes that ENI US, ENI Taiwan and, as of the Closing Date, ENI

Hong Kong and ENI China is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

     (b) (i) All copies of any pro forma federal income Tax Returns for ENI US provided or made available to Buyer and its representatives are accurate in all material respects; (ii) the federal income Tax Returns of or relating to ENI US for all taxable years through the taxable year specified in Section 2.10(b) of the Disclosure Schedule have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations; (iii) no examination or audit of any Tax Return of or relating to ENI US or ENI Taiwan by any Governmental Entity is currently in progress or, to the knowledge of Emerson, threatened or contemplated; (iv) to the knowledge of Emerson, none of ENI US, ENI Taiwan and, as of the Closing Date, ENI Hong Kong and ENI China has been informed by any jurisdiction that the jurisdiction believes that such entity was required to file any Tax Return that was not filed; and (v) none of ENI US, ENI Taiwan and, as of the Closing Date, ENI Hong Kong and ENI China has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

     (c) ENI US is not a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of ENI US is subject to an election under Section 341(f) of the Code; (ii) ENI US has not made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that may be subject to the deduction limitations of Section 162(m) of the Code; and (iii) none of ENI US, ENI Taiwan and, as of the Closing Date, ENI Hong Kong and ENI China has any actual or, to the knowledge of Emerson, potential liability for any material Taxes of any person under Treasury Regulations Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise, except actual or potential liabilities of ENI US for any material Taxes of other Subsidiaries of Emerson under Treasury Regulations
Section 1.1502-6 (or any similar provision of federal, state, local or foreign law).

     (d) None of the assets of ENI US: (i) is property that is subject to a tax benefit transfer lease executed in accordance with former Section 168(f)(8) of the Internal Revenue Code of 1954 as amended; (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest on which is Tax exempt under Section 103(a) of the Code;

     (e) There are no adjustments under Section 481 of the Code (or any similar adjustments under any provision of the Code or the corresponding foreign, state or local Tax laws) that will be required to be taken into account by any of ENI US, ENI Taiwan and, as of the Closing Date, ENI Hong Kong and ENI China in any period ending after the Closing Date by reason of a change in method of accounting in any taxable period ending on or before the Closing Date.

     (f) There is no limitation on the utilization by ENI US of any net operating losses, built-in losses, Tax credits, or similar items under Sections 382, 383, or 384 of the Code or comparable provisions of state law (other than any such limitations arising as a result of the consummation of the transactions contemplated by this Agreement).

     (g) ENI US has never participated in an international boycott as defined in
Section 999 of the Code.

     (h) ENI US has not distributed to its stockholders or security holders stock or securities of a controlled corporation, and no stock or securities of any Subsidiary of ENI US has been distributed in a transaction to which Section 355 of the Code applies (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) that includes the transactions contemplated by this Agreement.

     (i) Section 2.10(i) of the Disclosure Schedule, which shall be provided to Buyer on or prior to the Closing Date, sets forth with respect to the ENI Business each jurisdiction in which any of ENI US, ENI Taiwan and the Asset Sellers regularly files material Tax Returns or has filed a material Tax Return within three (3) years preceding the Closing Date.

     (j) ENI US has not incurred (or been allocated) an "overall foreign loss" as defined in Section 904(f)(2) of the Code which has not been previously recaptured in full as provided in Sections 904(f)(1) and/or 904(f)(3) of the Code.

     (k) ENI US is not party to any gain recognition agreement under Section 367 of the Code.

     (l) None of ENI US, ENI Taiwan or, as of the Closing Date, ENI Hong Kong or ENI China owns any direct interest in an entity that is characterized as a partnership or (other than ENI China if an election to that effect is made by ENI China) a disregarded entity for U.S. federal income Tax purposes.

     (m) Each of ENI Japan, Astec Germany, Astec International Limited, Astec Custom Power (Hong Kong) Limited, Astec Electronics Company Ltd., and Astec Power Supply (Shenzhen) Company Ltd.: (i) has or will have, as of the Closing Date, timely paid all Taxes which will have been required to be paid on or prior to the Closing Date, the non-payment of which would result in a lien (other than a lien in respect of Taxes not yet due and payable) on any Acquired Asset or asset transferred to ENI Hong Kong or ENI China, would otherwise materially adversely affect the ENI Business or would result in Buyer, ENI Hong Kong, ENI China or any Affiliate of Buyer becoming liable or responsible therefor and (ii) will timely pay all Taxes which arise from or with respect to the Acquired Assets or the ENI Business that are incurred or attributable to a taxable period (or portion thereof) that ends on or before the Closing Date, the non-payment of which would result in a lien (other than a lien in respect of Taxes not yet due and payable) on any Acquired Asset or asset transferred to ENI Hong Kong or ENI China, would otherwise materially adversely affect the ENI Business or would result in Buyer, ENI Hong Kong, ENI China or any Affiliate of Buyer becoming liable therefor.

     (n) Emerson shall provide Buyer with a representation letter substantially in the form of Exhibit G dated as of the Closing Date. The representations and warranties contained in such representation letter shall be incorporated into this Agreement as if such representations and warranties were made by Emerson in this Section 2.10.

     2.11  Ownership and Condition of Assets.

     (a) Except for the Excluded Assets, the Existing ENI Subsidiaries have good title to, or lease under valid leases, all of the tangible assets used in the ENI Business, free and clear of all Security Interests. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice and is in good operating condition and repair (subject to normal wear and tear).

     (b) After giving effect to the Reorganization, the tangible Acquired Assets owned by the Companies and the Company Subsidiaries are all of the tangible assets used in the ENI Business other than the Excluded Assets and assets which are only tangential to the ENI Business. Each Asset Seller, each Company and each Company Subsidiary has good title to, or leases under valid leases, free and clear of all Security Interests all such tangible assets. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice and is in good operating condition and repair (subject to normal wear and tear).

     (c) Except for Intellectual Property, which is separately addressed in
Section 2.14 of this Agreement, after giving effect to the Reorganization, other than the Excluded Assets, and assets which are only tangential to the ENI
Business:

          (i) all of the assets, properties and rights of every type and description, real, personal, tangible and intangible, used or held for use in the conduct of the ENI Business are owned by, or leased or licensed by third parties to, an Asset Seller, a Company or a Company Subsidiary;

          (ii) after the Closing, neither Emerson nor any Subsidiary or Affiliate of Emerson will have any ownership, license or similar interest in or to any of the assets, properties or rights of any type and description, real, personal, tangible and intangible, used in the conduct of the ENI Business; and

          (iii) all material items of equipment (including all equipment contained in the Rochester, New York and Shenzhen City, China locations of the ENI Business) used in or by the ENI Business will be owned or leased by an Asset Seller, a Company or a Company Subsidiary.

     (d) Section 2.11(d) of the Disclosure Schedule lists individually (i) all assets of the ENI Business which are fixed assets (within the meaning of GAAP) having a net book value greater than $25,000, and (ii) all other assets of a tangible nature (other than inventories) of the ENI Business, excluding the Excluded Assets, having a net book value greater than $25,000.

     2.12 Owned Real Property. Section 2.12 of the Disclosure Schedule lists the property address of each parcel of Owned Real Property. With respect to each parcel of Owned Real Property:

          (a) a Company or a Company Subsidiary has good and marketable title to such Owned Real Property, insurable by a recognized national title insurance company, free and clear of any Security Interest, easement, environmental lien, covenant or other restriction, except for recorded easements, covenants and other restrictions which do not materially adversely impair the uses, occupancy or value of such Owned Real Property for the operation of the ENI Business;

          (b) there are no (i) pending or, to the knowledge of Emerson, threatened condemnation proceedings relating to such Owned Real Property, or (ii) pending or, to the knowledge of Emerson, threatened litigation or administrative actions relating to such Owned Real Property;

          (c) there are no leases, subleases, licenses or agreements, written or oral, granting to any party or parties (other than a Company or a Company Subsidiary) the right of use or occupancy of any portion of such Owned Real Property;

          (d) there are no outstanding options or rights of first refusal to purchase such Owned Real Property, or any portion thereof or interest therein;

          (e) to Emerson's knowledge, such Owned Real Property abuts on and has direct vehicular access to a public road or access to a public road via a permanent, irrevocable, appurtenant easement benefiting such property;

          (f) such Owned Real Property is assessed by local property assessors as a Tax parcel or parcels separate from all other Tax parcels; and

          (g) Emerson has made available to the Buyer complete and accurate copies of all of the following materials relating to such Owned Real Property, to the extent such items exist and are in Emerson's actual possession or control: title insurance policies and commitments; deeds; encumbrance and easement documents and other documents and agreements affecting title to or for operation of such Owned Real Property; surveys; as-built construction plans; construction contracts and warranties; appraisals; structural inspection, soils, environmental assessment and similar reports.

     2.13 Real Property Leases. Section 2.13 of the Disclosure Schedule lists all Leases, and all amendments thereto. Emerson has delivered to the Buyer complete and accurate copies of the Leases, including all amendments thereto. With respect to each Lease:

          (a) such Lease is legal, valid, binding, enforceable and in full force and effect (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors rights generally);

          (b) such Lease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

          (c) no Asset Seller, no Company, no Company Subsidiary and, to the knowledge of Emerson, no other party, is in material breach or violation of, or default beyond any applicable cure period under, any such Lease, and no event has occurred, is pending or, to the knowledge of Emerson, is threatened, which, after the giving of notice or lapse of time, would constitute a material breach or default by any Asset Seller, any Company or any Company Subsidiary or, to the knowledge of Emerson, any other party under such Lease;

          (d) no Asset Seller, no Company and no Company Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold, except as set forth in
     Section 2.13 of the Disclosure Schedule;

          (e) to the knowledge of Emerson, all facilities leased or subleased thereunder are supplied with utilities and other services adequate for the operation of said facilities consistent with past practice; and

          (f) as of the date of this Agreement, with respect to the IDRB Lease:

             (i) the amount of the Outstanding Bonds is $5,000,000, in addition to the amount of interest that has accrued on such amount since July 1, 2001;

             (ii) the next Bond Payment Date is January 2, 2002, and the Debt Service Payment payable on such Bond Payment Date is $68,750;

             (iii) the current Bond Rate is 2.75% and it is a floating rate reset once a year on June 30;

             (iv) to the knowledge of Emerson, there are no Security Interests, easements, covenants or other restrictions applicable to the real property subject to such lease which would reasonably be expected to materially impair the ENI Business' current uses or the occupancy by the ENI Business of the property subject thereto;

             (v) ENI US is an assignee of the IDRB Lease pursuant to Section 9.3 thereof, and all conditions, deliveries and consents required under the IDRB Lease in connection with the assignment of the lessee's interest under the IDRB Lease to ENI US have been satisfied, delivered and obtained; and

             (vi) The trustee under the IDRB Lease is The Chase Manhattan Bank.

     2.14  Intellectual Property.

     (a) Section 2.14(a) of the Disclosure Schedule lists each patent, patent application, copyright registration or application therefor, mask work registration or application therefor, and trademark, service mark and domain name registration or application therefor owned by (A) Emerson, each Asset Seller or any Existing ENI Subsidiary which is used in connection with the ENI Business and (B) Emerson, each Asset Seller or any Existing ENI Subsidiary covering any Customer Deliverables.

     (b) At the Closing, after giving effect to the Reorganization, the Buyer, a Subsidiary of the Buyer, a Company or a Company Subsidiary will own or have the right to use all Intellectual Property necessary (i) to use, manufacture, have manufactured, market and distribute the Customer Deliverables and the Product Designs and (ii) to operate the Internal Systems, provided that representations and warranties as to matters of infringement, violation or misappropriation of Intellectual Property rights shall be governed solely by Section 2.14(c). At the Closing, after giving effect to the Reorganization:

          (i) to the extent required to consummate the transactions contemplated by this Agreement, Emerson and the Existing ENI Subsidiaries will have assigned to the Buyer, a Subsidiary of the Buyer, one of the Companies or the Company Subsidiaries all Company Intellectual Property that was owned at any time by Emerson, any Asset Seller or any Existing ENI Subsidiary;

          (ii) no person or entity other than Buyer, a Subsidiary of the Buyer, a Company or a Company Subsidiary will have any rights to any of the Company Intellectual Property (except pursuant to agreements or licenses specified in Section 2.16 of the Disclosure Schedule, except for implied license rights granted to a purchaser of products or services of the ENI Business and except for the rights granted under the IP License Agreement); and

          (iii) to the knowledge of Emerson, no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property.

     (c) None of the marketing, distribution, making, provision or use of the Customer Deliverables infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. To the actual knowledge of Emerson, making, using or selling of the Product Designs does not infringe or violate, or constitute a misappropriation of, any Intellectual Property rights of any person or entity. The Internal Systems do not infringe or violate, or constitute a misappropriation of, any Intellectual Property rights of any person or entity. Section 2.14(c) of the Disclosure Schedule lists any complaint, claim or notice, or written threat thereof, received by Emerson, any Asset Seller, or any Existing ENI Subsidiary, or after the Reorganization of any Company or Company Subsidiary, alleging any such infringement, violation or misappropriation; and Emerson has provided to the Buyer complete and accurate copies of all non-privileged written documentation in the possession of Emerson, any Asset Seller or any Existing ENI Subsidiary, or after the Reorganization of any Company or Company Subsidiary, relating to any such complaint, claim, notice or threat. Emerson has provided to the Buyer complete and accurate copies of all non-privileged written documentation in the possession of Emerson, any Asset Seller or any Existing ENI Subsidiary, or after the Reorganization of any Company or Company Subsidiary, relating to claims or disputes known to Emerson, any Asset Seller or any Existing ENI Subsidiary, or after the Reorganization of any Company or Company Subsidiary, concerning any Company Intellectual Property.

     (d) All Intellectual Property developed by a third party for use in the ENI Business (other than Intellectual Property which if not available would not result in a Company Material Adverse Effect) was developed pursuant to written agreements which are listed in Section 2.16 of the Disclosure Schedule. All such agreements have been made available to Buyer. All Intellectual Property developed by employees of Emerson, any Asset Seller, any Existing ENI Subsidiary, any Company or any Company Subsidiary for use in the ENI Business has been developed in the course of such employee's employment.

     2.15 Inventory. All inventory of the ENI Business, as reflected on the Statement of Closing Working Capital (net of any applicable reserve shown thereon), consists of a quality usable and saleable in the Ordinary Course of Business. All inventory of the ENI Business shown on the Statement of Closing Working Capital (net of any applicable reserves shown thereon) has been priced at the lower of cost (determined on a first-in first-out basis) or market.

     2.16  Contracts.

     (a) Section 2.16 of the Disclosure Schedule lists the following agreements (written or oral) relating to the ENI Business as of the date of this Agreement:

          (i) any agreement (or group of related agreements) for the lease of personal property from or to third parties providing for lease payments in excess of $50,000 in any twelve-month period;

          (ii) any agreement (or group of related agreements), other than purchase orders entered into in the Ordinary Course of Business, for the purchase or sale of products or for the furnishing or receipt of services
     (A) which calls for performance over a period of more than one year, or (B) which cannot be terminated upon less than sixty (60) days notice without the payment of a termination fee and which involves, or may reasonably be expected to involve, more than the sum of $50,000;

          (iii) any agreement (A) with any of the ENI Business' top 20 customers based on revenues generated during the last full fiscal year, in which any Existing ENI Subsidiary, any Company or any Company Subsidiary has granted manufacturing rights or "most favored nation" pricing provisions or (B) in which any Existing ENI Subsidiary has agreed to purchase a minimum quantity of goods or services exceeding $50,000 in any twelve-month period or has agreed to purchase goods or services exceeding $50,000 in any twelve-month period exclusively from a certain party, other than purchase orders entered into in the Ordinary Course of Business;

          (iv) any sales representative, distribution or similar sales or distribution agreement;

          (v) any agreement concerning the establishment or operation of a partnership, joint venture or limited liability company;

          (vi) any agreement (or group of related agreements) under which the ENI Business has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $50,000 or under which it will have imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

          (vii) any agreement relating to capital expenditures or involving future payments, or a series of related expenditures or payments, exceeding $50,000 in any twelve-month period;

          (viii) any agreement for the disposition of any significant portion of the assets or business of the ENI Business (other than sales of products in the Ordinary Course of Business) or any agreement for the acquisition of the assets or business of any other entity (other than purchases of inventory or components in the Ordinary Course of Business);

          (ix) any agreement containing any covenants or restrictions limiting the freedom of the ENI Business from engaging in any line of business in competition with any persons;

          (x) any employment, consulting or severance agreement;

          (xi) any agreement involving any current or former officer, director or stockholder of any Existing ENI Subsidiary, any Company, any Company Subsidiary or an Affiliate of any thereof;

          (xii) any agreement under which the consequences of a default or termination would reasonably be expected to have a Company Material Adverse Effect;

          (xiii) any agreement which contains any provisions requiring any Company or any Company Subsidiary to indemnify any other party (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business);

          (xiv) any agreement pursuant to which Intellectual Property is licensed, assigned or transferred from a third party for use in the ENI Business (other than "shrink wrap" or similar agreements granting rights to off-the-shelf software programs);

          (xv) any agreement pursuant to which Emerson, an Asset Seller, an Existing ENI Subsidiary, a Company or a Company Subsidiary has licensed, assigned or otherwise transferred to a third party Intellectual Property used in the ENI Business; and

          (xvi) any other agreement (or group of related agreements), other than purchase orders entered into in the Ordinary Course of Business, either involving more than $50,000 or not entered into in the Ordinary Course of Business.

     (b) Emerson has made available to the Buyer a complete and accurate copy of each agreement listed in Section 2.14 or Section 2.16 of the Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) no Asset Seller, no Company, no Company Subsidiary and, to the knowledge of Emerson, no other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of Emerson, has been or is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by any Asset Seller, any Company or any Company Subsidiary or, to the knowledge of Emerson, any other party under such agreement, except as would not reasonably be expected to have a Company Material Adverse Effect.

     (c) Each agreement entered into by ENI US under the so-called KanBan Documents of Understanding is terminable by ENI US upon not more than 90 days written notice by ENI US to the other party without the payment of any termination or cancellation fee other than payment for finished goods and work in process at the time of such termination or cancellation.

     2.17 Accounts Receivable. All accounts receivable of the ENI Business reflected on the Statement of Closing Working Capital are valid receivables subject to no setoffs or counterclaims and are current and collectible, net of the applicable reserve for bad debts shown on the Statement of Closing Working Capital. A complete and accurate list of the 20 largest accounts receivable reflected on the Most Recent Balance Sheet, showing the aging thereof, is included in Section 2.17 of the Disclosure Schedule.

     2.18 Powers of Attorney. Except as granted in the ordinary course of the ENI Business, there are no outstanding powers of attorney relating to the ENI Business or otherwise executed on behalf of any Company or any Company Subsidiary.

     2.19 Insurance. Section 2.19 of the Disclosure Schedule lists each insurance policy (including fire, theft, casualty, commercial general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) relating to the ENI Business to which any Existing ENI Subsidiary, any Company or any Company Subsidiary is a beneficiary, all of which are in full force and effect. There is no material claim pending under any such policy with respect to the ENI Business as to which coverage has been questioned, denied or disputed by the underwriter of such policy except any claims, individually or in the aggregate, that would not reasonably be expected to have a Company Material Adverse Effect. All premiums due and payable under all such policies have been paid, no Asset Seller, no Company and no Company Subsidiary may be liable for retroactive premiums or similar payments, and the Existing ENI Subsidiaries, the Companies and the Company Subsidiaries are otherwise in compliance in all material respects with the terms of such policies. Emerson has no knowledge of any threatened termination of, or premium increase with respect to, any such policy.

     2.20 Litigation. There is no Legal Proceeding which is pending, and no Existing ENI Subsidiary, no Asset Seller, no Company and no Company Subsidiary, has received written notice of any threatened Legal Proceeding with respect to the ENI Business which (a) seeks either damages in excess of $25,000 or equitable relief or (b) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement. There are no judgments, orders or decrees outstanding with respect to the ENI Business against any Existing ENI Subsidiary.

     2.21 Warranties. With respect to the contracts with the five largest customers of the ENI Business as of the date of this Agreement, there are no guaranties, warranties, rights of return, rights of credit or other indemnity other than those set forth in such contracts. Emerson has delivered to the Buyer complete and accurate copies of such contracts.

     2.22  Employees.

     (a) Section 2.22 of the Disclosure Schedule contains a list of all engineers employed by the ENI Business, all sales and marketing personnel employed by the ENI Business whose annual rate of compensation exceeds $50,000 per year and all employees of the ENI Business whose annual rate of compensation exceeds $75,000 per year, along with the position and the annual rate of compensation of each such person. Each employee of the ENI Business has entered into a confidentiality/assignment of inventions agreement with Emerson or an Existing ENI Subsidiary, a copy or form of which has previously been delivered to the Buyer. Each such confidentiality agreement and each such assignment of inventions agreement with employees of ENI US will continue to be legal, valid, binding and enforceable and in full force and effect for the benefit of the Buyer, a Company or an appropriate Company Subsidiary immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing. Section 2.22 of the Disclosure Schedule contains a list of all employees of the ENI Business who are a party to a non-competition agreement with Emerson, any Asset Seller or any Existing ENI Subsidiary; copies of the forms of which agreements have previously been delivered to the Buyer. The transactions contemplated by this Agreement will not have any effect on the enforceability of any such non-competition agreements. As of the date of this Agreement, to the knowledge of Emerson, no engineer employed by the ENI Business, no member of the sales or marketing personnel employed by the ENI Business, no employee of the ENI Business whose annual rate of compensation exceeds $75,000 and no group of employees performing services related to the ENI Business has any plans to terminate employment with Emerson or any Existing ENI Subsidiary.

     (b) The ENI Business is not a party to or bound by any collective bargaining agreement. None of the Existing ENI Subsidiaries has experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes related to the ENI Business. Emerson has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of Emerson, any Asset Seller or any Existing ENI Subsidiary performing services related to the ENI Business.

     2.23  Employee Benefits.

     (a) Section 2.23(a) of the Disclosure Schedule contains a complete and accurate list of all Company Plans. Such section of the Disclosure Schedule identifies any such Company Plan which is unwritten and contains a description of the nature of such Company Plan.

     (b) With respect to the Company Plans, complete and accurate copies have been delivered to the Buyer of (i) all written Company Plans, (ii) all related trust agreements, group annuity contracts, administration and similar agreements, insurance contracts, investment management and investment advisory agreements, (iii) current summary plan descriptions, employee handbooks, or other similar employee communications, (iv) all personnel, payroll and employment manuals and policies, (v) the most recent annual report filed with the Internal Revenue Service for each Company Plan (Forms 5500, 5500C or 5500R) with schedules attached, and (vi) where applicable, the most recent plan financial statements for each Company Plan.

     (c) Each Company Plan has been administered in accordance with its terms, and Emerson, each Asset Seller, each Existing ENI Subsidiary, each ERISA Affiliate, each Company and each Company Subsidiary has met its obligations with respect to each Company Plan and has timely made all required contributions thereto, and each Asset Seller, each Existing ENI Subsidiary, each Company, each Company Subsidiary, each ERISA Affiliate and each Company Plan is in compliance with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including Section 4980 B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA), except for any such failure which would not reasonably be expected to have a Company Material Adverse Effect. All filings and reports as to each Company Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been accurately completed and timely submitted. With respect to the Company Plans, no event has occurred and, to the knowledge of Emerson, there exists no condition or set of circumstances in connection with which the Buyer, any Company, any Company Subsidiary or any plan participant could be subject to any liability (including penalties or Taxes) under ERISA (including Title IV thereof), the Code or any other applicable law, nor will the transactions contemplated by the Reorganization or by this Agreement give rise to any such liability. No Existing ENI Subsidiary, no Company and no Company Subsidiary has incurred any liability or will be deemed to have assumed any liability which will survive the Closing, under ERISA or the Code or other applicable law with respect to Employee Benefits Plans, as a result of such Company or such Company Subsidiary's inclusion in the same controlled group (as defined in Code Section 414(b), (c), (m) or (o)) as Emerson or any ERISA Affiliate of Emerson.

     (d) With respect to the Company Plans, there are no benefit obligations for which contributions have not been made or properly accrued and there are no benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the Financial Statements, except for any failure to contribute, accrue or account which would not reasonably be expected to have a Company Material Adverse Effect. No Asset Seller, no Company and no Company Subsidiary has any liability (contingent or otherwise) for benefits under any Company Plan, except as set forth in the Financial Statements. The assets of each Company Plan which is funded are reported at their fair market value on the books and records of such Company Plan. No Stand Alone Plan has assets that include securities issued by Emerson, any Asset Seller, any Existing ENI Subsidiary, any Company, any Company Subsidiary or any of their ERISA Affiliates.

     (e) All the Company Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Company Plans are qualified and the plans and trusts related thereto are exempt from U. S. federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, no fact or circumstances exists giving rise to a likelihood that such determination letter would be revoked, and no act or omission has occurred that would materially increase its cost. Each Company Plan which is required to satisfy Section 401(k)(3) or
Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of Section 401(k)(3) and Section 401(m)(2) of the Code, as the case may be, for each plan year ending prior to the Closing Date, except for any increase that would not reasonably be expected to have a Company Material Adverse Effect.

     (f) None of any Asset Seller, any Company, any Existing ENI Subsidiary or any Company Subsidiary has (i) ever maintained an Employee Benefit Plan which was ever subject to Section 412 of the Code or Title IV of ERISA, (ii) ever been obligated to contribute to a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA), or (iii) has ever contributed to a multiemployer plan with respect to which there has been any withdrawal liability which has not been fully satisfied and no such multiemployer plan is insolvent or in reorganization. No Company Plan is funded by, associated with or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code. No Existing ENI Subsidiary, no Company and no Company Subsidiary has incurred any liability or will be deemed to have assumed any liability which will survive the Closing under ERISA, the Code or other applicable law with respect to Employee Benefits Plans, as a result of such Company's or such Company Subsidiary's inclusion in the same controlled group (as defined in Code Section 414(b), (c), (m) or (o)) as Emerson or any ERISA Affiliate of Emerson.

     (g) Each Stand Alone Plan is amendable and terminable unilaterally by the Asset Seller, the Company or the Company Subsidiary party thereto or covered thereby at any time without liability to any Asset Seller, any Company or any Company Subsidiary as a result thereof, and no Stand Alone Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits any Asset Seller, any Company or any Company Subsidiary party thereto or covered thereby from amending or terminating any such Stand Alone Plan, or in any way limits such action.

     (h) Section 2.23(h) of the Disclosure Schedule discloses each (i) agreement with any executive officer or other key employee of the ENI Business (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the ENI Business of the nature of any of the transactions contemplated by the Reorganization or by this Agreement, except for any alteration which would not reasonably be expected to have a Company Material Adverse Effect, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee or (ii) agreement or plan binding any Existing ENI Subsidiary or, after the Closing, the Buyer, any Buyer Subsidiary, any Company or any Company Subsidiary, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan or severance benefit plan, any of the benefits of which shall be increased, or the vesting of the benefits of which shall be accelerated or the benefits of which will become payable (or permit an employee to voluntarily terminate and receive benefits which will be payable) by, the occurrence of any of the transactions contemplated by the Reorganization or by this Agreement or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by the Reorganization or by this Agreement.

     (i) No Company, no Company Subsidiary and no Existing ENI Subsidiary has within the past six years paid any amount that could reasonably be expected to be treated as an "excess parachute payment" as defined in Section 280G of the Code. None of the transactions contemplated by the Reorganization or by this Agreement will give rise to any loss of deductibility under Code Section 280G or excise tax under Code Section 4999.

     (j) Other than as required under Section 601 et seq. of ERISA, none of the Company Plans promises or provides health or other welfare benefits or coverage to any person following retirement or other termination of employment with the ENI Business. Section 2.23(j) of the Disclosure Schedule lists each Company Plan which provides benefits after termination of employment with the ENI Business (other than medical benefits required to be continued under Section 4980B of the Code and part 6 of Subtitle B of Title I of ERISA) and the amount by which the present value of benefits accrued under each such Company Plan exceeds the fair market value of the assets of each such Company Plan.

     (k) There is no action, suit, proceeding, claim, arbitration, audit or investigation pending or, to the knowledge of Emerson, threatened, with respect to any Company Plan, other than claims for benefits in the ordinary course, that would reasonably be expected to result in liability to any Existing ENI Subsidiary, any Asset Seller, any Company, any Company Subsidiary, or any Company Plan, except for any liability which would not reasonably be expected to have a Company Material Adverse Effect. No Stand Alone Plan is the subject of or has received notice that it is the subject of examination by a Governmental Entity or has been a participant in a government sponsored amnesty, voluntary compliance or similar program.

     (l) Each Company Plan maintained outside the United States is in compliance, and the books and records thereof are maintained in compliance, with all applicable laws, rules and regulations of the jurisdiction in which such Company Plan is maintained. Section 2.23(l) of the Disclosure Schedule lists each country in which any of the Existing ENI Subsidiaries has operations and the number of employees in each such country.

     (m) Each individual who has received compensation for the performance of services on behalf of the ENI Business has been properly classified as an employee or independent contractor in accordance with applicable law.

     (n) Section 2.23(n) of the Disclosure Schedule sets forth the amount accrued with respect to the vacation, accrued sick time and/or earned time off of ENI Employees as of September 30, 2001, whether or not formally accrued for financial statement purposes.

     2.24  Environmental Matters.

     (a) The ENI Business has been conducted and is being conducted in all material respects in compliance with all applicable Environmental Laws. There is no pending or, to the knowledge of Emerson, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or to the knowledge of Emerson, any governmental investigation, inquiry or information request, in each case relating to any Environmental Law and relating to the ENI Business. Without limiting any of the foregoing, there is no pending litigation, or to the knowledge of Emerson, any threatened claim or litigation with respect to the ENI Business relating to: (i) exposure to or presence of Materials of Environmental Concern; (ii) noises, odors or vibrations at or from any real property or facility currently or formerly owned, leased, occupied or controlled by the ENI Business; or (iii) indoor air quality in each case, which would reasonably be expected to result in a Company Material Adverse Effect.

     (b) No Asset Seller, no Company and no Company Subsidiary has any liabilities or obligations, whether known or unknown, arising from the release of any Materials of Environmental Concern into the environment that occurred or existed at or prior to the Closing Date. No Existing ENI Subsidiary has received or been informed in writing of any fact, condition or correspondence with respect to the ENI Business which indicates that any Existing ENI Subsidiary may be responsible for a release of any Materials of Environmental Concern to the environment. No Existing ENI Subsidiary has been named or identified in writing under any Environmental Law with respect to the ENI Business as a party potentially responsible for a release to the environment of any Materials of Environmental Concern. To the knowledge of Emerson, other than in compliance with Environmental Laws, there have been no releases or threatened releases of any Materials of Environmental Concern into the environment at any parcel of real property or any facility formerly or currently owned, leased, operated or controlled by any Existing ENI Subsidiary with respect to the ENI Business that could reasonably be expected to have a Company Material Adverse

Effect. To the knowledge of Emerson, there have been no releases or threats of releases of Materials of Environmental Concern with respect to the ENI Business at parcels or facilities other than those owned, leased, operated or controlled by any Existing ENI Subsidiary that reasonably could be expected to have a material adverse effect on the real property or facilities owned, leased, operated or controlled by the ENI Business.

     (c) No Asset Seller, no Company and no Company Subsidiary is a party to or bound by any court order, administrative order, consent order or other agreement with any Governmental Entity entered into in connection with any legal obligation or liability arising under any Environmental Law with respect to the ENI Business.

     (d) Set forth in Section 2.24(d) of the Disclosure Schedule is a list of all environmental audits, reports, studies and investigations of which Emerson has knowledge relating to the environmental status of any real property and/or premises currently or previously owned or operated by Emerson, any Asset Seller or any Existing ENI Subsidiary with respect to the ENI Business (whether conducted by or on behalf of Emerson, any Asset Seller, any Existing ENI Subsidiary or a third party, and whether done at the initiative of Emerson, any Asset Seller, any Existing ENI Subsidiary or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which Emerson has possession of or access to as of the date hereof. A complete and accurate copy of each such document has been provided to the Buyer.

     (e) None of Emerson, any Asset Seller or any Existing ENI Subsidiary has received notice that it may have any material environmental liability for any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by any Existing ENI Subsidiary in connection with the ENI Business.

     (f) Except as set forth in this Section 2.24, Section 2.12(a) and
Section 2.27, Emerson is not making any representations or warranties relating to any environmental matters.

     2.25 Legal Compliance. The ENI Business is currently being conducted, and has at all times been conducted, in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. None of Emerson, any Asset Seller, any Existing ENI Subsidiary, any Company or any Company Subsidiary, has received any notice or communication from any Governmental Entity alleging noncompliance with any applicable law, rule or regulation as it relates to the ENI Business.

     2.26 Customers and Suppliers. Section 2.26 of the Disclosure Schedule sets forth a list of (a) the top 15 customers of the ENI Business based on revenues generated from product sales during the last full fiscal year and the amount of revenues accounted for by such customer from product sales during each such period and (b) each supplier that is the sole source of any significant product or service to the ENI Business. No such customer or supplier has indicated within the past year that it intends to cease doing business with the ENI Business. To Emerson's knowledge, no unfilled customer order or commitment obligating the ENI Business to process, manufacture or deliver products or perform services will result in a loss at the gross margin, on a consolidated basis, to the ENI Business upon completion of performance.

     2.27 Permits. Section 2.27 of the Disclosure Schedule sets forth a list of all material Permits (including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) issued to or held by any Existing ENI Subsidiary with respect to the ENI Business. Such listed Permits are the only material Permits that are required to conduct the ENI Business as presently conducted. Each such material Permit is in full force and effect; the applicable Existing ENI Subsidiary is in compliance with the terms of each such Permit; and, to the knowledge of Emerson, no suspension or cancellation of any material Permit is threatened and there is no basis for believing that each such Permit will not be renewable without any material changes upon expiration, except for any noncompliance, cessation of effectiveness, suspension or cancellation which, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect. Each such Permit will continue in full force and effect immediately following the Closing. A complete and accurate copy of each material Permit has been provided to the Buyer.

     2.28 Certain Business Relationships With Affiliates. Section 2.28 of the Disclosure Schedule describes any non-arms length transactions or agreements with respect to the ENI Business between Emerson, any Asset Seller, any Existing ENI Subsidiary, any Company or any Company Subsidiary and any Affiliate thereof which occurred or have existed since the beginning of the time period covered by the Financial Statements.

     2.29 Restrictions on Business Activities. After giving effect to the Reorganization, there will be no agreement, commitment, judgment, injunction, order or decree to which an Asset Seller, a Company or any Company Subsidiary is a party or which will otherwise be binding upon the Buyer, a Subsidiary of the Buyer, any Company, any Company Subsidiary or the ENI Business which will or reasonably could be expected to result in the licensing of, or any grant of rights to, any Intellectual Property of the Buyer to any third party.

     2.30  Investment Representations.

     (a) Emerson is acquiring the Closing Shares for Emerson's own account for investment only, and not with a view to, or for sale in connection with, any distribution of such Closing Shares in violation of the Securities Act, or any applicable state law.

     (b) Emerson has had adequate opportunity to obtain from publicly available sources or from representatives of the Buyer such information, in addition to the representations set forth in this Agreement, as is necessary to evaluate the merits and risks of the Emerson's investment in the Buyer.

     (c) Emerson is an "accredited investor" as defined in Rule 501(a) of the Securities Act and has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Closing Shares to be issued to Emerson and to make an informed investment decision with respect to such investment. Emerson is capable of bearing the economic risk of Emerson's investment in the Closing Shares indefinitely.

     (d) Emerson agrees and understands that the Closing Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; and that the Closing Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.

     (e) Emerson agrees and understands that a legend substantially in the following form will be placed on the certificate representing the Closing Shares.

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

     2.31 Brokers' Fees. Except for the fee payable by Emerson to SG Cowen Securities Corporation, none of Emerson, any Asset Seller, any Existing ENI Subsidiary, any Company or any Company Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     2.32 Banking Facilities. Section 2.32 of the Disclosure Schedule identifies:

          (a) each bank, savings and loan or similar financial institution in which the ENI Business has any account and the numbers of the accounts maintained by the ENI Business thereat; and

          (b) the names of all persons who are authorized to draw on each such account.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE BUYERS

     Except as set forth in the Buyer Disclosure Schedule, the Buyer represents and warrants to Emerson that the statements contained in this Article III are true and correct as of the date hereof and as of the Closing Date (except as expressly specified therein). The Buyer Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in
Article III of this Agreement. The disclosures in any section of the Buyer Disclosure Schedule shall qualify other sections in this Article III only to the extent it is clear from a reading of the disclosure that such disclosure is applicable to such other sections. For purposes of this Article III, the phrase "to the knowledge of the Buyer" or any phrase of similar import shall be deemed to refer to the actual knowledge of each of the officers of the Buyer, as well as any other knowledge which any of such persons would have possessed had they made reasonable inquiry with respect to the matter in question.

     3.1 Organization and Corporate Power. The Buyer is a corporation duly organized, validly existing and in corporate good standing under the laws of the Commonwealth of Massachusetts. The Buyer is duly qualified to conduct business and is in corporate good standing under the laws of each jurisdiction in which the failure to be so qualified could reasonably be expected to have a Buyer Material Adverse Effect. The Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it, except the failure to have such corporate power and authority would not reasonably be expected to have a Buyer Material Adverse Effect. Buyer is not in default under or in violation of any provision of its Articles of Organization and by-laws, except for any such default or violation which would not reasonably be expected to result in a Buyer Material Adverse Effect.

     3.2 Authorization of the Transaction. The Buyer has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. Subject to the Buyer Requisite Vote, the execution and delivery by the Buyer of this Agreement and the Ancillary Agreements and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes and each of the Ancillary Agreements, upon its execution and delivery, by the Buyer, will constitute, a valid and binding obligation of the Buyer, enforceable against it in accordance with its terms.

     3.3  Capitalization.  The authorized capital stock of the Buyer consists of
(i) 75,000,000 shares of Buyer Common Stock, of which 37,808,673 shares were issued and outstanding as of September 30, 2001, and (ii) 2,000,000 shares of Preferred Stock, $.01 par value per share, of which no shares are issued or outstanding. All outstanding shares of Buyer Common Stock are, all shares of Buyer Common Stock subject to issuance under the Buyer Stock Plans, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, and all the Closing Shares, when issued in accordance with this Agreement, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right or any subscription right. The Buyer does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Buyer on any matter. There are no outstanding stock appreciation, phantom stock or similar rights with respect to Buyer. There are no agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act, of any shares of capital stock of Buyer.

     3.4 Noncontravention. Subject to compliance with the applicable requirements of (i) the Hart-Scott-Rodino Act, any applicable foreign Antitrust Laws, the Securities Act and the Exchange Act, (ii) state securities or "blue sky laws" and (iii) The Nasdaq Stock Market, Inc., neither the execution and delivery by the Buyer of this Agreement or the Ancillary Agreements, nor the consummation by the Buyer of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the organizational documents of the Buyer, (b) require on the part of the Buyer any notice to or filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Buyer is a party or by which it is bound or to which any of its assets is subject, which conflict, breach or default could reasonably be expected to have a Buyer Material Adverse Effect or result in the imposition of any Security Interest upon any material assets of the Buyer, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets in the case of this clause (d), which would reasonably be expected to have a Buyer Material Adverse Effect.

     3.5  SEC Filings; Financial Statements; Information Provided.

     (a) The Buyer has filed all registration statements, forms, reports and other documents required to be filed by the Buyer with the SEC since June 30, 1999. The Buyer SEC Reports (i) were or will be filed on a timely basis, (ii) at the time filed, were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Buyer SEC Reports, and (iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Buyer SEC Reports at the time filed (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC under the Exchange Act and the published rules and regulations of the SEC thereunder) and
(iii) fairly presented or will fairly present in accordance with GAAP the consolidated financial position of the Buyer and its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of the Buyer and its Subsidiaries, except that the unaudited interim financial statements were or are subject to normal recurring year-end adjustments (which were not or are not expected to be material) and do not include footnotes.

     3.6 Absence of Certain Changes or Events. Except as disclosed in the Buyer SEC Reports filed, or other public announcements made by press release, prior to the date of this Agreement, since June 30, 2001 there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Buyer Material Adverse Effect.

     3.7 Investment Representation. The Buyer is acquiring the US Shares from Emerson for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the agreements contemplated herein, the Buyer has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

     3.8 Broker's Fees. Except for the fee payable to Merrill Lynch and Company, the Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     3.9 Litigation. There is no Legal Proceeding which is pending, and the Buyer has not received written notice of any threatened Legal Proceeding, against the Buyer or its Subsidiaries, except for those that would not reasonably be expected to have a Buyer Material Adverse Effect or prevent or materially impair the ability of the Buyer to consummate the transactions contemplated by this Agreement. There are no judgments, orders or decrees outstanding against the Buyer or its Subsidiaries which, individually or in the aggregate, have had or would reasonably be expected to have a Buyer Material Adverse Effect.

     3.10 Legal Compliance. The business of the Buyer and its Subsidiaries, taken as a whole, is not being conducted in violation of any Laws, except for violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Buyer Material Adverse Effect. The Buyer has not received any written notice from any Governmental Entity alleging noncompliance with any applicable law, rule or regulation as it relates to the business conducted by the Buyer and its Subsidiaries, except for any noncompliance which would not reasonably be expected to have a Buyer Material Adverse Effect.

     3.11 Permits. The Buyer and its Subsidiaries each have all Permits from Governmental Entities necessary to conduct its business as presently conducted, except for those the absence of which would not reasonably be expected to have a Buyer Material Adverse Effect. The Buyer and its Subsidiaries are in compliance with the terms of the Permits, except where the failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Buyer Material Adverse Effect. No Permit will cease to be effective as a result of the consummation of the transactions contemplated by this Agreement, except where the cessation of effectiveness, individually or in the aggregate, would not reasonably be expected to have a Buyer Material Adverse Effect.

     3.12 Required Vote. The Buyer Requisite Vote on the Buyer Voting Proposal is the only vote of the holders of any class or series of the securities of Buyer necessary to approve this Agreement and any other transactions contemplated hereby.

     3.13 Board Recommendation. The Buyer's board of directors, at a meeting duly called and held, has by a unanimous vote resolved to recommend the approval of the Buyer Voting Proposal to the Buyer's stockholders.

     3.14 Fairness Opinion. The Buyer has received the opinion of Merrill Lynch and Company, financial advisors to Buyer, to the effect that, as of the date of this Agreement, the Purchase Price is fair to Buyer from a financial point of view.

     3.15 No Other Proposals. The Buyer and its Subsidiaries, advisors and other agents of the Buyer have, as of the date of this Agreement, no existing activities, discussions or negotiations with any person other than Emerson with respect to any Acquisition Proposal.

     3.16 Representations in Respect of Merger. Buyer and Transitory Subsidiary shall provide Emerson with a representation letter substantially in the form of Exhibit H dated as of the Closing Date. The representations and warranties contained in such representation letter shall be incorporated into this Agreement as if such representations and warranties were made by Buyer in this Section 3.16.

     3.17 Structure. Each Subsidiary of Buyer that is purchasing Acquired Assets from ENI Japan or ENI Germany or is purchasing the Hong Kong Shares under this Agreement, is, or is treated as, a corporation for U.S. federal income tax purposes, and Buyer does not "control" any such Subsidiary within the meaning of
Section 368(c) of the Code.

     3.18 Massachusetts Law. Buyer, pursuant to Article IX, Section 2 of its Bylaws and Article 6G(e) of its Articles of Organization, each as amended to date, has elected not to be governed by the provisions of Chapters 110D and 110F, respectively, of the Massachusetts General Laws.

                                   ARTICLE IV

                             PRE-CLOSING COVENANTS

     4.1 Closing Efforts. Each of the Parties shall use its Reasonable Best Efforts to take all actions and do all things necessary, proper or advisable, and to cause their respective Subsidiaries to take all actions and to do all things necessary, proper or advisable, and to consummate the transactions contemplated by this Agreement, including using its Reasonable Best Efforts to ensure the conditions to the obligations of the other Party to consummate the transactions contemplated by this Agreement are satisfied.

     4.2  Governmental and Third-Party Notices and Consents.

     (a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Parties shall promptly file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, shall use its Reasonable Best Efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable. The Buyer and Emerson agree to respond as promptly as practicable to any government requests for information under any Antitrust Law. If any objections are asserted with respect to the transactions contemplated hereby under any Antitrust Law or if any suit is instituted by any Governmental Entity challenging any of the transactions contemplated hereby as violative of any Antitrust Law, each of Buyer and Emerson shall use reasonable commercial efforts to resolve such objections or challenge such Governmental Entity under such Antitrust Law so as to permit consummation of the transactions contemplated by this Agreement. Notwithstanding anything to the contrary in this Agreement, neither the Buyer nor Emerson (and, to the extent required by any Governmental Entity, their respective Subsidiaries and Affiliates) shall be required to enter into Settlements with any Governmental Authority and neither the Buyer nor any of its Subsidiaries shall be required to take any action under this Section 4.2 if the United States Department of Justice, the United States Federal Trade Commission or any foreign Governmental Entity authorizes its staff to seek a preliminary injunction or restraining order to enjoin consummation of the transactions which are the subject of this Agreement.

     (b) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to be listed in the Disclosure Schedule.

     (c) Emerson shall use Reasonable Best Efforts, at its expense, to obtain all consents, make all deliveries (including deliveries of legal opinions) and satisfy all conditions set forth in the IDRB Lease, including without limitation in Section 8.4 thereof, which are required as a result of the transactions contemplated under this Agreement.

     (d) Emerson may seek to obtain the release of its obligations as guarantor under the IDRB Lease and the Buyer shall cooperate with Emerson in obtaining such a release and, if requested by Emerson, the Buyer agrees to act as guarantor of the obligations under the IDRB Lease by executing and delivering a guaranty with terms that are similar in all material respects to the terms of the guaranty executed by Emerson with respect to the IDRB Lease.

     4.3  Proxy Statement.

     (a) As promptly as practicable after the execution of this Agreement, the Buyer shall prepare and shall file the Proxy Statement with the SEC. Emerson shall provide promptly to Buyer such information concerning the business, financial statements and affairs of each Asset Seller, each Company and each Company Subsidiary, as, in the reasonable judgment of Buyer or its counsel, may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with Buyer's counsel and auditors in the preparation of the Proxy Statement. Without limiting the generality of the foregoing, Emerson shall cause each Asset Seller's, each Company's and each Company Subsidiary's management and their respective independent auditors to facilitate on a timely basis (i) the preparation and delivery to Buyer for inclusion in the Proxy Statement of financial statements (including pro forma financial statements if required) as required by the Buyer to comply with applicable rules and regulations of the SEC, (ii) the review of any Asset Seller, Company or Company Subsidiary audit or review work papers for up to the past three (3) complete fiscal years, including the examination of selected interim financial statements and data and (iii) the delivery of such consents and representations from Emerson's, any Asset Seller's, any Company's and any Company Subsidiaries' independent accountants as may be required by applicable laws or the rules or regulations promulgated thereunder.

     (b) The Buyer shall respond to any comments of the SEC and shall use its Reasonable Best Efforts to have the Proxy Statement cleared by the SEC under the Exchange Act as promptly as practicable after such filing. The Buyer shall notify Emerson promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or for additional information and shall supply Emerson with copies of all correspondence between the Buyer or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement.

     (c) The Buyer shall use its Reasonable Best Efforts to cause the Proxy Statement to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Buyer shall promptly inform Emerson of such occurrence and cooperate in filing such amendment or supplement with the SEC or its staff or any other government officials.

     4.4  Stockholders Meeting.

     The Buyer, acting through the Buyer's board of directors, shall take all actions in accordance with applicable law and its Articles of Organization and by-laws to promptly and duly call, give notice of, convene and hold as promptly as practicable, the Buyer Stockholder Meeting for the purpose of obtaining the Buyer Requisite Vote of the Buyer Voting Proposal. Except as set forth in
Section 4.9(b), the Buyer's full board of directors shall (i) recommend approval of the Buyer Voting Proposal and include such recommendation in the Proxy Statement and (ii) use Reasonable Best Efforts to solicit and obtain such approval. Notwithstanding anything to the contrary contained in this Agreement, after consultation with Emerson, the Buyer may adjourn or postpone the Buyer Stockholder Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Buyer's stockholders or, if as of the time for which the Buyer Stockholder Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Buyer Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Buyer Stockholder Meeting.

     4.5  Operation of ENI Business.

     (a) Except as contemplated by this Agreement (including, but not limited to, the Reorganization) and as set forth in Schedule 4.5, during the period from the date of this Agreement to Closing, Emerson shall, and shall cause each Existing ENI Subsidiary, and, after completion of the Reorganization, each Asset Seller, each Company and each Company Subsidiary, to conduct its operations relating to the ENI Business in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to keep the ENI Business' physical assets in good working condition, keep available the services of each of the ENI Business' officers and employees and preserve the ENI Business' relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, except as contemplated by this Agreement or the Reorganization and as set forth in Schedule 4.5, prior to the Closing, Emerson shall cause each Existing ENI Subsidiary (with respect to the ENI Business), each Company and each Company Subsidiary not to, without the written consent of the Buyer:

          (i) issue or sell any stock or other equity securities;

          (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any party which is not an Affiliate of Emerson, or make any loans, advances or capital contributions to, or investments in, any party which is not an Affiliate of Emerson;

          (iii) except as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof, (A) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in Section 2.23(j), (B) increase in any material respect the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other material benefit to its directors, officers or employees (except for existing payment obligations listed in Section 2.23 of the Disclosure Schedule), or (C) hire any new officers or (except in the Ordinary Course of Business) any new employees; provided, however, that the foregoing shall not prevent any action being taken in the Ordinary Course of Business to pay or provide for compensation or benefits under any existing employee plan, agreement, contract, arrangement or benefit plan;

          (iv) acquire, sell, lease, license or dispose of any assets or property (including any shares or other equity interests in or securities of any Subsidiary or any corporation, partnership, association or other business organization or division thereof), other than purchases, sales, leases, licenses or disposals of assets in the Ordinary Course of Business;

          (v) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

          (vi) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

          (vii) amend its charter, by-laws or other organizational documents;

          (viii) change its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP, or make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes;

          (ix) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any contract or agreement of a nature that would be required to be listed in Section 2.14 or Section 2.16 of the Disclosure Schedule, other than contracts that would be required to be listed in Section 2.16(a)(vii) of the Disclosure Schedule, if such contract or agreement existed on the date of this Agreement;

          (x) waive or release any right or claim, in the aggregate, in excess of $100,000;

          (xi) make or commit to make any capital expenditure in excess of $100,000 per item or $250,000 in the aggregate;

          (xii) institute any Legal Proceeding without Buyer's consent (which consent shall not be unreasonably withheld or delayed in the case of any claim in which the failure to make such filing or institute such Legal Proceeding would be likely to be materially prejudicial to such claim), or settle any Legal Proceeding without Buyer's consent, except for amounts paid in relation to any settlement up to $25,000 for any individual Legal Proceeding, and $100,000 in the aggregate; or

          (xiii) agree in writing or otherwise to take any of the foregoing actions.

     (b) Except as contemplated by this Agreement (including, but not limited to, the Reorganization), during the period from the date of this Agreement to Closing, Emerson shall cause each of the Companies, ENI Japan and ENI Taiwan not to declare, set aside, or pay any dividend or other distribution (other than to remove Excluded Assets) in respect of its capital stock or redeem or purchase any shares of its capital stock, without the written consent of Buyer.

     (c) At or prior to the Closing, Emerson shall take (or cause its Subsidiaries to take) such action as is required to remove all cash (other than $1,500,000 of cash which shall remain in the ENI Business and shall be allocated to foreign operations of the ENI Business in a manner reasonably acceptable to Emerson and the Buyer) to eliminate or otherwise settle all Intercompany Accounts (irrespective of the terms of payment of such Intercompany Accounts) and to eliminate all debt of the ENI Business (including without limitation any liability of ENI US in connection with ENI US' guaranty of the $300,000,000 revolving credit facility from Barclays Capital and Barclays Bank PLC to Astec International Limited) other than the debt related to the IDRB Lease.

     4.6  Access to Information.

     (a) Subject to applicable law, Emerson shall (and shall cause each Asset Seller, each Existing ENI Subsidiary, each Company and each Company Subsidiary
to) permit representatives of the Buyer to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of Emerson, the Asset Sellers, the Existing ENI Subsidiaries, the Companies and the Company Subsidiaries) to all premises, properties, environmental, financial, Tax and accounting records (including the work papers of Emerson's, each Asset Seller's, and each Existing ENI Subsidiary's independent accountants), contracts, other records and documents, and personnel, of or pertaining to the ENI Business, each Asset Seller, each Existing ENI Subsidiary, each Company and each Company Subsidiary as is reasonably necessary or appropriate; provided that in no event shall Buyer or its representatives have the right, without Emerson's consent, to perform intrusive testing at any site, whether of the soil, groundwater or otherwise.

     (b) Within 20 days after the end of each month ending prior to the Closing, beginning with the month ended October 31, 2001, Emerson shall furnish to the Buyer Emerson's standard unaudited monthly financial reporting package for the ENI Business in the form which the ENI Business has historically provided to Emerson.

     4.7  Notice of Breaches.

     (a) From the date of this Agreement until the Closing, Emerson may deliver to the Buyer supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation, warranty or statement in this Agreement or the Disclosure Schedule inaccurate or incomplete at any time after the date of this Agreement until the Closing. No such supplemental information shall be deemed to avoid or cure any misrepresentation or breach of warranty or constitute an amendment of any representation, warranty or statement in this Agreement or the Disclosure Schedule; provided that if such supplemental information relates to an event or circumstance occurring subsequent to the date hereof in the Ordinary Course of Business (without breach of Section 4.5) and if the Buyer would have the right to terminate this Agreement pursuant to Section 8.1(b) as a result of the information so disclosed and it does not exercise such right prior to the Closing, then such supplemental information shall constitute an amendment of the representation, warranty or statement to which it relates for purposes of
Article VII of this Agreement.

     (b) From the date of this Agreement until the Closing, the Buyer may promptly deliver to Emerson supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation or warranty in this Agreement or the Buyer Disclosure Schedule inaccurate or incomplete at any time after the date of this Agreement until the Closing. No such supplemental information shall be deemed to avoid or cure any misrepresentation or breach of warranty or constitute an amendment of any representation or warranty in this Agreement or the Buyer Disclosure Schedule; provided that if such supplemental information relates to an event or circumstance occurring subsequent to the date hereof in the Ordinary Course of Business and if Emerson would have the right to terminate this Agreement pursuant to Section 8.1(c) as a result of the information so disclosed and it does not exercise such right prior to the Closing, then such supplemental information shall constitute an amendment of the representation or warranty to which it relates for purposes of Article VII of this Agreement.

     4.8 Buyer's Board of Directors. Prior to Closing, Buyer shall take all necessary action to cause the number of members of the Buyer's board of directors to be fixed at eight and to cause James G. Berges, or upon his inability or refusal to serve, another individual selected by Emerson and reasonably acceptable to Buyer, to be appointed to the Buyer's board of directors effective as of Closing, as a member of the class of directors whose term will expire at the annual meeting of stockholders to be held in 2004.

     4.9  No Solicitation.

     (a) Except as set forth in this Section 4.9, Buyer shall not, nor shall Buyer authorize or permit any of its Subsidiaries or any of its directors, officers, employees, investment bankers, attorneys, accountants, consultants or other agents, advisors or representatives to directly or indirectly:

          (i) solicit, initiate, encourage or take any other action to facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal;

          (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, furnish to any person any information relating to Buyer or any of its Subsidiaries or afford access to the business, properties, assets, books or records of Buyer or any of its Subsidiaries, or otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any person that is seeking to make, or has made, an Acquisition Proposal; or

          (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Buyer or any of its Subsidiaries.

     Notwithstanding the foregoing, prior to the approval of the Buyer Voting Proposal, Buyer may, to the extent required by the fiduciary duties of the Buyer's board of directors under applicable law, as determined in good faith by a majority vote of the Buyer's full board of directors, after consultation with outside counsel and its financial advisor, in response to an Acquisition Proposal that did not result from a breach by Buyer of this Section 4.9 (x) furnish information with respect to Buyer to the person making such an Acquisition Proposal pursuant to a customary confidentiality agreement not less restrictive of the other party than the Confidentiality Agreement and (y) participate in discussions or negotiations with such person and its representatives regarding any such Acquisition Proposal. Promptly after Buyer's receipt of any Acquisition Proposal, Buyer shall send Emerson a written notice advising Emerson of the existence of such Acquisition Proposal and whether such Acquisition Proposal is, or becomes, contingent on the disapproval of the transactions contemplated by this Agreement. In addition, Buyer shall notify Emerson when its board of directors accepts or rejects such Acquisition Proposal.

     (b) The Buyer's board of directors shall not, except as set forth in this
Section 4.9, withdraw or modify, or propose to withdraw or modify, in a manner adverse to Emerson, its approval or recommendation with respect to the Buyer Voting Proposal.

     Notwithstanding the foregoing, the Buyer's board of directors may, in response to an Acquisition Proposal, withdraw or modify its recommendation with respect to the Buyer Voting Proposal, if the Buyer's full board of directors determines by majority vote in good faith (after consultation with outside counsel and its financial advisor) that its fiduciary duties require it to do so, but only at a time that is prior to the receipt of the Buyer Requisite Vote.

     (c) Nothing contained in this Section 4.9 shall be deemed to prohibit Buyer from taking and disclosing to its stockholders a position with respect to a tender offer contemplated by Rule 14e-2(a) promulgated under the Exchange Act if, in the good faith judgment of the Buyer's board of directors, failure to so disclose would be inconsistent with its obligations under applicable law.

     4.10 FIRPTA Tax Certificates. Within 30 days prior to the Closing, Emerson will deliver or cause to be delivered, to the Buyer a certification that Astec America, Inc. is not a foreign person in accordance with the Treasury Regulations under Section 1445 of the Code. If Astec America, Inc. has not provided the certification described above to the Buyer on or before the Closing Date, the Buyer shall be permitted to withhold from the Purchase Price any required withholding Tax under Section 1445 of the Code.

     4.11 License Agreement. Prior to the Closing, Emerson shall cause ENI US to execute and deliver the IP License Agreement to Astec International Limited and Astec America Inc.

                                   ARTICLE V

                             CONDITIONS TO CLOSING

     5.1 Conditions to Obligations of each Party. The respective obligations of each Party to consummate the transactions contemplated by this Agreement to be consummated at the Closing are subject to the satisfaction of the following conditions:

          (a) the Buyer Voting Proposal shall have received the Buyer Requisite Vote;

          (b) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act and under all applicable foreign Antitrust Laws shall have expired or otherwise been terminated; and

          (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

     5.2 Conditions to Obligations of the Buyer. The obligation of the Buyer to consummate the transactions contemplated by this Agreement to be consummated at the Closing is subject to the satisfaction of the following conditions:

          (a) Emerson shall have obtained (or caused to be obtained):

             (i) all Consents or transfers of Intellectual Property listed on
        Schedule 5.2(a)(i) hereto; and

             (ii) with respect to contracts executed after the date of this Agreement and prior to Closing, those Consents, if any, which, if not obtained or effected, would individually, or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect;

          (b) the representations and warranties of Emerson set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date) other than such failures to be true and correct that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

          (c) Emerson shall have, or caused its Subsidiaries to have, performed or complied in each case in all material respects with their respective agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

          (d) Emerson shall have completed the Reorganization;

          (e) no Company Material Adverse Effect shall have occurred since October 1, 2001;

          (f) Emerson shall have delivered to the Buyer the Emerson Certificate;

          (g) the Buyer shall have received the resignations, or shall effect the removal, effective as of the Closing, of each director and officer of the Companies and the Company Subsidiaries specified by the Buyer in writing at least five business days prior to the Closing; and

          (h) the Buyer shall have received such other customary certificates and instruments (including certificates of good standing, where applicable, of Emerson, each Asset Seller, the Companies and the Company Subsidiaries in their jurisdiction of organization and the various foreign jurisdictions in which they are qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

     5.3 Conditions to Obligations of Emerson. The obligation of Emerson to consummate the transactions contemplated by this Agreement to be consummated at the Closing is subject to the satisfaction of the following conditions:

          (a) the representations and warranties of the Buyer set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date) other than such failures to be true and correct that could not reasonably be expected to have individually or in the aggregate, a Buyer Material Adverse Effect;

          (b) the Buyer shall have, or caused its Subsidiaries to have, performed or complied in each case in all material respects with their respective agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

          (c) no Buyer Material Adverse Effect shall have occurred since October 1, 2001;

          (d) the Buyer shall have delivered to Emerson the Buyer Certificate;

          (e) Emerson shall have received such other certificates and instruments (including certificates of good standing of the Buyer in its jurisdiction of organization, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing;

          (f) the Closing Shares issuable by Buyer pursuant to this Agreement shall have been authorized for quotation on the Nasdaq National Market; and

          (g) James G. Berges, or upon his inability or refusal to serve, another individual selected by Emerson and reasonably acceptable to Buyer, shall have been appointed to the Buyer's board of directors effective as at Closing, as a member of the class of directors whose term will expire at the annual meeting of stockholders to be held in 2004.

                                   ARTICLE VI

                             POST-CLOSING COVENANTS

     6.1 Proprietary Information. From and after the Closing, Emerson shall not disclose or make use of, and shall use its Reasonable Best Efforts to cause all of its Affiliates not to disclose or make use of, any knowledge, information or documents of a confidential nature or not generally known to the public with respect to the ENI Business, other than Excluded Assets and Excluded Liabilities, or the Buyer or their respective businesses (including the financial information, technical information or data relating to the ENI Business and the ENI Business' products and names of customers), except that disclosure of such information may be made if and to the extent (a) required by applicable law or regulation or the rules of any national securities exchange, or (b) it becomes generally available to the public other than as a result of a disclosure by Emerson or its representatives, or (c) becomes available to Emerson on a non-confidential basis from a source other than Buyer or its representatives, provided that such source is not known by Emerson to be bound by a confidentiality agreement with or other obligation of secrecy to Buyer or another person, or (d) was or is independently acquired or developed by Emerson after the Closing Date without violating any of its obligations under this
Section 6.1 or any other agreement with Buyer.

     6.2 Solicitation and Hiring. For a period of three years after the Closing Date, Emerson shall not, either directly or indirectly (including through an Affiliate), (a) solicit or attempt to induce any Restricted Employee to terminate his employment with the Buyer or any Subsidiary of the Buyer, provided that the foregoing will not prevent Emerson or its Affiliates from making general solicitations of employment not specifically directed towards any Restricted Employee or (b) hire or attempt to hire any engineers, sales or marketing employee of the ENI Business, any employee of the ENI Business employed in the People's Republic of China, or any employee of the ENI Business whose annual compensation exceeds US$75,000. This Section shall not apply to any individual whose employment by the Buyer or a Subsidiary of the Buyer has been terminated by Buyer or such Subsidiary.

     6.3  Non-Competition.

     (a) Subject to Section 6.3(c) below, for a period of five years after the Closing Date, Emerson shall not, either directly or indirectly (including through an Affiliate) as a stockholder, investor, partner, consultant or otherwise, engage anywhere in the world in the Restricted Business.

     (b) Emerson agrees that the duration and geographic scope of the non-competition provision set forth in this Section 6.3 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the Parties agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The Parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective.

     (c) Nothing in this Section 6.3 shall prohibit Emerson or its Affiliates from, directly or indirectly, acquiring (a) any company or entity that competes in the Restricted Business, provided that Emerson or its Affiliates, as applicable, must as soon as practicable after such acquisition, divest any interest acquired to the extent that it relates to the Restricted Business, or
(b) up to 5% of the outstanding securities of any publicly traded company.

     6.4 Sharing of Data. Emerson shall have the right for a period of seven years following the Closing Date or, in the case of books, records and accounts relating to Taxes, until thirty (30) days after the expiration of all applicable statutes of limitations (giving effect to any waiver, extension or mitigation thereof), to have reasonable access to such books, records and accounts, including financial and Tax information, correspondence, production records, employment records and other records pertaining to the ENI Business held by the Buyer, any Company or any Company Subsidiary for the limited purposes of concluding its involvement in the ENI Business as conducted by Emerson and the Existing ENI Subsidiaries prior to the Closing Date and for complying with its obligations under applicable securities, Tax, environmental, employment or other laws and regulations. The Buyer shall have the right for a period of seven years or, in the case of books, records and accounts relating to Taxes, until thirty
(30) days after the expiration of all applicable statutes of limitations (giving effect to any waiver, extension or mitigation thereof), following the Closing Date to have reasonable access to those books, records and accounts, including financial and accounting records (including the work papers of Emerson's, any Asset Seller's and the Existing ENI Subsidiaries' independent accountants), Tax records, correspondence, production records, employment records and other records pertaining to the ENI Business that are retained by Emerson, any Asset Seller and the Existing ENI Subsidiaries pursuant to the terms of this Agreement to the extent that any of the foregoing is needed by the Buyer for the purpose of conducting the ENI Business after the Closing and complying with its obligations under applicable securities, Tax, environmental, employment or other laws and regulations. None of the Buyer, Emerson or any of their respective Subsidiaries shall destroy any such books, records or accounts retained by it without first providing the other Party with the opportunity to obtain or copy such books, records, or accounts at such other Party's expense.

     6.5 Cooperation in Litigation. From and after the Closing Date, each Party shall fully cooperate in all reasonable requests in connection with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such other Party relating to or arising out of the conduct of the ENI Business prior to or after the Closing Date (other than litigation among the Parties and/or their Affiliates arising out the transactions contemplated by this Agreement). The Party requesting such cooperation shall pay the reasonable out-of-pocket expenses incurred in providing such cooperation (including legal fees and disbursements) by the Party providing such cooperation and by its officers, directors, employees and agents, but shall not be responsible for reimbursing such Party or its officers, directors, employees and agents, for their time spent in such cooperation.

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

     6.6  Employee Benefits.

     (a) From and after the Closing, each employee of ENI US will be paid at salary rates and employee benefit levels which are comparable in the aggregate to the salary rates and benefit levels for such employee immediately prior to Closing. Buyer or its Affiliates will offer employment to any ENI Employee who is not an employee of ENI US and will offer initial salary rates and employee benefit levels which are comparable in the aggregate to the salary rates and benefit levels for such employees immediately prior to Closing, but in the case of benefit levels, to the extent of those benefits disclosed on Schedule 2.23 with respect to such employees.

     (b) Emerson will fully vest the account balances of each ENI Employee (to the extent not then fully vested) if any, in Emerson's Savings Programs. As of the Closing Date, ENI Employees will cease active participation in Emerson's Savings Programs, and the Buyer will accept cash rollovers into its tax qualified individual account plan of account balances of any ENI Employee from said terminated plans.

     (c) Except as agreed by Buyer and Emerson, effective as of the Closing, ENI Employees shall cease to be active participants in any Employee Benefit Plan that is not a Stand-Alone Plan. If, after the Closing, Buyer terminates a Stand-Alone Plan during a contract year and under such Stand-Alone Plan the participant has been responsible for any co-payments or payment of deductible amounts during such contract year, then the Buyer shall use its Reasonable Best Efforts to provide appropriate credit for the Affected Participants under the terms of any Comparable Plans if the Affected Participants begin participation after the beginning of the contract year in the Comparable Plans.

     (d) Any severance or other employment termination obligations arising prior to or as a result of the transactions contemplated by this Agreement (except as described in the following sentence) shall be the responsibility of Emerson. Buyer shall be responsible for any severance and other employment termination obligations arising after the Closing, as well as any such obligations arising as a result of both (i) the transactions contemplated by this Agreement and (ii) Buyer's failure to comply with any provision of this Section 6.6, provided that notwithstanding this sentence or the preceding sentence, Buyer shall be responsible for one-half of the present value, not to exceed $200,000 in the aggregate, of any severance benefit of any ENI Employee employed by an Asset Seller who (i) does not accept an offer of employment which meets the requirements of Section 6.6(a) and (ii) is entitled to severance benefits solely because such benefits are required as a matter of applicable law.

     (e) To the extent permitted by law and the terms of the plans, all Buyer's employee benefit plans will provide service credit (for eligibility and vesting but not for accrual of benefits under any defined benefit retirement plan) to the employees of ENI US for all service accrued by them as of the Closing with Emerson, any Existing ENI Subsidiary, any Company and any Company Subsidiaries. The Buyer will use Reasonable Best Efforts to effectuate the waiver of any pre-existing condition exclusions under any of its employees benefit plans providing health benefits to employees of ENI US.

     (f) With respect to all ENI Employees, the Buyers and its Affiliates will recognize all accrued and unused vacation days and/or holidays and any personal and sickness days (i) which have accrued with respect to such ENI Employees through the Closing, and (ii) the liability for which is included in the amounts disclosed on Section 2.23(n) of the Disclosure Schedule.

     (g) Without limiting the foregoing, with respect to all ENI Employees based outside the United States, the Buyer or one of its Affiliates shall adopt or assume any Stand-Alone Plan, and shall participate in any government-sponsored or mandated benefits program, as required by applicable law and to the extent necessary to avoid any deemed or constructive termination of any ENI Employees; provided that, nothing in this Section 6.6(g) shall require the Buyer or any of its Affiliates to adopt or assume any Stand-Alone Plan or participate in any benefits program to the extent such Stand-Alone Plan or benefits program was either (i) not disclosed to the Buyer on Schedule 2.23, or (ii) not maintained by the ENI Business for ENI Employees prior to the date of this Agreement.

     6.7 Insurance Matters. Emerson agrees that it shall, at the request of Buyer but at no expense to Emerson, assert and diligently pursue covered claims under any insurance policy maintained by Emerson or any of its Affiliates prior to the Closing for damages suffered or losses incurred by the ENI Business with respect to the operation of the ENI Business prior to the Closing Date. Emerson shall pay, or cause its insurer to pay, the Buyer all amounts recovered under any such policy with respect to any such claim after deduction of Emerson's reasonable costs of collection associated therewith.

     6.8 Section 338(g) Election. Buyer shall make, or cause to be made, a timely and valid election under Section 338(g) of the Code with respect to the Hong Kong Shares, all the shares of capital stock of ENI Taiwan and ENI China (in each case, unless it is not treated as a corporation for U.S. federal income tax purposes) acquired pursuant to this Agreement.

     6.9 Treatment of Merger for Tax Purposes. It is the intention of each Party that the Merger qualify as a "reorganization" within the meaning of
Section 368 of the Code and that each of ENI US, the Transitory Subsidiary and Buyer be treated as parties to the "reorganization" for purposes of Section 368(b) of the Code. No Party or any Affiliate of any Party will take any position on any United States federal, state, or local income or franchise tax return, or take any other Tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization, within the meaning of Section 368 of the Code, unless compelled to do otherwise by the Internal Revenue Service.

                                  ARTICLE VII
                                INDEMNIFICATION

     7.1 Indemnification by Emerson. Emerson shall indemnify the Buyer and its Affiliates in respect of, and hold them harmless against, any and all Damages incurred or suffered by the Buyer, any Company, any Company Subsidiary or any Affiliate thereof resulting from, relating to or constituting:

          (a) any breach of any representation or warranty of Emerson contained in this Agreement; or

          (b) any failure to perform any covenant or agreement of Emerson contained in this Agreement.

     7.2 Indemnification by the Buyer. The Buyer shall indemnify Emerson and its Affiliates in respect of, and hold them harmless against, any and all Damages incurred or suffered by Emerson or any Affiliate thereof resulting from, relating to or constituting:

          (a) any breach of any representation or warranty of the Buyer contained in this Agreement;

          (b) any failure to perform any covenant or agreement of the Buyer contained in this Agreement; or

          (c) any failure by Buyer, any Affiliate of Buyer, any Company or any Company Subsidiary to satisfy when due all Assumed Liabilities (including, without limitation, Emerson's guaranty of the IDRB Lease) other than claims relating to Environmental Matters and claims for Tax matters, which are addressed in Article IX of this Agreement.

     7.3  Indemnification Claims.

     (a) An Indemnified Party shall give prompt written notification to the Indemnifying Party of the assertion of any claim or the commencement of any Third Party Action which, if successful, could give rise to a claim for indemnification under this Agreement (an "Expected Claim Notice"), and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such Third Party Action and the amount of the claimed damages (if known); provided, however, that no delay or failure on the part of the Indemnified Party in so notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third Party Action with counsel reasonably satisfactory to the Indemnified Party; provided that (i) the Indemnifying Party may only assume control of such defense if (A) it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such Third Party Action constitute Damages for which
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

the Indemnified Party shall be indemnified pursuant to this Article VII and (B) the ad damnum is less than or equal to the amount of Damages for which the Indemnifying Party is liable under this Article VII and (ii) the Indemnifying Party may not assume control of the defense of any Third Party Action involving criminal liability or in which equitable relief is sought against the Indemnified Party. If the Indemnifying Party does not, or is not permitted under the terms hereof to, so assume control of the defense of a Third Party Action, the Indemnified Party shall control such defense. The Non-controlling Party may participate in such defense at its own expense. The Controlling Party shall keep the Non-controlling Party advised of the status of such Third Party Action and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such Third Party Action (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such Third Party Action. The fees and expenses of counsel to the Indemnified Party with respect to a Third Party Action shall be considered Damages for purposes of this Agreement if (i) the Indemnified Party controls the defense of such Third Party Action pursuant to the terms of this Section 7.3(a) or (ii) the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such Third Party Action. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third Party Action without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third Party Action without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed.

     (b) In order to seek indemnification under this Article VII, an Indemnified Party shall deliver a Claim Notice to the Indemnifying Party.

     (c) Within 20 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party the Response, in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the written response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer), (ii) agree that the Indemnified Party is entitled to receive the Agreed Amount (in which case the written response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer) or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Response creates a Dispute, the Indemnifying Party and the Indemnified Party shall follow the procedures set forth in Section 7.3(d) for the resolution of such Dispute.

     (d) During the 30-day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 30-day period, the Indemnifying Party and the Indemnified Party shall discuss in good faith the submission of the Dispute to an ADR Procedure. In the event the Indemnifying Party and the Indemnified Party agree upon an ADR Procedure, such parties shall, in consultation with the ADR Service, promptly agree upon a format and timetable for the ADR Procedure, agree upon the rules applicable to the ADR Procedure, and promptly undertake the ADR Procedure. The provisions of this Section 7.3(d) shall not obligate the Indemnifying Party and the Indemnified Party to pursue an ADR Procedure or prevent either such party from pursuing the Dispute in a court of competent jurisdiction; provided that, if the Indemnifying Party and the Indemnified Party agree to pursue an ADR Procedure, neither the Indemnifying Party nor the Indemnified Party may commence litigation or seek other remedies with respect to the Dispute prior to the completion of such ADR Procedure. Any ADR Procedure undertaken by the Indemnifying Party and the Indemnified Party shall be considered a compromise negotiation for purposes of federal and state rules of evidence, and all statements, offers, opinions and disclosures (whether written or oral) made in the course of the ADR Procedure by or on behalf of the Indemnifying Party, the Indemnified Party or the ADR Service shall be treated as confidential and, where appropriate, as privileged work product. Such statements, offers, opinions and disclosures shall not be discoverable or admissible for any purposes in any litigation or other proceeding relating to the Dispute (provided that this sentence shall not be construed to exclude from discovery or admission any matter that is otherwise discoverable or admissible). The fees and expenses of any ADR Service used by the Indemnifying Party and the Indemnified Party shall be shared equally by the Indemnifying Party and the Indemnified Party.

     (e) Notwithstanding the other provisions of this Section 7.3, if a third party asserts (other than by means of a lawsuit) that an Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Party may be entitled to indemnification pursuant to this Article VII, and such Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) such Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Article VII, and (iii) such Indemnified Party shall be reimbursed, in accordance with the provisions of this Article VII, for any such Damages for which it is entitled to indemnification pursuant to this Article VII (subject to the right of the Indemnifying Party to dispute the Indemnified Party's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article VII, as if the claim had not been settled).

     (f) With respect to any claims relating to Environmental Matters, Emerson shall have no liability unless: (i) the Buyer's claim arises from or relates to actions taken, required to be taken or expenses incurred in order to comply with Environmental Laws; or (ii) there has been a claim, complaint, request, inquiry, notice, demand, suit or proceeding made or threatened against Buyer or its Affiliates by a Governmental Entity or a third party.

     (g) The Buyer shall not be entitled to indemnification for response actions to address the presence, if any, of Materials of Environmental Concern in the soil or groundwater at any owned, leased or subleased real property to the extent that such response actions arise from Buyer's voluntary action which was taken without an Independent Business Purpose.

     7.4 Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall (a) survive the Closing and (b) shall expire on March 31, 2003, except that (i) the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.4, 2.6, 3.1, 3.2 and 3.3 shall survive the Closing without limitation, (ii) the representations and warranties set forth in Sections 2.14 and 2.24 shall survive the Closing for 36 months and
(iii) the representations and warranties set forth in Sections 2.10 and 2.23 shall survive the Closing until 30 days following expiration of all statutes of limitation applicable to the matters referred to therein. If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or an Expected Claim Notice, then the applicable representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party. The rights to indemnification set forth in this Article VII shall not be affected by any investigation conducted by or on behalf of an Indemnified Party or any knowledge of an Indemnified Party with respect to the inaccuracy or noncompliance with any representation, warranty, covenant or obligation which is the subject of indemnification hereunder.

     7.5  Limitations.

     (a) Notwithstanding anything to the contrary herein, Emerson shall not be liable under Section 7.1(a) unless and until the aggregate Damages for which it would otherwise be liable exceed $2,000,000 (at which point Emerson shall become liable only to the extent of such excess); provided that the foregoing limitation shall not apply to a claim pursuant to Section 7.1(a) relating to a breach of the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.4 or 2.6, and provided further that
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

(i) Emerson shall not be liable pursuant to Section 7.1(a) for any individual claim that is less than $40,000, (ii) Emerson's maximum liability under this
Article VII shall not exceed $200,000,000 and (iii) Emerson shall not be liable pursuant to this Article VII (but shall be liable pursuant to Article IX to the extent provided therein) in respect of any Tax liability that relates to any taxable period ending (or deemed to end pursuant to Section 9.4(b)) on or before the Closing Date. Notwithstanding the foregoing, Emerson shall be liable for a breach of the representation or warranty set forth in Section 2.16(c) hereof for all Damages in excess of $50,000. In addition, Emerson shall not be liable for any Damages for a breach of the representation and warranty in the first two sentences of Section 2.14(c) (or a breach of any representation or warranty in Article II of this Agreement relating to the subject matter of such first two sentences of Section 2.14(c)) incurred or suffered by the Buyer or any of its Affiliates arising from the marketing, distribution, making, provision or use of any Customer Deliverables after the fifth anniversary of the Closing Date. For purposes solely of this Article VII, all representations and warranties of Emerson in Article II (other than Sections 2.8 and 2.16(a)(xii)) shall be construed as if references to "Company Material Adverse Effect" were omitted from such representations and warranties.

     (b) Notwithstanding anything to the contrary herein, the Buyer shall not be liable under Section 7.2(a) unless and until the aggregate Damages for which it would otherwise be liable exceed $2,000,000 (at which point the Buyer shall become liable only to the extent of such excess); provided that the foregoing limitation shall not apply to a claim pursuant to Section 7.2(a) relating to a breach of the representations and warranties set forth in Sections 3.1, 3.2 or 3.3, and provided further that (i) the Buyer shall not be liable pursuant to
Section 7.2(a) for any individual claim that is less than $40,000, and (ii) the Buyer's maximum liability under this Article VII shall not exceed $200,000,000. In addition, the Buyer shall not be liable under Section 7.2(c) to the extent Buyer has a claim against Emerson for a breach of any related representation and warranty set forth herein provided that the Buyer has delivered a Claim Notice or Expected Claim Notice prior to the expiration of the survival of the representation or warranty pursuant to Section 7.4. For purposes solely of this
Article VII, all representations and warranties of the Buyer in Article III (other than Sections 3.5 and 3.6) shall be construed as if references to "Buyer Material Adverse Effect" were omitted from such representations and warranties.

     (c) Except with respect to claims (i) based on fraud or (ii) made pursuant to Article IX, after the Closing, the rights of the Indemnified Parties under this Article VII shall be the exclusive remedy of the Indemnified Parties with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement.

     (d) If and to the extent that Emerson makes any indemnification payment under this Agreement, it shall have no right to any contribution from any Company or any Company Subsidiary.

     (e) In no event shall either party hereto be entitled to consequential or punitive damages or damages for lost profits in any action relating to the subject matter of this Agreement, except to the extent such damages arise as a result of, pursuant to, or are asserted as a part of any third party claim.

     7.6 Treatment of Indemnity Payments. Any payments made to an Indemnified Party pursuant to this Article VII shall be treated as an adjustment to the Purchase Price for Tax purposes allocable to the Cash Purchase Price or Merger Consideration, as appropriate.

                                  ARTICLE VIII

                                  TERMINATION

     8.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Closing (whether before or after the Buyer has obtained the Buyer Requisite Vote), as provided below:

          (a) the Parties may terminate this Agreement by mutual written consent;

          (b) the Buyer may terminate this Agreement by giving written notice to Emerson in the event that Emerson is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (b), (c), (d) or (e) of Section 5.2 not to be satisfied, (ii) cannot reasonably be cured on or before June 30, 2002, and (iii) is not cured within 20 days following delivery by the Buyer to Emerson of written notice of such breach;

          (c) Emerson may terminate this Agreement by giving written notice to the Buyer in the event the Buyer is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (a), (b) or (c) of Section 5.3 not to be satisfied, (ii) cannot reasonably be cured on or before June 30, 2002, and (iii) is not cured within 20 days following delivery by Emerson to the Buyer of written notice of such breach;

          (d) either Party may terminate this Agreement by giving written notice to the other Party at any time after the stockholders of the Buyer have voted whether to approve the Buyer Voting Proposal in the event such matter failed to receive the Buyer Requisite Vote;

          (e) the Buyer may terminate this Agreement by giving written notice to Emerson if the Closing shall not have occurred on or before June 30, 2002 by reason of the failure of any condition precedent under Section 5.1 or
     5.2 hereof (unless the failure results primarily from a breach by the Buyer of any representation, warranty or covenant contained in this Agreement);

          (f) Emerson may terminate this Agreement by giving written notice to the Buyer if the Closing shall not have occurred on or before June 30, 2002 by reason of the failure of any condition precedent under Section 5.1 or
     5.3 hereof (unless the failure results primarily from a breach by Emerson of any representation, warranty or covenant contained in this Agreement);

          (g) by Emerson, if the Buyer's board of directors shall have withdrawn or modified, or proposed to withdraw or modify, in a manner adverse to Emerson, its approval or recommendation of the Buyer Voting Proposal;

          (h) by the Buyer, if, prior to the Buyer Stockholder Meeting, the Buyer's board of directors has provided written notice to Emerson that the Buyer's board of directors shall have withdrawn its recommendation of the Buyer Voting Proposal in accordance with Section 4.9; and

          (i) by Emerson, if the Buyer breaches the provisions of Section 4.9 and an Acquisition Proposal is publicly announced by any party other than Emerson or any of its Affiliates or representatives.

     8.2 Effect of Termination; Break-up Fee. If either Party terminates this Agreement pursuant to Section 8.1, all obligations of the Parties hereunder shall terminate without any liability of either Party to the other Party (except for any liability of a Party for breaches of this Agreement). Notwithstanding the foregoing, in the event (a) Emerson terminates this Agreement pursuant to the provisions of Section 8.1(d), Section 8.1(g) or Section 8.1(i), or (b) the Buyer terminates this Agreement pursuant to the provisions of Section 8.1(d) or
Section 8.1(h) then unless such termination occurs under circumstances under which the conditions of Section 5.1(b) and Section 5.2 had not been satisfied and there is no reasonable prospect of such conditions being satisfied, the Buyer shall pay the Break-up Fee (other than the out-of-pocket expenses which are to be reimbursed by the Buyer which shall be paid by the Buyer upon presentation by Emerson of the appropriate documentation) to Emerson within 15 business days in the case of clause (a), or prior to and as a condition to such termination in the case of clause (b).

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

                                   ARTICLE IX

                                  TAX MATTERS

     9.1  Preparation and Filing of Tax Returns.

     (a) Emerson shall prepare and timely file or shall cause to be prepared and timely filed the following Tax Returns with respect to each Company and each Company Subsidiary or in respect of their businesses, assets or operations:

          (i) all Tax Returns for any Income Taxes for any taxable period ending (or deemed pursuant to Section 9.4(b) to end) on or before the Closing Date; and

          (ii) all other Tax Returns required to be filed (taking into account extensions) prior to the Closing Date.

     (b) The Buyer shall prepare and timely file or shall cause to be prepared and timely filed all other Tax Returns with respect to each Company and each Company Subsidiary or in respect of their businesses, assets or operations.

     (c) Any Tax Return to be prepared and filed by the Buyer for taxable periods beginning before the Closing Date and ending after the Closing Date shall, to the extent permitted by applicable law, be prepared on a basis consistent with the last previous Tax Return of each Company and each Company Subsidiary, as the case may be.

     9.2  Tax Indemnification by Emerson.

     (a) Emerson shall indemnify the Buyer in respect of, and hold the Buyer harmless against, the following Taxes:

          (i) fifty percent of any and all Taxes arising out of, or relating to, the ENI Business other than Income Taxes imposed upon, and due and payable by, any Company or any Company Subsidiary for any taxable period ending (or deemed pursuant to Section 9.4(b) to end) on or before the Closing Date to the extent they exceed the reserves and accruals for such Taxes reflected on the Statement of Closing Working Capital;

          (ii) any and all Income Taxes imposed upon, and due and payable by, any Company or any Company Subsidiary for any taxable period ending (or deemed pursuant to Section 9.4(b) to end) on or before the Closing Date; and

          (iii) any liability of any Company or any Company Subsidiary for Taxes for periods ending on or before the Closing Date under Treasury Regulation
     Section 1.1502-6 or under any comparable or similar provision under state, local or foreign laws or regulations.

     (b) The Parties agree that to the maximum extent allowable under applicable Tax laws, amounts payable to the Buyer pursuant to this Section 9.2 shall be treated (and reported on all applicable Tax Returns) as adjustments to the Purchase Price allocable to the Cash Purchase Price or Merger Consideration, as appropriate.

     9.3  Tax Indemnification by the Buyer.

     (a) The Buyer shall indemnify Emerson in respect of, and hold Emerson harmless against:

          (i) fifty percent of any and all Taxes arising out of, or relating to, the ENI Business for any taxable period ending (or deemed pursuant to Section 9.4(b) to end) on or before the Closing Date (other than Taxes described in Section 9.2(a)(ii) above) to the extent they exceed the reserves and accruals for such Taxes reflected on the Statement of Closing Working Capital; and

          (ii) any and all Taxes imposed upon, and due and payable by, any Company or any Company Subsidiary that is not otherwise provided for in clause (i) of this Section 9.3(a), for any taxable period beginning (or deemed pursuant to Section 9.4(b) to begin) after the Closing Date.

     (b) The Parties agree that to the maximum extent allowable under applicable Tax laws, amounts payable to Emerson pursuant to this Section 9.3 shall be treated (and reported on all applicable Tax Returns) as adjustments to the Purchase Price allocable to the Cash Purchase Price or Merger Consideration, as appropriate.

     9.4  Allocation of Certain Taxes.

     (a) The Parties agree that if it is permitted but not required under applicable foreign, state or local Tax laws to treat the Closing Date as the last day of a taxable period, the Parties shall treat such day as the last day of a taxable period. The Parties agree that they will treat any Company and any Company Subsidiary as if they ceased to be part of the Affiliated Group of corporations of which Emerson or a Subsidiary of Emerson is a member as of the close of business on the Closing Date.

     (b) Any Taxes for a taxable period beginning before and ending after the Closing Date shall be paid by the Buyer and/or any Company and any Company Subsidiary, and the portion of any such Taxes allocable to the portion of such period ending on the Closing Date shall be deemed to equal (i) in the case of Taxes that (x) are based upon or related to income or receipts or (y) imposed in connection with any sale or other transfer or assignment of property, other than Taxes described in Section 9.2(a)(iii), the amount which would be payable if the taxable year ended with the Closing Date, and (ii) in the case of other Taxes imposed on a periodic basis (including property Taxes), the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of calendar days in the period ending with the Closing Date and the denominator of which is the number of calendar days in the entire period. For purposes of the provisions of Sections 9.2, 9.3 and 9.5, each portion of such period shall be deemed to be a taxable period (whether or not it is in fact a taxable period).

     (c) All sales, use, transfer, stamp, conveyance, value added, recording, registration, documentary, filing or other similar Taxes and fees, whether levied on the Buyer, Emerson, or any of their respective Affiliates arising out of or resulting from this Agreement or any of the transactions contemplated by this Agreement shall be borne equally by Buyer and Emerson. Buyer and Emerson shall provide reasonable cooperation to each other in preparing any Tax Returns required to be filed in connection with the assessment or imposition of any such Taxes. Any payment between Buyer and Emerson required by this Section 9.4(c) shall be made within five business days of the provision by the Party responsible for paying such Tax of notice to the other Party that such Tax has been paid.

     (d) The Party not responsible under Section 9.1 for filing the Tax Return for any period for which Taxes are apportioned under subsection (b), shall make any payment for which it is liable under Section 9.2 or Section 9.3 to the Party responsible for filing such Tax Return under Section 9.1 not later than five business days prior to the due date for the payment of such Taxes (including estimated Taxes).

     9.5  Refunds and Carrybacks.

     (a) Emerson shall be entitled to an amount equal to any refunds (including any interest paid thereon) or credits of Taxes attributable to taxable periods ending (or deemed pursuant to Section 9.4(b) to end) on or before the Closing Date, which refunds were treated as Excluded Assets. The Buyer shall promptly notify Emerson in writing of any Tax refund(s) received by or payable to any Company or any Company Subsidiary after the Closing in respect of periods before or including the Closing Date.

     (b) The Buyer or its Affiliates, as the case may be, shall be entitled to any refunds (including any interest paid thereon) or credits of Taxes attributable to taxable periods beginning (or deemed pursuant to Section 9.4(b) to begin) after the Closing Date.

     (c) The Buyer shall, or shall cause any Company and any Company Subsidiary, promptly to forward to or reimburse Emerson for any refunds (including any interest paid thereon) or credits due Emerson (pursuant to the terms of this Agreement) after receipt thereof, and Emerson shall promptly forward to the Buyer or reimburse the Buyer for any refunds (including any interest paid thereon) or credits due the Buyer after receipt thereof.

     (d) The Buyer and Emerson agree that any Company and any Company Subsidiary shall not carry back any item of loss, deduction or credit which arises in any taxable period ending after the Closing Date to any taxable period ending on or before the Closing Date.

     9.6  Cooperation on Tax Matters; Tax Audits.

     (a) The Parties and their respective Affiliates shall cooperate in the preparation of all Tax Returns for any Tax periods for which one Party could reasonably require the assistance of the other Party in obtaining any necessary information. Such cooperation shall include, but not be limited to, furnishing prior years' Tax Returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such Party's possession requested by the Party filing such Tax Returns as is relevant to their preparation. Such cooperation and information also shall include without limitation provision of powers of attorney for the purpose of signing Tax Returns and defending audits and promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any Taxing Authority, and providing copies of all relevant Tax Returns, together with accompanying schedules and related work papers, documents relating to rulings or other determinations by any Taxing Authority and records concerning the ownership and Tax basis of property, which the requested Party may possess. The Parties and their respective Affiliates shall make their respective employees and facilities available on a mutually convenient basis to explain any documents or information provided hereunder.

     (b) Emerson shall have the right, at its own expense, to control any Tax Audit, initiate any claim for refund, contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment relating to any and all Taxes for which it is liable under Section 9.3(a) for any taxable period ending on or before the Closing Date with respect to any Company and any Company Subsidiary. The Buyer shall have the right, at its own expense, to control any other Tax Audit, initiate any other claim for refund, and contest, resolve and defend against any other assessment, notice of deficiency, or other adjustment or proposed adjustment relating to Taxes with respect to any Company and any Company Subsidiary; provided that, with respect to (i) any state, local or foreign Taxes for any taxable period beginning before the Closing Date and ending after the Closing Date and (ii) any item the adjustment of which may cause Emerson to become obligated to make any payment pursuant to Section 9.2(a) hereof, the Buyer shall consult with Emerson with respect to the resolution of any issue that would affect Emerson, and not settle any such issue, or file any amended Tax Return relating to such issue, without the consent of Emerson, which consent shall not unreasonably be withheld. Where consent to a settlement is withheld by Emerson pursuant to this Section, Emerson may continue or initiate any further proceedings at its own expense, provided that any liability of the Buyer, after giving effect to this Agreement, shall not exceed the liability that would have resulted had Emerson not withheld its consent.

     9.7 Termination of Tax-Sharing Agreements. All Tax sharing agreements or similar arrangements with respect to or involving any Company or any Company Subsidiary shall be terminated prior to the Closing Date and, after the Closing Date, no Company and no Company Subsidiary shall be bound thereby or have any liability thereunder.

                                   ARTICLE X

                                  DEFINITIONS

     For purposes of this Agreement, each of the following terms shall have the meaning set forth below.

     "Acquired Assets" shall mean all of each of the Asset Seller's right, title and interest in and to the assets, rights, properties and business of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned, held by or used by the ENI Business other than the Excluded Assets and those that are only tangential to the ENI Business.

     "Acquisition Proposal" means (i) any inquiry, proposal or offer for a merger, consolidation, dissolution, sale of substantial assets, tender offer, recapitalization, share exchange or other business combination involving Buyer or any of its Subsidiaries, (ii) any proposal for the issuance by Buyer or any of its Subsidiaries of over 10% of its equity securities or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 10% of the equity securities or consolidated total assets of Buyer which, in each case, is contingent upon the rejection of the Buyer Voting Proposal.

     "ADR Procedure" shall mean a mutually acceptable alternative dispute resolution procedure, which may be non-binding or binding upon the parties, as they agree in advance.

     "ADR Service" shall mean the chosen dispute resolution service for an ADR Procedure.

     "Affected Participants" shall mean any participant in a Stand Alone Plan which has been terminated by the Buyer where any such participant has been responsible for any co-payments or payment of deductible amounts during the contract year in which the plan is terminated.

     "Affiliate" shall mean any affiliate, as defined in Rule 12b-2 under the Exchange Act.

     "Affiliated Group" shall mean a group of corporations with which Emerson, any Asset Seller, any Existing ENI Subsidiary, any Company or any Company Subsidiary has filed (or was required to file) consolidated, combined, unitary or similar Tax Returns.

     "Affiliated Period" shall mean any period in which Emerson, any Asset Seller, any Existing ENI Subsidiary, any Company or any Company Subsidiary was a member of an Affiliated Group.

     "Agreed Amount" shall mean part, but not all, of the Claimed Amount.

     "Ancillary Agreements" shall mean the Shareholder Agreement and the Services Agreements referred to in Sections 1.5(b)(xiii) and 1.5(b)(xiv) of this Agreement.

     "Antitrust Laws" shall mean the Hart-Scott-Rodino Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade.

     "Arbitrator" shall mean an independent nationally recognized accounting firm, other than the auditor of either the Buyer or Emerson, selected to resolve disputes pursuant to Section 1.6 of this Agreement.

     "Asset Buyers" shall mean MKS Germany and MKS Japan.

     "Asset Sellers" shall mean Astec Germany and ENI Japan.

     "Assumed Liabilities" shall mean all debts, obligations, contracts and liabilities of any kind, character or description (whether known or unknown, accrued, absolute, contingent or otherwise) relating to or arising out of the conduct of the ENI Business, excluding the Excluded Liabilities, liabilities associated with the Excluded Assets and liabilities associated with the assets used in connection with the ENI Business which are only tangential to the ENI Business.

     "Astec Germany" shall mean Astec Germany GmbH.

     "Bond Payment Date" shall have the meaning set forth in the IDRB Lease.

     "Bond Rate" shall have the meaning set forth in the IDRB Lease.

     "Break-up Fee" shall mean $7,000,000, plus the amount of all out of pocket expenses, not to exceed $500,000, incurred by Emerson in connection with this Agreement.

     "Buyer" shall have the meaning set forth in the first paragraph of this Agreement.

     "Buyer Certificate" shall mean a certificate to the effect that each of the conditions specified in clause (a) of Section 5.1 of this Agreement and clauses
(a) through (d) (insofar as clause (d) relates to Legal Proceedings involving the Buyer) of Section 5.3 of this Agreement is satisfied in all respects.

     "Buyer Common Stock" shall mean common stock, no par value per share, of the Buyer.

     "Buyer Disclosure Schedule" shall mean the disclosure schedule provided by the Buyer to Emerson on the date hereof and accepted in writing by Emerson.

     "Buyer Material Adverse Effect" shall mean a material adverse effect on the assets, business, financial condition or results of operations of the Buyer and its Subsidiaries, taken as a whole; except any such effect resulting from or arising in connection with (a) the transactions contemplated by this Agreement or the announcement thereof or (b) any adverse change attributable to the United States economy as a whole, the industries in which the Buyer and its Subsidiaries compete or the foreign economies in any non-United States locations where the Buyer or any of its Subsidiaries has material operations or sales (provided such adverse change does not affect the Buyer or its Subsidiaries, as applicable, in a materially disproportionate manner). A decline in the trading price of the Buyer Common Stock shall not constitute a Buyer Material Adverse Effect.

     "Buyer Requisite Vote" shall mean approval by a majority of the total votes cast on the Buyer Voting Proposal in person or by proxy.

     "Buyer SEC Reports" shall mean all registration statements, forms, reports and other documents (including those that the Buyer may file after the date hereof until the Closing) filed by the Buyer with the SEC since June 30, 1999.

     "Buyer Stock Plans" shall mean stock options granted and outstanding as of the date of this Agreement and the plans under which such options were granted.

     "Buyer Stockholder Meeting" shall mean the meeting of the Buyer's Stockholders to consider the Buyer Voting Proposal.

     "Buyer Voting Proposal" shall mean the proposal to issue the Closing Shares to Emerson or its designee at Closing.

     "Cash Purchase Price" shall mean $10.5 million.

     "CERCLA" shall mean the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended on or prior to the date hereof.

     "China Services Agreement" shall mean the Services Agreement between Emerson and the Buyer, a form of which is attached hereto as Exhibit C-1.

     "Certificate of Merger" shall mean a certificate of merger or other appropriate documents prepared in accordance with Section 251(c) of the Delaware General Corporation Law.

     "Claim Notice" shall mean written notification which contains (a) a description of the Damages incurred or reasonably expected to be incurred by the Indemnified Party and the Claimed Amount of such Damages, to the extent then known, (b) a statement that the Indemnified Party is entitled to indemnification under Article VII of this Agreement for such Damages and a reasonable explanation of the basis therefor, and (c) a demand for payment (in the manner provided in Section 7.3(c) of this Agreement) in the amount of such Damages.

     "Claimed Amount" shall mean the amount of any Damages incurred or reasonably expected to be incurred by the Indemnified Party.

     "Closing" shall mean the closing of the transactions contemplated by this Agreement.

     "Closing Date" shall mean the later of January 2, 2002 or the date that is five business days after the Buyer shall have obtained the Buyer Requisite Vote, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby (excluding the delivery at the Closing of any of the documents set forth in Article V hereof) have not been satisfied or waived by such date, such mutually agreeable later date as soon as practicable (and in any event not later than five business days) after the satisfaction or waiver of all such conditions.

     "Closing Shares" shall mean 12,000,000 shares of Buyer Common Stock, subject to appropriate adjustment in the event of any stock dividend (including any distribution of securities convertible into Buyer Common Stock), stock split, reverse split, rights offering, recapitalization, reclassification, combination or other recapitalization with respect to or affecting such shares which occurs, or the record date for which is, between the date of this Agreement and the Closing.

     "Closing Working Capital" shall mean the total consolidated current assets of the ENI Business minus the total consolidated current liabilities of the ENI Business immediately prior to the Closing Date, in accordance with GAAP consistently applied (excluding from the calculation of closing reserves any new reserves established after September 30, 2001, for inventories, excess inventory purchase commitments or receivables even if such reserves are not consistent with past practices, excluding Excluded Assets, Excluded Liabilities and excluding any assets or liabilities relating to Income Taxes).

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Company" individually, and "Companies," collectively, shall mean ENI US and ENI Hong Kong.

     "Company Intellectual Property" shall mean the Intellectual Property used or held for use in the ENI Business and owned by Emerson, any Existing ENI Subsidiary, a Company or a Company Subsidiary.

     "Company Material Adverse Effect" shall mean a material adverse effect on the assets, business, financial condition or results of operations of the ENI Business, the Companies and the Company Subsidiaries, taken as a whole; except any such effect resulting from or arising in connection with (a) the transactions contemplated by this Agreement or the announcement thereof, or (b) any adverse change attributable to the United States economy as a whole, the industries in which the ENI Business competes or the foreign economies in any non-United States locations where the ENI Business has material operations or sales (provided such adverse change does not affect the ENI Business in a materially disproportionate manner).

     Notwithstanding anything to the contrary herein, a Company Material Adverse Effect shall be deemed to have occurred if the events set forth on Exhibit A to the Disclosure Schedule occur.

     "Company Plan" shall mean any Employee Benefit Plan (i) that is maintained, or contributed to, by Emerson, any Asset Seller, any Existing ENI Subsidiary, any Company, any Company Subsidiary or any ERISA Affiliate, and (ii) covers any ENI Employee.

     "Company Shares" shall mean all of the issued and outstanding shares of capital stock of each of ENI US and ENI Hong Kong.

     "Company Subsidiary" shall mean each corporation of which a majority of the outstanding equity securities are owned, directly or indirectly, by any Company.

     "Comparable Plans" shall mean plans which provide benefits to Affected Participants comparable to those to which such Affected Participants are entitled immediately prior to the Closing.

     "Confidentiality Agreement" shall mean the agreement dated September 5, 2001 between the Parties.

     "Consents" shall mean all waivers, permits, consents, approvals, opinions of Governmental Entities or other authorizations and related registrations, filings and notices.

     "Controlling Party" shall mean the party controlling the defense of any suit or proceeding relating to a third party claim for which indemnification is sought pursuant to Article VII of this Agreement.

     "Customer Deliverables" shall mean (a) the products (i) that the ENI Business currently manufactures, markets, sells or licenses, or has manufactured, marketed, sold or licensed within the previous three years, or
(ii) of the ENI Business for which development has been completed or substantially completed and (b) the services that the ENI Business (i) currently provides, or (ii) has provided within the previous three years, or (iii) currently intends to provide with respect to products set forth in clause (a) above in the future.

     "Damages" shall mean any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), diminution in value, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation).

     "Debt Service Payment" shall have the meaning set forth in the IDRB Lease.

     "Deferred Consent" shall mean any Consent required for any assignment, transfer, or any attempted assignment or transfer, of any contract, lease, authorization, license or permit, or any claim, right or benefit arising thereunder or resulting therefrom, the failure to obtain which would conflict with, result in a breach thereof, constitute (with or without due notice or lapse of time or both) a default thereunder or result in the acceleration of obligations thereunder, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver thereunder, or would affect the rights of the ENI Business thereunder such that Buyer would not receive all such rights.

     "Deferred Item" shall mean the contract, lease, authorization, license or Permit to which a Deferred Consent relates.

     "Disclosure Schedule" shall mean the disclosure schedule provided by Emerson to the Buyer on the date hereof and accepted in writing by the Buyer.

     "Dispute" shall mean the dispute resulting if the Indemnifying Party in the Response disputes its liability for all or part of the Claimed Amount.

     "Dispute Notice" shall mean notice to be delivered by Buyer to Emerson pursuant to Section 1.6(c) of the Agreement.

     "Effective Time" shall mean the time at which the Surviving Corporation files a Certificate of Merger or other appropriate documents prepared and executed in accordance with Section 251(c) of the Delaware General Corporation Law with the Secretary of State of the State of Delaware.

     "Emerson Certificate" shall mean a certificate to the effect that each of the conditions specified in clause (b) of Section 5.1 of this Agreement and clauses (a) through (e) (insofar as clause (e) relates to Legal Proceedings involving Emerson, any Company or any Company Subsidiary) of Section 5.2 of this Agreement is satisfied in all respects.

     "Emerson's Savings Programs" shall mean the U.S. tax qualified individual account plans set forth on Schedule 2.23(a) of the Disclosure Schedule.

     "Employee Benefit Plan" shall mean any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including, without limitation, insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

     "ENI Business" shall mean the business of Emerson and its Subsidiaries currently operating as the "ENI Division" of Emerson and its Subsidiaries as described in the Confidential Memorandum dated August 2000 prepared by SG Cowen Securities Corporation.

     "ENI China" shall mean a corporation to be organized under the laws of the People's Republic of China.

     "ENI Contribution Agreement" shall mean the Contribution Agreement dated as of July 13, 2001 between Astec America Inc. and ENI US.

     "ENI Employee" shall mean a person employed in the United States by any Existing ENI Subsidiary, any Company or any Company Subsidiary, and a person employed outside the United States by Emerson or any of its Affiliates primarily in connection with the ENI Business.

     "ENI Hong Kong" shall mean a corporation to be organized under the laws of Hong Kong.

     "ENI Japan" shall mean ENI Japan Limited, a corporation organized under the laws of Japan.

     "ENI Taiwan" shall mean ENI Taiwan Limited, a corporation organized under the laws of Taiwan.

     "ENI US" shall mean ENI Technology, Inc., a Delaware corporation.

     "Environmental Law" shall mean any foreign, federal, state or local law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license, permit, approval or the common law relating to the environment or the effects of Materials of Environmental Concern on health and safety, including without limitation, any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; and
(vii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. The terms "release" and "environment" shall have the meaning set forth in CERCLA.

     "Environmental Matter" shall mean all matters relating to compliance with Environmental Law and all matters relating to Materials of Environmental Concern.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall mean any entity which is, or at any applicable time was, a member of (a) a controlled group of corporations (as defined in Section 414(b) of the Code), (b) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (c) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included Emerson or a Subsidiary.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Excluded Assets" shall mean the assets set forth in Exhibit E.

     "Excluded Liabilities" shall mean the liabilities set forth on Exhibit F.

     "Existing ENI Subsidiaries" shall mean each of Emerson's Subsidiaries which conducts any portion of the ENI Business.

     "Expected Claim Notice" shall have the meaning set forth in Section 7.3(a).

     "Financial Statements" shall mean:

          (a) the audited consolidated balance sheets of the ENI Business as of September 30, 1999 and September 30, 2000 and statements of income, changes in stockholders' equity and cash flows of the ENI Business for the fiscal years then ended, and

          (b) the Most Recent Balance Sheet and the unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal year ended as of the Most Recent Balance Sheet Date.

     "GAAP" shall mean United States generally accepted accounting principles.

     "Governmental Entity" shall mean any United States, foreign or supranational court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency.

     "Hart-Scott-Rodino Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Hong Kong Shares" shall mean all of the outstanding capital stock of ENI Hong Kong.

     "Income Taxes" shall mean for any person any Taxes imposed upon, or measured by, net income or, in the case of any taxing authority that would not impose a Tax upon, or measured by, net income of such person, any similar Tax based on the income of such person.

     "IDRB Lease" shall mean that certain lease agreement dated as of July 1, 1984 by and between County of Monroe Industrial Development Agency and Electronic Navigation Industries, Inc.

     "Indemnified Party" shall mean a party entitled, or seeking to assert rights, to indemnification under Article VII of this Agreement.

     "Indemnifying Party" shall mean the party from whom indemnification is sought by the Indemnified Party.

     "Independent Business Purpose" shall mean: (a) construction, reconstruction, modification, development, conversion, structural alteration, renovation, relocation or enlargement of any building or structure; (b) paving;
(c) clearing, grading or other movement of land; (d) maintenance or replacement;
(e) relocation, repair, maintenance or replacement of sewer or drainage facilities; and (f) the Buyer being asked by any potential lender to investigate soil and/or groundwater in connection with the development, expansion, or financing of any owned, leased or subleased real property.

     "Intellectual Property" shall mean all:

          (a) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, design patent applications, design registrations and applications for design registrations;

          (b) trademarks, service marks, trade dress, Internet domain names, logos, trade names and corporate names and registrations and applications for registration thereof;

          (c) copyrights and registrations and applications for registration thereof;

          (d) mask works and registrations and applications for registration thereof;

          (e) trade secrets and know how; and

          (f) other proprietary rights in inventions or included in computer software, data or confidential information.

     "Intercompany Accounts" shall mean accounts representing transactions between the ENI Business and Emerson and Affiliates of Emerson not included in the ENI Business and shall exclude accounts which represent transactions among members of the ENI Business.

     "Internal Systems" shall mean the internal systems of any Existing ENI Subsidiary, any Company or any Company Subsidiary that are used in the ENI Business or its operations, including computer hardware systems, software applications and embedded systems.

     "IP License Agreement" shall mean the License Agreement between ENI US, Astec America Inc., and Astec International Limited, a form of which is attached hereto as Exhibit B.

     "Laws" shall mean any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license, permit or approval of any Governmental Entity.

     "Lease" means any lease or sublease pursuant to which the ENI Business leases or subleases any real property from another party.

     "Legal Proceeding" shall mean any action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator.

     "Materials of Environmental Concern" shall mean any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls or any other material regulated by any Environmental Law.

     "Merger" shall mean the merger of Transitory Subsidiary into ENI US.

     "Merger Consideration" shall mean the 8,963,389 Closing Shares issuable pursuant to Section 1.3(a).

     "MKS Germany" shall mean MKS Germany, Gmbh, a corporation organized under the laws of Germany.

     "MKS Japan" shall mean MKS Japan Limited, a corporation organized under the laws of Japan.

     "Most Recent Balance Sheet" shall mean the unaudited consolidated balance sheet of the ENI Business as of the Most Recent Balance Sheet Date.

     "Most Recent Balance Sheet Date" shall mean September 30, 2001.

     "New Company Subsidiaries" shall mean ENI Hong Kong and ENI China.

     "Non-China Services Agreement" shall mean the Services Agreement between Emerson and the Buyer, a form of which is attached hereto as Exhibit C-2.

     "Non-controlling Party" shall mean the party not controlling the defense of any suit or proceeding relating to a third party claim for which indemnification is sought pursuant to Article VII of this Agreement.

     "Ordinary Course of Business" shall mean the ordinary course of business consistent with past custom and practice.

     "Outstanding Bonds" shall have the meaning set forth in the IDRB Lease, including amounts covered by the Facility Addition dated December 30, 1994 and the 1996 Second Facility Expansion dated February 1, 1996.

     "Owned Real Property" means each parcel of real property owned by the ENI Business.

     "Parties" shall mean the Buyer and Emerson.

     "Permits" shall mean all permits, licenses, registrations, certificates, orders, approvals, franchises, variances and similar rights issued by or obtained from any Governmental Entity.

     "Product Designs" shall mean products of the ENI Business which are currently under development but not including products of the ENI Business which constitute Customer Deliverables.

     "Proxy Statement" shall mean the proxy statement to be sent to the Buyer's stockholders in connection with the Buyer Stockholder Meeting to consider the Buyer Voting Proposal.

     "Purchase Price" shall mean the aggregate consideration to be paid by the Buyer to Emerson and the Asset Sellers pursuant to Sections 1.3(a) and (b) of this Agreement.

     "Reasonable Best Efforts" shall mean best efforts, to the extent commercially reasonable.

     "Reorganization" shall mean (A) the transfer from the Existing ENI Subsidiaries (other than ENI US, ENI Japan, ENI Taiwan and Astec Germany) to a Company, or a Company Subsidiary of (i) all of their right, title and interest in and to all of their tangible, intangible, real and personal property assets used in the ENI Business, including all Company Intellectual Property, but excluding the Excluded Assets and assets which are only tangential to the ENI Business and (ii) all of the outstanding capital stock of

ENI Taiwan and (B) the assumption by a Company or a Company Subsidiary of all of the Assumed Liabilities (other than the Assumed Liabilities which are to be assumed by the Asset Buyers).

     "Response" shall mean a written response containing the information provided for in Section 7.3(c).

     "Restricted Business" shall mean any business which is engaged in the design, development, manufacture, marketing, sale or licensing of any product which is competitive with any product designed, developed (or under development), manufactured, sold or licensed or any service provided by the ENI Business as conducted as of the Closing Date or during the three-year period prior to the Closing Date.

     "Restricted Employee" shall mean any person who was an employee of the ENI Business on either the date of this Agreement or the Closing Date.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Security Interest" shall mean any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (a) mechanic's, materialmen's, warehousemen's, carrier's and similar liens, (b) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (c) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business, (d) liens described in Section
2.12 of the Disclosure Schedule; (e) liens for taxes, assessments and other governmental charges affecting any Owned Real Property not yet delinquent or being contested in good faith; and (f) acts or things done or suffered to be done by Buyer or otherwise approved by Buyer.

     "Services Agreements" shall mean the China Services Agreement and the Non-China Services Agreement.

     "Settlement" shall mean a settlement, undertaking, consent decree, stipulation or other agreement with any Governmental Entity regarding antitrust matters in connection with the transactions contemplated by this Agreement.

     "Share Encumbrances" shall mean any liens, charges, claims, pledges, voting trusts, proxies, security holder or similar agreements, encumbrances or restrictions other than applicable securities law restrictions.

     "Specified Buyer Stockholders" shall mean John R. Bertucci; Claire R. Bertucci; Claire R. Bertucci & Richard S. Chute as Trustees of the John R. Bertucci 2nd Family Trust of 12/15/86 FBO Carol B. Bertucci; Claire R. Bertucci & Richard S. Chute as Trustees of the John R. Bertucci 2nd Family Trust of 12/15/86 FBO Janet C. Bertucci; John R. Bertucci & Thomas H. Belknap as Trustees of the Claire R. Bertucci 2nd Family Trust of 12/15/86 FBO Carol B. Bertucci; and John R. Bertucci & Thomas H. Belknap, Trustees, of the Claire R. Bertucci 2nd Family Trust of 12/15/86 FBO Janet C. Bertucci.

     "Stand Alone Plan" shall mean an Employee Benefit Plan that is maintained solely for the benefit of employees of an Existing ENI Subsidiary, a Company Subsidiary or a Company.

     "Statement of Closing Working Capital" shall mean a statement setting forth the Closing Working Capital as set forth in Section 1.6(a).

     "Subsidiary", individually, and "Subsidiaries", collectively, shall mean each corporation, partnership, limited liability company, joint venture or other business association or entity in which any Party has, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or other equity interests therein or voting power thereof.

     "Subsidiary Shares" shall mean all of the issued and outstanding shares of capital stock of each of the Company Subsidiaries.

     "Surviving Corporation" shall mean ENI US following the Merger.

     "Target Amount" shall mean $22,592,000.

     "Tax" shall mean any of the Taxes.

     "Tax Audit" shall mean any audit or examination by any Taxing Authority.

     "Taxes" shall mean all taxes, charges, fees, levies or other similar assessments or liabilities, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment, insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

     "Taxing Authority" shall mean any applicable Governmental Entity responsible for the imposition of Taxes.

     "Tax Returns" shall mean all reports, returns, declarations, statements or other information required to be supplied to a Taxing Authority in connection with Taxes.

     "Third Party Action" shall mean any suit, action or proceeding by a person or entity other than a Party for which indemnification may be sought by a Party under Article VII.

     "Transitory Subsidiary" shall mean Navigator Acquisition Corp., a Delaware corporation.

     "US ENI Employee" shall mean each ENI employee employed by the Company and any Company Subsidiary in the United States.

     "US Shares" shall mean all of the issued and outstanding capital stock of ENI US.

                                   ARTICLE XI

                                 MISCELLANEOUS

     11.1 Press Releases and Announcements. Neither Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that either Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing Party shall use reasonable effort to advise the other Party and provide it with a copy of the proposed disclosure prior to making the disclosure).

     11.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

     11.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, with respect to the subject matter hereof; provided that the Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

     11.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Neither Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided that the Buyer may assign some or all of its rights, interests and/or obligations hereunder to one or more Affiliates of the Buyer.

     11.5 Counterparts and Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

     11.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

     If to Emerson:

     Emerson Electric Co.
     8000 West Florissant Avenue
     P.O. Box 4100
     St. Louis, MO 63136-8506
     Attention: Senior Vice President,
                Secretary and General
                Counsel

     Copy to:

     Davis Polk & Wardwell
     450 Lexington Avenue
     New York, NY 10017
     Attention: Phillip Mills, Esq.

     If to the Buyer:

     MKS Instruments, Inc.
     Six Shattuck Road
     Andover, MA 01810-2449
     Attention: John R. Bertucci
                Chairman & CEO

     Copy to:

     Hale and Dorr LLP
     60 State Street
     Boston, MA 02109
     Attention: Mark G. Borden, Esq.

     Either Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Either Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts, without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the Commonwealth of Massachusetts.

     11.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing; provided, however, that any amendment effected subsequent to the Buyer Requisite Vote shall be subject to any restrictions contained in the Massachusetts Business Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by either Party of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by either Party with respect to any default, misrepresentation, or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     11.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

     11.11 Expenses. Except as set forth in Article VII, each Party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that Emerson agrees that none of the costs and expenses (including legal fees and expenses) incurred by it, any Existing ENI Subsidiary, any Company or any Company Subsidiary in connection with this Agreement or the transactions contemplated hereby will be borne by any Company or any Company Subsidiary.

     11.12 Submission to Jurisdiction. Each Party (a) submits to the jurisdiction of any state or federal court sitting in Boston, Massachusetts in any action or proceeding arising out of or relating to this Agreement or the Ancillary Agreements, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement or the Ancillary Agreements in any other court and (d) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement or the Ancillary Agreements. Each Party hereby waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of the other Party with respect thereto. Either Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in
Section 11.7. Nothing in this Section 11.12, however, shall affect the right of either Party to serve legal process in any other manner permitted by law.

     11.13 Specific Performance. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement (including Sections 6.1, 6.2 and 6.3 hereof) are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party shall be entitled to an injunction and other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     11.14  Construction.

     (a) Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

     (b) Any reference herein to "including" shall be interpreted as "including without limitation".

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                          MKS INSTRUMENTS, INC.

                                          By:     /s/ JOHN R. BERTUCCI
                                            ------------------------------------
                                              Name: John R. Bertucci
                                              Title: Chairman and CEO

                                          EMERSON ELECTRIC CO.

                                          By:     /s/ JAMES D. SWITZER
                                            ------------------------------------
                                              Name: James D. Switzer
                                              Title: Senior Vice
                                              President -- Development

                                                                       EXHIBIT A

                             SHAREHOLDER AGREEMENT
                                  DATED AS OF
                                          , 200
                                     AMONG
                             MKS INSTRUMENTS, INC.
                                      AND
                              EMERSON ELECTRIC CO.

ARTICLE 1  DEFINITIONS
SECTION 1.01.  Definitions.................................................

ARTICLE 2  CORPORATE GOVERNANCE
SECTION 2.01.  Composition of the Board....................................
SECTION 2.02.  Replacement of Emerson Designee.............................

ARTICLE 3  STANDSTILL
SECTION 3.01.  Purchases of Shares.........................................
SECTION 3.02.  No Appraisal................................................

ARTICLE 4  RESTRICTIONS ON TRANSFER
SECTION 4.01.  Lock-Up Period..............................................
SECTION 4.02.  Lock-Up Expiration..........................................
SECTION 4.03.  Restrictions on Sale or Transfer of Shares..................
SECTION 4.04.  Resale Exceptions...........................................

ARTICLE 5  REGISTRATION RIGHTS
SECTION 5.01.  Demand Registration.........................................
SECTION 5.02.  Piggyback Registration......................................
SECTION 5.03.  Reduction of Offering.......................................
SECTION 5.04.  Filings; Information........................................
SECTION 5.05.  Registration Expenses.......................................
SECTION 5.06.  Indemnification by the Company..............................
SECTION 5.07.  Indemnification by Emerson..................................
SECTION 5.08.  Conduct of Indemnification Proceedings......................
SECTION 5.09.  Contribution................................................
SECTION 5.10.  Other Indemnification.......................................

ARTICLE 6  CERTAIN COVENANTS AND AGREEMENTS
SECTION 6.01.  Rule 144....................................................
SECTION 6.02.  Participation in Public Offering............................
SECTION 6.03.  Consolidation or Merger of the Company......................

ARTICLE 7  MISCELLANEOUS
SECTION 7.01.  Binding Effect; Assignability; Benefit......................
SECTION 7.02.  Notices.....................................................
SECTION 7.03.  Waiver; Amendment...........................................
SECTION 7.04.  Fees and Expenses...........................................
SECTION 7.05.  Governing Law...............................................
SECTION 7.06.  Jurisdiction................................................
SECTION 7.07.  Waiver of Jury Trial........................................
SECTION 7.08.  Specific Enforcement........................................
SECTION 7.09.  Counterparts; Effectiveness.................................
SECTION 7.10.  Entire Agreement............................................
SECTION 7.11.  Captions....................................................
SECTION 7.12.  Severability................................................

                             SHAREHOLDER AGREEMENT

     AGREEMENT dated as of [               ]                , 200 by and between
MKS Instruments, Inc., a Massachusetts corporation (the "COMPANY"), and Emerson Electric Co., a Missouri corporation ("EMERSON").

                             W I T N E S S E T H :

     WHEREAS, the Company and Emerson have entered into an Agreement and Plan of Merger with respect to the Acquisition of the ENI Business Agreement (the
"ACQUISITION AGREEMENT") dated as of October   , 2001, pursuant to which, among
other things, Emerson and its Subsidiaries shall acquire twelve million shares of common stock of the Company;

     WHEREAS, simultaneously with the execution of the Acquisition Agreement, Emerson and John R. Bertucci have entered into a Voting Agreement (the "VOTING AGREEMENT"), pursuant to which, among other things, John R. Bertucci has agreed to vote in favor of the transactions contemplated by the Acquisition Agreement and the election of Emerson's designee as a director on the Board of the Company in the circumstances specified in this Agreement;

     WHEREAS, effective from the Closing Date (as defined below), Emerson's initial designee, James G. Berges, has been appointed to serve as Director on the Board of the Company; and

     WHEREAS, pursuant to provisions of the Acquisition Agreement, Emerson and the Company have agreed to execute and deliver this Agreement on the Closing Date;

     NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the Acquisition Agreement, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

     "ADJUSTMENT EVENT" means any stock dividend (including any distribution of securities convertible into Shares), stock split, reverse split, rights offering, reorganization, recapitalization, reclassification, combination or other like change with respect to or affecting the Common Stock.

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, provided that neither the Company nor any of its Subsidiaries shall be deemed an Affiliate of Emerson. For the purpose of this definition, the term "CONTROL" (including, with correlative meanings, the terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.

     "BENEFICIAL OWNERSHIP" and "BENEFICIALLY OWN" shall be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act.

     "BOARD" means the board of directors of the Company.

     "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

     "BUYER REQUISITE VOTE" shall have the meaning set forth in the Acquisition Agreement.

     "BUYER VOTING PROPOSAL" shall have the meaning set forth in the Acquisition Agreement.

     "CLOSING DATE" means [month]                , 200 .

     "COMMON STOCK" means the common stock, no par value, of the Company and any stock of the Company into which such Common Stock may thereafter be converted or changed.

     "CONFIDENTIALITY AGREEMENT" means the confidentiality agreement by and between the Company and Emerson, dated as of September 6, 2001.

     "DILUTION TRANSACTION" means any transaction involving the issuance or sale of Shares that would have the possible effect of reducing Emerson's Common Stock Interest below 20%, where Emerson's Common Stock Interest before the earlier of the date of announcement of any such transaction and the date that such transaction was effected was equal to or greater than 20%.

     "DIRECTOR" means a director of the Company.

     "EMERSON'S COMMON STOCK INTEREST" means, for any date, the percentage of
(i) outstanding Shares beneficially owned by Emerson and its Subsidiaries on such date, to (ii) the total number of the then outstanding Shares based upon the most recent Form 10-Q or Form 10-K filed by the Company or any more recent notification from the Company to Emerson which specifically references Section
2.01 of this Agreement.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "INSTITUTIONAL SHAREHOLDER" means a Person described in Rule 13d-1(b)(1) promulgated under the Exchange Act (other than any such Person who acquires Shares as part of such Person's market-making or broker-dealer activities).

     "NASD" means the National Association of Securities Dealers, Inc.

     "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

     "PERSON" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PUBLIC OFFERING" means an underwritten public offering of Registrable Securities of the Company pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

     "REASONABLE BEST EFFORTS" means best efforts, to the extent commercially reasonable.

     "REGISTRABLE SECURITIES" means, at any time, all Shares held by Emerson or its Subsidiaries, including any Shares and any securities of the Company issued or issuable in respect of such Shares by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SHARES" means shares of Common Stock.

     "STANDSTILL PERIOD" means a period of three years commencing on the Closing Date.

     "SUBSIDIARY" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

TERM                                                           SECTION
----                                                           --------
Acquisition Agreement.......................................   Recitals
Announcement................................................       4.02
Company.....................................................   Preamble
Damages.....................................................       5.06
Demand Registration.........................................    5.01(a)
Emerson.....................................................   Preamble
Indemnified Party...........................................       5.08
Indemnifying Party..........................................       5.08
Lock-Up Period..............................................       4.01
New Registrable Securities..................................       6.03
Piggyback Registration......................................       5.02
Registration Statement......................................    5.01(a)
Successor Entity............................................       6.03
Transfer....................................................       4.01
Voting Agreement............................................   Recitals

                                   ARTICLE 2

                              CORPORATE GOVERNANCE

     SECTION 2.01. Composition of the Board. (a) At all times from and after the Closing Date, at the termination of the term of James G. Berges who was appointed as a Director effective from the Closing Date, or at the termination of the term of any subsequent designee of Emersion, or upon death, disability, incapacity, retirement, resignation, disqualification, removal or otherwise of James G. Berges or any subsequent designee of Emerson, Emerson will have the right to designate one representative who is reasonably acceptable to the Company, to serve as a Director, provided Emerson will no longer have such right from after the first time that Emerson's Common Stock Interest has been less than 12.5% for a period of thirty consecutive calendar days.

     (b) Subject to applicable law, if at any time after the Closing Date, the Company notifies Emerson in writing that Emerson's Common Stock Interest has been less than 12.5% for a period of thirty consecutive calendar days, after the receipt of such notice, Emerson shall promptly direct the Director designated by Emerson to resign from the Board.

     SECTION 2.02. Replacement of Emerson Designee. (a) If prior to the expiration of the term of James G. Berges or any subsequent designee of Emerson, James G. Berges or such subsequent designee of Emerson is no longer a Director as a result of death, disability, incapacity, retirement, resignation, disqualification, removal or otherwise, the Company will appoint a person designated by Emerson in accordance with Section 2.01(a) as Director in the same class of the Board as his or her predecessor (or if it is not permissible under applicable law to appoint a Director to such class, then to another class, or if more than one class is permissible, to the class of the Board with the longest term outstanding), provided that if such appointment is not permissible under applicable law (i) the Company shall take all actions in accordance with applicable law and its Articles of Organization and by-laws to promptly and duly call, give notice of, convene and hold as promptly as practicable, a meeting of the Company's stockholders for the purposes of electing Emerson's designee on the Board, (ii) the Board shall recommend such designee for election to the Board and such recommendation shall be included in any proxy statement, and
(iii) the Company shall use Reasonable Best Efforts to solicit from the stockholders of the Company eligible to vote for the election of Directors proxies in favor of such designee.

     (b) Upon the expiration of the term of James G. Berges or any subsequent designee of Emerson (i) the Company shall nominate the person designated by Emerson in accordance with Section 2.01(a) for election to the Board, (ii) the Board shall recommend such designee for election to the Board and such recommendation shall be included in any proxy statement, and (iii) the Company shall use Reasonable Best Efforts to solicit from the stockholders of the Company eligible to vote for the election of Directors proxies in favor of the representative designated by Emerson.

                                   ARTICLE 3

                                   STANDSTILL

     SECTION 3.01. Purchases of Shares. Except as contemplated by the Acquisition Agreement, during the Standstill Period, Emerson shall not, and shall not permit its Subsidiaries to;

          (a) directly or indirectly, acquire, announce an intention to acquire, make any proposal (or except in a confidential and non-public manner, request permission to make any proposal) to acquire, or agree or offer to acquire ownership of any Shares, or any other security convertible into, or any options, warrant or right to acquire any Shares or any property of the Company (other than property acquired in the ordinary course of business) from the Company or any other Person, except for:

             (i) Shares or other property of the Company acquired after the Closing Date pursuant to an Adjustment Event or any merger, consolidation or similar transaction involving the Company; or

               (ii) if prior approval of a majority of the members of the Board other than the designee of Emerson has been obtained for such acquisition proposal, agreement or offer;

          (b) "solicit", or propose to "solicit", or participate in any "solicitation" of, any "proxy" (as such terms are defined in Regulation 14A under the Exchange Act) from any holder of Shares, become a "participant" in a "solicitation" in opposition to any matter that has been recommended by a majority of the members of the Board, propose or otherwise solicit stockholders of the Company for approval of any stockholder proposals, or otherwise seek to influence or control the management or policies of the Company or any of its Affiliates;

          (c) take any action to form, join in or in any way participate in any partnership, limited partnership, syndicate or other Group (as such term is defined in Rule 13d-5 under the Exchange Act) with respect to Shares;

          (d) take any other action to seek control (as such term is defined in Rule 12b-2 of the Exchange Act) of the Company;

          (e) make any request or proposal to amend or waive any provision of
     Article 3, except on a confidential and nonpublic manner; or

          (f) assist or announce an intention to assist (including by knowingly providing or arranging financing for that purpose) any other person in doing any of the foregoing.

     SECTION 3.02. No Appraisal. If, pursuant to any transaction, the Shares purchased by Emerson pursuant to the Acquisition Agreement are converted into stock of any publicly traded company, Emerson and its Subsidiaries shall not exercise any appraisal rights that they might otherwise have under Sections 86 through 98 of Chapter 156B of the Massachusetts General Laws. In any event, this
Section 3.02 shall no longer apply from the date upon which Emerson no longer has the right to designate a Director in accordance with Article 2 of this Agreement.

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                                   ARTICLE 4

                            RESTRICTIONS ON TRANSFER

     SECTION 4.01. Lock-Up Period. Commencing on the Closing Date, for a period of one year or such shorter period as determined pursuant to Section 4.02 below (the "LOCK-UP PERIOD"), except with prior approval of the Company or as provided in Section 4.04, Emerson shall not, and shall not permit its Subsidiaries to, directly or indirectly, sell, transfer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, transfer the economic risk of ownership of or otherwise dispose of ("TRANSFER"), any Shares purchased pursuant to the Acquisition Agreement (or Shares acquired as a result of an Adjustment Event).

     SECTION 4.02. Lock-Up Expiration. If during the period of one year from the Closing Date, the Company makes a public announcement (an "ANNOUNCEMENT") of any Dilution Transaction or effects a Dilution Transaction (regardless of whether publicly announced or not), the Lock-Up Period shall expire on the later of (a) the date that is six months after the Closing Date, or (b) the earlier of the date of such Announcement or the date such Dilution Transaction is effected.

     SECTION 4.03. Restrictions on Sale or Transfer of Shares. Subject to the exceptions set forth in Section 4.04, Emerson shall not, and shall not permit its Subsidiaries to, Transfer any Shares purchased pursuant to the Acquisition
Agreement:

          (a) to any Person that competes in any of same principal markets in which the Company competes; or

          (b) to any Person (other than an Institutional Purchaser) if, Emerson has knowledge that after giving effect to such sale, such Person and any Group of which such Person is a part would beneficially own (or, in the case of an underwritten Public Offering, if the lead underwriter has knowledge such Person and any Group of which such Person is a part would beneficially own) more than 5% of the then outstanding Shares, provided that this Section 4.03 shall not preclude any bona fide transactions conducted on NASDAQ or any national securities exchange on which the Shares are then listed, and provided further that any block trade crossed through NASDAQ or any national securities exchange on which the Shares are then listed will be subject to Sections 4.03(a) and 4.03(b) to the extent the broker or market-maker effecting such sale on behalf of Emerson has actual knowledge that such sale is made to a Person referred to in Sections 4.03(a) and 4.03(b) above.

     SECTION 4.04. Resale Exceptions. Notwithstanding Sections 4.01 and 4.03, Emerson and its Subsidiaries may Transfer any Shares purchased pursuant to the Acquisition Agreement:

          (a) to Emerson or its Subsidiaries; or

          (b) pursuant to a tender or exchange offer made by the Company or any Affiliate or recommended by the Board to the Company's stockholders.

                                   ARTICLE 5

                              REGISTRATION RIGHTS

     SECTION 5.01. Demand Registration. (a) The Company agrees that, at any time after the Closing Date, upon the request of Emerson (a "DEMAND REGISTRATION"), it will file a registration statement (a "REGISTRATION STATEMENT") under the Securities Act as to the number of shares of Registrable Securities specified in such request subject to the limitations described in
Section 5.01(b); provided that (i) the Company shall not be required to file more than three Registration Statements that become effective and remain effective for the period referred to in Section 5.04(a), (ii) subject to the second proviso in Section 5.01(b), Emerson shall not make more than one request for a Demand Registration in any twelve month period, (iii) the Registrable Securities for which a Demand Registration has been requested by

Emerson must be at least two million Shares (or, if less, all of the Shares then held by Emerson and its Subsidiaries), (iv) the proposed offering of Shares of Registrable Securities must be an underwritten offering, (v) the Company shall not be required to file a shelf registration statement pursuant to Rule 415 of the Securities Act under this Section 5.01(a), (vi) prior to the first anniversary of the Closing Date, no request to register any Registrable Securities may be made prior to such time as the Company is required to file a Registration Statement for such Registrable Securities pursuant to Section 5.01(b), (vii) the Company shall not be required to effect a Demand Registration if within 10 days after receipt of a request, therefor the Company provides written notice of its bona fide intention to file within 60 days a registration statement for an underwritten public offering of securities for its own account, and (viii) the Company shall not be required to effect a Demand Registration during the period from the date of filing of, and ending 90 days after the effective date of, any registration statement for an underwritten public offering of securities for the account of the Company. In no event shall the Company's right to block or defer a Demand Registration pursuant to this Article 5 permit a block or deferral of longer than a cumulative period of six months, and following any such deferrals, Emerson shall have the right to have a Demand Registration effected at any time during the six month period following such block or deferral without restriction hereunder.

     (b) Pursuant to Demand Registrations the Company will not be required to register more than (i) four million Shares prior to the date that is one year after the expiration of the Lock-Up Period, (ii) eight million Shares (less any Shares registered under clause (i)) prior to the date that is two years after the expiration of the Lock-Up Period or (iii) twelve million Shares (less any Shares registered under clause (i) and (ii)) prior to the date that is three years after the expiration of the Lock-Up Period; provided that any of the numbers shall be adjusted (x) based on the number of Shares in excess of twelve million Shares delivered by the Company to Emerson and its Subsidiaries at the Closing Date, (y) based on any Adjustment Event that occurs after the Closing Date but before the effective date of the relevant Demand Registration, and (z) if Emerson requests, and the Company consents, to increase the numbers in the foregoing limitations (such consent not to be unreasonably withheld, where it will be reasonable for the Company to refuse such consent if it would be reasonably expected to have an adverse effect on the trading price of the Shares), the numbers in clause (b)(i) and (b)(ii) above shall be increased by no more than four million Shares multiplied by the proportion of the year that has passed (as of the date of the request) from the date that is one year and two years respectively after the expiration of the Lock-Up Period provided further that the limitations described in Sections 5.01(a)(ii), (vii) and (viii), this
Section 5.01(b) and the proviso in Section 5.04(a) shall not apply if Emerson's Common Stock Interest is equal to or greater than 12.5% and notwithstanding that the Company has fully performed its obligations under Article 2: (A) Emerson designates a representative to serve on the Board in accordance with Section
2.01 of this Agreement and such designee is not elected or appointed to the Board for any reason, or (B) Emerson's representative on the Board is removed and not replaced by a representative designated by Emerson in accordance with
Section 2.01 of this Agreement.

     (c) Emerson shall select the lead underwriter, any additional underwriters, and any additional investment bankers and managers to be used, in connection with the offering resulting from a request for a Demand Registration made pursuant to Section 5.01(a), subject to the Company's reasonable approval (such approval not to be unreasonably withheld).

     SECTION 5.02. Piggyback Registration. If the Company proposes to register any Shares, whether for sale for its own account or for the account of any of its holders of Shares, the Company shall each such time give prompt notice to Emerson at least 15 Business Days prior to the anticipated filing date of the registration statement relating to such registration, which notice shall set forth Emerson's rights under this Section 5.02 and shall offer Emerson and its Subsidiaries the opportunity to register such number of shares of Registrable Securities as Emerson may request on the same terms and conditions as the Company or such holder of Shares (a "PIGGYBACK REGISTRATION"); provided, that Emerson shall not request the registration of a greater number of Shares than that for which it could then demand a registration under Section 5.01(b). No registration effected under this Section 5.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 5.01, provided, however, that any Shares sold pursuant to this Section 5.02 shall be applied against the limitation set forth in Section 5.01(b).

     Notwithstanding anything to the contrary herein, Emerson shall have no Piggyback Registration rights under this Section 5.02 with respect to a Registration Statement filed to sell Shares solely for the account of Mr. or Mrs. John R. Bertucci (or trusts established by either of them) at any time within 12 months after the death of Mr. and Mrs. Bertucci.

     SECTION 5.03. Reduction of Offering. Notwithstanding anything contained herein, if the managing underwriter of an offering described in Section 5.01 or
Section 5.02 advises the Company in writing that (i) the size of the offering that Emerson, the Company and any other Persons intend to make or (ii) the combination of securities that Emerson, the Company and such other Persons intend to include in such offering would jeopardize the success of the offering, then (A) if the size of the offering is the basis of such underwriter's advice, the amount of Registrable Securities to be offered for the account of Emerson shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter; provided that (x) in the case of a Demand Registration, the amount of Registrable Securities to be offered for the account of Emerson shall be reduced only after the amount of securities to be offered for the account of the Company and such other Persons has been reduced to zero, and (y) in the case of a Piggyback Registration, if securities are being offered for the account of Persons other than the Company, then the proportion by which the amount of such Registrable Securities intended to be offered for the account of Emerson is reduced shall not exceed the proportion by which the amount of such securities intended to be offered for the account of such other Persons is reduced, provided that in the case of a Piggyback Registration filed pursuant to the exercise of demand registration rights by a Person other than Emerson, Registrable Securities shall be included only if there is no reduction in the amount of securities registered for the account of the Persons demanding such registration; and (B) if the combination of securities to be offered is the basis of such underwriter's advice, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (A) above (subject to the proviso in clause (A)), and (y) in the case of a Piggyback Registration, if the actions described in sub-clause (x) of this clause (B) would, in the judgment of the managing underwriter, be insufficient substantially to eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

     SECTION 5.04. Filings; Information. Whenever Emerson requests that any Registrable Securities be registered pursuant to Section 5.01 hereof, the Company will use Reasonable Best Efforts to effect the registration of such Registrable Securities as soon as is practicable, and in connection with any such request:

          (a) The Company will use its Reasonable Best Efforts to prepare and file with the SEC as soon as practicable a Registration Statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use Reasonable Best Efforts to cause such filed Registration Statement to become and remain effective for a period as is reasonably required to effect the proposed distribution of the Registrable Securities (but in any event, not less than 90 days); provided that, subject to the second proviso in Section 5.01(b), the Company's obligations to use Reasonable Best Efforts to file the Registration Statement shall be suspended for up to 90 days if the Company shall furnish to Emerson a certificate signed by the Company's Chief Executive Officer stating that in his reasonable good faith judgment the fulfillment of the foregoing obligations would (i) require the Company to make a disclosure that would be detrimental to the Company and premature, or (ii) occur at a time when the price or exchange ratio at which the Company is obligated to issue securities (other than Company employee or officer and director stock options or restricted stock grants) is being determined, except that the foregoing obligations of the Company shall be reinstated upon the making of such disclosure by the Company or expiration or termination of the circumstances referred to in clause (ii) above (or, if earlier, when such disclosure would no longer be necessary for the fulfillment of the foregoing obligations or no longer be detrimental).

          (b) The Company will, if requested, prior to filing such Registration Statement or any amendment or supplement thereto, furnish to Emerson and each applicable managing underwriter, if any, copies thereof, and thereafter furnish to Emerson and each such underwriter, if any, such number of copies of such Registration Statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such Registration Statement (including each preliminary prospectus) as Emerson or each such underwriter may reasonably request in order to facilitate the sale of the Registrable Securities.

          (c) After the filing of the Registration Statement, the Company will promptly notify Emerson of any stop order issued or, to the Company's knowledge, threatened to be issued by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (d) The Company will use Reasonable Best Efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdiction in the United States as Emerson reasonably requests; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.04(d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

          (e) The Company will as promptly as is practicable notify Emerson, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to Emerson and to the underwriters any such supplement amendment. Emerson agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in the preceding sentence, Emerson will forthwith discontinue the offer and sale of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until receipt by Emerson and the underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Company, Emerson will deliver to the Company all copies, other than permanent file copies then in Emerson's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective as provided in Section 5.04(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to Emerson such supplemented or amended prospectus.

          (f) The Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities, including but not limited to attendance by the Company's Chief Executive Officer and any other Company officers as may be reasonably requested by Emerson, at any analyst or investor presentation or any "road shows" undertaken in connection with the marketing or selling of the Registrable Securities provided that the Company's Chief Executive Officer and such Company officers (if any) shall not be required to participate in any such presentations or "road show" for more than three Business Days in connection with each Demand Registration.

          (g) The Company will furnish to each underwriter (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter reasonably requests.

          (h) The Company will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder.

          (i) The Company will use Reasonable Best Efforts to (i) to secure the designation of all such Registrable Securities covered by such Registration Statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the SEC or, failing that, to secure NASDAQ authorization for such Registrable Securities, in each case if the Registrable Securities so qualify, and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD, or (ii) to cause all Registrable Securities covered by such Registration Statement to be listed on any national securities exchange (if such Registrable Securities are not already listed), and on each other securities exchange on which similar securities issued by the Company are then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange.

     The Company may require Emerson promptly to furnish in writing to the Company such information regarding Emerson, the plan of distribution of the Registrable Securities and such other information as the Company may from time to time reasonably request or as may be legally required in connection with such registration.

     SECTION 5.05. Registration Expenses. In connection with any Demand Registration and in connection with any Piggyback Registration, the Company shall pay the following expenses incurred in connection with such registration:
(i) registration and filing fees with the SEC, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) fees and expenses incurred in connection with the listing of the Registrable Securities, (v) fees and expenses of counsel and independent certified public accountants for the Company, (vi) the reasonable fees and expenses of any additional experts retained by the Company in connection with such registration, (vii) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (viii) for any Piggyback Registration fees and expenses in connection with any review by the NASD of the underwriting arrangements or other terms of the offering, and all fees and expenses of any "qualified independent underwriter," including the fees and expenses of any counsel thereto, (ix) costs of printing and producing any agreements among underwriters, underwriting agreements, any "blue sky" or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (x) transfer agents' and registrars' fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xi) expenses incurred by the Company in connection with any analyst or investor presentations or any "road shows" attended by the Company in connection with the registration, marketing or selling of the Registrable Securities, and (xii) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies; provided, however, that the Company shall not be required to pay, and Emerson shall reimburse the Company for, any such expenses for any Demand Registration that is withdrawn at the request of Emerson unless such withdrawn Registration Statement is counted toward the maximum number of Demand Registrations to which Emerson is entitled under Section 5.01. Emerson shall pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities and any out-of-pocket expenses of Emerson.

     SECTION 5.06. Indemnification by the Company. The Company agrees to indemnify and hold harmless Emerson, its officers, directors, employees, and agents, and each Person, if any, who controls Emerson within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys' fees and expenses) ("DAMAGES") caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus (including documents incorporated by reference therein), or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by Emerson or on Emerson's behalf expressly for use therein, provided that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that the Company has provided such prospectus to Emerson and it was the responsibility of Emerson to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such Damages. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of Emerson provided in this Section 5.06.

     SECTION 5.07. Indemnification by Emerson. Emerson agrees to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to Emerson, but only (i) with respect to information furnished in writing by Emerson or on Emerson's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of Emerson to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Emerson also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this
Section 5.07. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 5, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. Emerson shall not be liable under this Section 5.07 for any Damages in excess of the net proceeds realized by Emerson in the sale of Registrable Securities of Emerson to which such Damages relate.

     SECTION 5.08. Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 5, such Person (an "INDEMNIFIED PARTY") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

     SECTION 5.09.   Contribution.  If the indemnification provided for in this
Article 5 is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the Company, Emerson and the underwriters in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of the Company, Emerson and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and Emerson agree that it would not be just and equitable if contribution pursuant to this Section 5.09 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Article 5, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and Emerson shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by Emerson exceeds the amount of any Damages which Emerson has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     SECTION 5.10. Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and Emerson with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

                                   ARTICLE 6

                        CERTAIN COVENANTS AND AGREEMENTS

     SECTION 6.01. Rule 144. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as Emerson may reasonably request to the extent required from time to time to enable Emerson or its Subsidiaries to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of Emerson, the Company will deliver to Emerson a written statement as to whether it has complied with such reporting requirements.

     SECTION 6.02. Participation in Public Offering. Emerson may not participate in any Public Offering hereunder unless Emerson (a) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

     SECTION 6.03. Consolidation or Merger of the Company. If the Company considers any transaction in which the Company consolidates or merges with or into any Person, as a result of which the Shares are converted into or become, in whole or in part, securities of any other Person ("SUCCESSOR ENTITY"), the Company shall use its best efforts to cause the Successor Entity to agree with Emerson to file a registration statement under the Securities Act covering the resale of all of the securities issued by the Successor Entity with respect to the Registrable Securities in such merger or consolidation (and any other securities issued or issuable in respect of such securities by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise) (collectively, the "NEW REGISTRABLE SECURITIES") during the period commencing as soon as practicable after the closing of such merger or consolidation and ending on the first anniversary thereof, provided, however, that (a) the Successor Entity shall not be required to register New Registrable Securities to the extent it conflicts with other pre-existing contractual rights to which the Successor Entity is a party, and (b) such registration obligation shall be subject to reasonable customary deferral and suspension periods. Emerson agrees to cooperate in executing and delivering any agreement reasonably necessary to implement such registration rights. Notwithstanding the foregoing, the Company shall not be required to use its best efforts to cause the Successor Entity to grant any such registration rights if (i) Emerson would be able to sell all of the New Registrable Securities within the 12-month period following the closing of such merger or consolidation pursuant to the provisions of Rule 144 (based on the combined (at the applicable exchange ratio) outstanding shares and combined (at the applicable exchange ratio) average weekly trading volumes of the Company and the Successor Entity during the three months prior to the Closing), or (ii) Emerson, in the opinion of its counsel, would not be considered an affiliate of the Company for purposes of Rule 145 under the Securities Act if its designee were to resign as a Director prior to mailing of proxy materials to the Company's stockholders with respect to such transaction and Emerson is given sufficient notice to be able to consider and take such action.

                                   ARTICLE 7

                                 MISCELLANEOUS

     SECTION 7.01. Binding Effect; Assignability; Benefit. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior consent of the other party hereto. Without limiting the foregoing, (i) Emerson and its subsidiaries shall not sell or otherwise transfer any of the Shares to any Subsidiary or Affiliate unless the transferee agrees in writing to be bound by the provisions of Article 3

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and Article 4 hereof to the same extent as Emerson, and (ii) the provisions of
Articles 2 and 5 are not assignable under any circumstances except to any Affiliate or Subsidiary of Emerson.

     (b) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     SECTION 7.02. Notices. All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, if to the Company to:

     MKS Instruments, Inc.
     Six Shattuck Road
     Andover, MA 01810-2449
     Fax: (978) 975-3756
     Attention: John R. Bertucci, Chairman and CEO

     with a copy to:

     Hale and Dorr LLP
     60 State Street
     Boston, MA 02109
     Fax: (617) 526-5000
     Attention: Mark G. Borden, Esq.

     if to Emerson:

     Emerson Electric Co.
     8000 West Florissant Avenue
     P.O. Box 4100
     St. Louis, MO 63136-8506
     Fax: (314) 553-2958
     Attention: Senior Vice President, Secretary and General Counsel

     with a copy to:

     Davis Polk & Wardwell
     450 Lexington Avenue
     New York, NY 10017
     Fax: (212) 450-4800
     Attention: Phillip R. Mills, Esq.

     All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions.

     SECTION 7.03. Waiver; Amendment. No provision of this Agreement may be waived except by an instrument in writing executed and delivered by duly authorized officers of the respective parties.

     SECTION 7.04. Fees and Expenses. Except as otherwise provided in the Acquisition Agreement, each party shall bear its own costs and expenses incurred in connection with the preparation of this Agreement, or any amendment or waiver hereof.

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     SECTION 7.05.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without regard to the conflicts of laws rules of such state.

     SECTION 7.06. Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the District of Boston or any Massachusetts court sitting in Boston, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the Commonwealth of Massachusetts, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.02 shall be deemed effective service of process on such party.

     SECTION 7.07. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 7.08. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other party for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

     SECTION 7.09. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

     SECTION 7.10. Entire Agreement. This Agreement, the Acquisition Agreement and the Voting Agreement constitute the entire agreement among the parties hereto and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof, provided that the Confidentiality Agreement shall survive, except that the provisions of Article 3 of this Agreement shall be deemed to supersede the standstill provisions contained in paragraph 3 of the Confidentiality Agreement.

     SECTION 7.11. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     SECTION 7.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          MKS INSTRUMENTS, INC.

                                          By:
                                            ------------------------------------
                                              Name: John R. Bertucci
                                              Title:  Chairman and Chief
                                              Executive Officer

                                          EMERSON ELECTRIC CO.

                                          By:
                                            ------------------------------------
                                              Name: James D. Switzer
                                              Title:  Senior Vice
                                              President -- Development

                                                                         ANNEX B

[Merrill Lynch Logo]
                                                   Technology Investment Banking

                                                   Corporate and Institutional
                                                   Client Group

                                                   3075 B Hansen Way
                                                   Palo Alto, California
                                                   94304-1025
                                                   650 849 2100
                                                   Fax 650 849 2101
--------------------------------------------------------------------------------

                                                                October 30, 2001

Board of Directors
MKS Instruments, Inc.
Six Shattuck Road
Andover, Massachusetts 01810

Members of the Board of Directors:

     MKS Instruments, Inc., a Massachusetts corporation (the "Acquiror"), and Emerson Electric Co., a Missouri corporation (the "Seller"), propose to enter into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Acquiror will agree to acquire from the Seller and certain of the Seller's subsidiaries (i) via a merger (the "Merger"), all of the issued and outstanding shares of capital stock (the "ENI US Shares") of ENI Technology, Inc., a Delaware corporation and a wholly owned subsidiary of the Seller ("ENI US"),
(ii) via a stock purchase (the "Stock Purchase"), all of the issued and outstanding shares of capital stock (the "ENI HK Shares") of ENI Hong Kong, a corporation to be organized under the laws of Hong Kong ("ENI Hong Kong") and
(iii) via an asset purchase (the "Asset Purchase"), all of the assets used (other than those used only tangentially) (the "Acquired Assets") by each of (A) Astec Germany GmbH, a corporation organized under the laws of Germany ("Astec Germany") and (B) ENI Japan Limited, a corporation organized under the laws of Japan ("ENI Japan"), in connection with the ENI Business (as defined in the Merger Agreement), in consideration for the issuance by the Acquiror to the Seller of twelve million (12,000,000) shares of common stock, no par value per share, of the Acquiror (the "Acquiror Common Stock") and the assumption by the Acquiror of the Assumed Liabilities (as defined in the Merger Agreement) (collectively, the "Transaction Consideration").

     For purposes hereof, (a) ENI US, ENI Hong Kong, Astec Germany and ENI Japan are hereinafter referred to collectively as the "ENI Business," (b) the ENI US Shares and the ENI HK Shares are hereinafter referred to collectively as the "Company Shares" and (c) the Merger, the Stock Purchase and the Asset Purchase are hereinafter referred to collectively as the "Transaction."

     You have asked us whether, in our opinion, the issuance by the Acquiror to the Seller of the Transaction Consideration in exchange for the Company Shares and the Acquired Assets is fair from a financial point of view to the Acquiror.

     In arriving at the opinion set forth below, we have, among other things:

     (1) Reviewed certain publicly available business and financial information relating to the Acquiror and the ENI Business that we deemed to be relevant;

     (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the ENI Business and the Acquiror, furnished to, or discussed with, us by the Seller, the ENI Business and the Acquiror, respectively;

     (3) Conducted discussions with members of senior management and representatives of the Seller, the ENI Business and the Acquiror concerning the matters described in clauses 1 and 2 above,

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          as well as their respective businesses and prospects before and after giving effect to the Transaction;

     (4) Reviewed the market prices and valuation multiples for the Acquiror Common Stock and compared it with those of certain publicly traded companies that we deemed to be relevant;

     (5) Reviewed the results of operations of the ENI Business and the Acquiror and compared them with those of certain publicly traded companies that we deemed to be relevant;

     (6) Compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that we deemed to be relevant;

     (7) Participated in certain discussions and negotiations among representatives of the Seller, the ENI Business and the Acquiror and their financial and legal advisors;

     (8)  Reviewed the potential pro forma impact of the Transaction;

     (9)  Reviewed a draft dated October 30, 2001, of the Merger Agreement; and

     (10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets, properties or liabilities of the ENI Business or the Acquiror or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the assets, properties or facilities of the ENI Business or the Acquiror. With respect to the financial forecast information furnished to or discussed with us by the Seller, the ENI Business or the Acquiror, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Seller's, the ENI Business' or the Acquiror's management as to the expected future financial performance of the ENI Business or the Acquiror, as the case may be. We have further assumed that the Transaction will be accounted for using the new purchase accounting guidelines under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes (and also will have certain other tax effects outside of the United States). We also have assumed that the final form of the Merger Agreement will be substantially similar to the last draft reviewed by us.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Transaction.

     We are acting as financial advisor to the Acquiror in connection with the Transaction and will receive a fee from the Acquiror for our services, a significant portion of which is contingent upon the consummation of the Transaction. In addition, the Acquiror has agreed to indemnify us for certain liabilities arising out of our engagement. We are currently and have, in the past, provided financial advisory and financing services to the Acquiror and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the Acquiror Common Stock, the common stock of the Seller and other securities of the Seller, for

[Merrill Lynch Logo]

our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of the Acquiror. Our opinion does not address the merits of the underlying decision by the Acquiror to engage in the Transaction and does not constitute a recommendation to any shareholder of the Acquiror as to how such shareholder should vote on the proposed Transaction or any matter related thereto.

     We are not expressing any opinion herein as to the prices at which shares of the Acquiror Common Stock will trade following the announcement or consummation of the Transaction.

     On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the issuance by the Acquiror to the Seller of the Transaction Consideration in exchange for the Company Shares and the Acquired Assets is fair from a financial point of view to the Acquiror.

                                          Very truly yours,

                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED

                                          /s/MERRILL LYNCH, PIERCE, FENNER &
                                             SMITH
                                             INCORPORATED

                                       B-3